As filed with the Securities and Exchange Commission on January 26, 1996

                                                      Registration No.: 33-47612
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                   ----------

                   POST-EFFECTIVE AMENDMENT NO. 7 ON FORM SB-2
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                            BCAM INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)


          New York                            8911                   13-3228375
  (State or other jurisdiction     (Primary Standard Industrial   (I.R.S. Employer
of incorporation or organization)   Classification Code Number)  Identification No.)


                             1800 Walt Whitman Road
                            Melville, New York 11747
                                 (516) 752-3550
          (Address and telephone number of principal executive offices and principal place of business)

                                   ----------


                   Mr. Michael Strauss, Chairman of the Board
                1800 Walt Whitman Road, Melville, New York 11747
                                 (516) 752-3550
            (Name, address and telephone number of agent for service)

                                    Copy to:
                             Barry R. Shapiro, Esq.
                             Rivkin, Radler & Kremer
                                    EAB Plaza
                            Uniondale, New York 11556
                                 (516) 357-3000


  Approximate date of proposed sale to the public: From time to time after this
            Post-Effective Amendment No. 7 on Form SB-2 to Form S-1
                    Registration Statement becomes effective.


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                  (cover continued on next page)

================================================================================

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included as a part of this Registration Statement also relates to securities of the Registrant covered by an earlier Registration Statement (File No. 33-38204) filed on Form S-1 and declared effective on February 11, 1991 (the "1991 Registration Statement"). This Registration Statement constitutes Post-Effective Amendment No. 11 to the 1991 Registration Statement.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                            BCAM INTERNATIONAL, INC.
                        Cross-Reference Sheet showing the
             locations in the Prospectus of the Items on Form SB-2.


1.  Front of Registration
     Statement and Outside Front
     Cover of Prospectus.........................  Outside Front Cover

2   Inside Front and Outside Back
     Cover Pages of Prospectus ..................  Inside Front and Outside Back
                                                   Covers

3.  Summary Information and Risk Prospectus Risk
     Summary; Factors ...........................  Prospectus Summary; Risk
                                                   Factors; The Company

4.  Use of Proceeds .............................  Use of Proceeds

5.  Determination of Offering Price .............  Not Applicable

6.  Dilution ....................................  Dilution

7.  Selling Security Holders ....................  Selling Security Holders

8.  Plan of Distribution ........................  Plan of Distribution

9.  Legal Proceedings ...........................  Business

10. Directors, Executive Officers,
     Promoters and Control Persons ..............  Management

11. Security Ownership of Certain
     Beneficial Owners and
     Management .................................  Principal Stockholders

12. Description of Securities ...................  Outside Front Cover; Inside
                                                    Front Cover; Prospectus
                                                    Summary; Description of
                                                    Securities

13. Interest of Named Experts
     and Counsel ................................  Not Applicable

14. Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities ............................  Not Applicable

15. Organization Within Last Five
     Years ......................................  Certain Transactions

16. Description of Business .....................  The Company; Risk Factors;
                                                   Management's Discussion and
                                                   Analysis of Financial
                                                   Condition and Results of
                                                   Operation; Business

17. Management's Discussion and
     Analysis or Plan of
     Operation ..................................  Management's Discussion and
                                                   Analysis of Financial
                                                   Condition and Results of
                                                   Operations

18. Description of Property .....................  Business

19. Certain Relationships and Related
     Transactions ...............................  Principal Stockholders and
                                                   Certain Transactions

20. Market for Common Equity and
     Related Stockholder Matters ................  Market for Company's Common
                                                   Equity, Class A Warrants and
                                                   Related Stockholders Matters
                                                   and Dividends

21. Executive Compensation ......................  Management

22. Financial Statements ........................  Financial Statements

23. Changes In and Disagreements With
     Accountants on Accounting and
     Financial Disclosure .......................  Not Applicable

PROSPECTUS


                            BCAM INTERNATIONAL, INC.


                        1,795,316 Shares of Common Stock

              402,857 Shares of Common Stock Issuable Upon Exercise
                    of Class D Common Stock Purchase Warrants

              Finder's Unit Purchase Option to purchase 2,981 Units
                    (including 8,943 Shares of Common Stock;
       and 5,962 Redeemable Class A Warrants; 7,154 Shares of Common Stock
         and 5,962 Redeemable Class B Warrants Issuable Upon Exercise of
              the Redeemable Class A Warrants; and 7,154 Shares of
              Common Stock Issuable Upon Exercise of the Redeemable
                                Class B Warrants)



Of the securities to which this Prospectus relates (See "Description of Securities") 104,251 shares of common stock (consisting of 81,000 treasury shares and 23,251 shares issuable under the Finder's Option defined below) may be offered by BCAM International, Inc. (the "Company") and the remaining securities are being offered for the respective accounts of the Selling Security Holders (see "Selling Security Holders"). All such securities were or may be issued in or as part of the following transactions:

(a) 984,379 shares of common stock, $.01 par value (the "Common Stock") that were issued upon the conversion of $984,379 face amount of Senior Secured Convertible Promissory Notes (the "Notes") originally issued in a private placement on June 25, 1991 (the "1991 Private Placement") as more fully described under "Recent Events - 1991 Private Placement."


(b)  660,937  shares  of Common  Stock  that  were  issued  in the 1991  Private
Placement.

(c) 69,000 shares of Common Stock held as treasury shares that were issued to employees of the Company.

(d) 81,000 shares of Common Stock held as treasury shares issuable by the Company.

(e) 402,857 shares of Common Stock that are issuable upon the exercise of Class D Common Stock Purchase Warrants ("Class D Warrants") which were issued in the 1991 Private Placement.


(f) A Finder's Unit Purchase Option (the "Finder's Option") issued by the Company to NRC Resources Group, Inc. ("NRC"); and 2,981, as adjusted (2,825 initially), Units ("Units"), which are issuable upon exercise of the Finder's Option, at a price per Unit of $4.35, as adjusted ($4.59 initially), subject to further adjustment, at any time until January 17, 1997. The Units, after adjustment pursuant to antidilution provisions, consisted of a total of 8,943 shares of Common Stock of the Company and 5,962 Redeemable Class A Warrants ("Class A Warrants"); and 7,154 shares of Common Stock and 5,962 Redeemable Class B Warrants ("Class B Warrants") issuable upon the exercise of the 5,962

Class A Warrants; and 7,154 shares of Common Stock issuable upon the exercise of the 5,962 Class B Warrants. The Units were issued to NRC in connection with the Company's initial public offering ("IPO"). Each Unit consisted of three shares of Common Stock and two Class A Warrants. Each Class A Warrant entitles the registered holder thereof to purchase one and two tenths (1.2) shares of Common Stock and one Class B Warrant, at an adjusted price of $1.72. The Class A Warrants, except for the Class A Warrants issuable under the Underwriter's Unit Purchase Option (as defined below), were redeemed or exercised prior to the date hereof. Each Class B Warrant entitles the registered holder thereof to purchase one and two-tenths (1.2) shares of Common Stock at an adjusted price per share, subject to further adjustment, commencing upon issuance, of $2.69 (originally $3.33) for the period terminating on December 13, 1996, $3.23 (originally $4.00) for the period commencing December 14, 1996, until January 17, 1997. The Class B and Class E Warrants, as were the Class A Warrants (Class A and Class B Warrants, together with the Class D and Class E Warrants described below, are collectively referred to as the "Warrants") are subject to redemption by the Company, at $.03 per Warrant, on 30 days' prior written notice if the average closing bid price of the Company's Common Stock exceeds certain amounts per share, and for certain periods, as provided in the Class B and Class E Warrants. See "Description of Securities - Warrants."

         NRC has exercised the Finder's Option to the extent of 1,413 Units. Upon exercise it received 4,239 shares of Common Stock and 2,826 Class A Warrants. NRC has exercised its Class A Warrants and received 3,391 shares of Common Stock and 2,826 Class B Warrants which are exercisable for 3,391 shares of Common Stock. NRC holds the balance of the Finder's Option giving it the right to purchase 1,568 Units which consist of 4,704 shares of Common Stock.

         The securities to which this Prospectus relates include the Finder's Option, the Units, the Common Stock, Class A Warrants and Class B Warrants included within the Units and the Common Stock issued and issuable upon exercise of such Class A and Class B Warrants (constituting, in the aggregate, 5,962 Class A Warrants, 5,962 Class B Warrants and 23,251 shares of Common Stock).

         The Company is not aware of any underwriting arrangements with respect to the sale of the securities to which this Prospectus relates and it is anticipated that such securities will be traded from time to time on the Boston Stock Exchange and quoted in the NASDAQ Small Cap Market at prices then prevailing.

         The Company will receive proceeds from any exercise of the Finder's Option and the Warrants described above but will not receive proceeds from the issuance of Treasury Shares to employees or from the sale of the securities offered by the Selling Security Holders. See "Use of Proceeds." The Company will bear all expenses incident to the registration and qualification of securities to which this Prospectus relates.

         This Prospectus also relates to 324,000 shares of Common Stock that have been issued to directors, officers, employees and consultants of the Company upon the exercise of certain stock options granted by the Company; 807,659 Class B Warrants and the remaining 491,588 Class E Warrants; and a total of 2,857,814 shares of Common Stock issued or issuable upon exercise of such Class B and Class E Warrants, all of which have been previously registered pursuant to a Registration Statement on Form S-1 (File No. 33-38204) declared effective on February 11, 1991.


         The representative average of the high and low bid quotations of the Company's Common Stock on December 1, 1995, as reported on NASDAQ Small Cap Market, was $0.984 per share. See "Market for Company's Common Equity and Related Stockholder Matters."


         THESE SECURITIES ARE SUBJECT TO A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. See "Risk Factors" and "Dilution."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is ____________, 1996.

         No dealer, salesman, or any other person has been authorized to give any information or to make any representation or projections of future performance other than those contained in this Prospectus, and any such other information, projections or representations if given or made must not be relied upon as being authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates or any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.

                              AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") in accordance with the 1934 Act. Such reports, proxy statements and other information can be inspected and copied at public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain reports, proxy statements and other information concerning the Company can be inspected at the Boston Stock Exchange, One Boston Place, Boston, Massachusetts 02108.

         The Company has filed with the Commission a Registration Statement (the "Registration Statement") (which term includes any amendments thereto) under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. The Registration Statement and the exhibits and schedules thereto filed by the Company with the Commission may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission described above. Copies of such materials may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


         The delivery of this Prospectus or any offer or sale hereunder at any time does not imply that the information herein is correct as of any time subsequent to the date hereof or that there has not been any change in the affairs of the Company since the date hereof. As set forth above, the Company files periodic reports and other information with the Commission. Prior to making any decision relating to the Company's securities, investors are hereby advised to consult such reports, which can be obtained as set forth above, in order to obtain the most recent publicly available financial and other information with respect to the Company.

                               PROSPECTUS SUMMARY

         The following summary information is qualified in its entirety by reference to the more detailed information, Financial Statements and Notes appearing elsewhere in this Prospectus. Except as otherwise indicated, all share and per share information in this Prospectus has been adjusted to reflect the 3.7899-for-one stock split effected in November 1989.

                                   THE COMPANY

         BCAM International, Inc. (the "Company"), a New York corporation (formerly Biomechanics Corporation of America prior to a name change effected on June 22, 1995), and its subsidiaries, BCAM Technologies, Inc. (formerly BCA Associates, Inc.), and BCA Services, Inc. (formerly ErgoRisk Services, Inc.), provide a broad range of consulting services, primarily to manufacturing companies, using principles of ergonomics and biomechanics. These principles combine elements of engineering and physical medicine in the design and redesign of customer products, tools and manufacturing processes which are better suited to or more compatible with the human body. As part of its consulting services, the Company utilizes computer analysis and certain proprietary technology to quantify forces acting on the human body as it engages in particular activities. Following the discontinuance of the operations of its HumanCAD Division in February 1993, the Company has been concentrating its business on integrating its patented intelligent surface technology ("Intelligent Surface Technology") to develop and license intelligent products. See "Recent Events - Discontinuance of HumanCAD Division."

         The services  provided by the Company and its  subsidiaries  consist of
(i) intelligent product services, (ii) ergonomic workplace assessment services by its subsidiary, BCA Services, Inc., and (iii) traditional ergonomic consulting services. These services presently account for substantially all revenues generated by the Company, and generally are provided under fixed price contracts.

         The Company was incorporated as a New York corporation in 1984. The Company's offices are located at 1800 Walt Whitman Road, Melville, New York 11747. The Company's telephone number is (516) 752-3550.

                                  RECENT EVENTS


Joint Venture

         In August of 1995, BCA Services, Inc., a wholly owned subsidiary of the Company, entered into a joint venture with Sandler Occupational Medicine Associates, Inc. The purpose of the joint venture is to market, promote and sell ergonomic and medical consulting services with respect to the prevention and management of treatment of Cumulative Trauma Disorder.

Certificate of Incorporation Amendments

         Effective June 22, 1995, by vote of the Board of Directors, followed by a vote of the holders of a majority of the total outstanding shares of the Company, the Company amended its certificate of incorporation to (i) change its name from Biomechanics Corporation of America to BCAM International, Inc. and
(ii) increase the amount of shares of Common Stock the Company is authorized to issue from 20,000,000 to 40,000,000.

Chairman and Chief Executive Officer

         On February 9, 1995, Dr. Clifford M. Gross, the Company's Chairman of the Board and Chief Executive Officer, resigned his positions with the Company effective February 16, 1995 in order to pursue other interests. Dr. Gross remains a consultant to the Company. At the Board meeting on February 16, 1995, upon recommendation of the Executive Committee of the Board of Directors, Michael Strauss was elected Chairman of the Board of Directors and appointed Chief Executive Officer. Previously, on October 13, 1994, the Company had entered into an employment agreement with Mr. Strauss to employ him as the Company's President and Chief Operating Officer effective January 2, 1995. This agreement was amended effective February 16, 1995 to reflect Mr. Strauss's additional positions.

         From 1991 to December 31, 1994, Mr. Strauss, age 53, was President and Chief Operating Officer of Colorado Prime Corp., a national home food service company providing home delivery of high quality, custom designed food programs to retail customers. Previously, from 1984 through 1991, he held the positions of Chairman and Chief Executive Officer of Capital Credit Corporation, a subsidiary of Union Corporation, a Delaware corporation listed on the New York Stock Exchange ("Capital Credit"). Capital Credit provides receivables management and consumer debt collection services to corporations in the financial services, telecommunications, health care and related businesses. On June 18, 1992, Mr. Strauss, without admitting or denying the allegations of a complaint by the Commission with respect to the alleged activities of Mr. Strauss and his agents and employees at Capital Credit, consented to a final judgment of permanent injunction enjoining Mr. Strauss from violating Section 10(b) of the 1934 Act and Rules 10b-5 and 13b2-1 of Sections 13(a) and 13(b)(2)(A) of the 1934 Act and Rules 12b-20 and 13a-13 promulgated thereunder. Mr. Strauss paid a fine in the sum of $50,000. Senior managers at Capital Credit were also permanently enjoined as provided above. Prior to his tenure at Capital Credit, Mr. Strauss had a twelve year career with American Express Company in various positions including Executive Vice President of the Financial Services Division of Shearson Lehman Brothers, Executive Vice President of the Travel Services and Credit Card Divisions and President of American Express Canada, Inc.

         The Executive Committee also recommended the appointment of Robert Wong, a current director, as Vice Chairman and Chief of Technology. The Board of Directors believes that Mr. Strauss and Mr. Wong possess the operational, technical and management skills needed by the Company to further the Company's proprietary biomechanics technology, and therefore the Board does not believe Dr. Gross's resignation will have a material adverse effect on the Company. See "Risk Factors - Retention of Key Personnel; Limited Management Experience,"

"Management - Directors, Executive Officers and Significant Employees" and "Executive Compensation - Cash Compensation of Executive Officers."

Warrant Amendments

         On January 5, 1995, the Company extended the expiration date of the Company's Class A Warrants, Class B Warrants and Class E Warrants, and certain unit purchase options issued to D.H. Blair Holdings, Inc. (the "Underwriter's Unit Purchase Option"), and the Finder's Option, from January 16, 1995 to January 17, 1997, and amended the exercise price of the Class B Warrants. See "Description of Securities."

BCA Services, Inc.

         On December 21, 1994, the Company agreed to terminate its joint venture with ErgoRisk Services, Inc. (Canada). Under the terms of the joint venture, BCA Services, Inc. granted ErgoRisk Services, Inc. (Canada) an exclusive right to market the EARLY(R) System in Canada. The joint venture was terminated in conjunction with the Company's decision to change its marketing plans from a broad-based approach to a selective market approach. On November 30, 1994, the Company terminated the employment of the President of BCA Services, Inc. The Chief Executive Officer of the Company acted as the President of BCA Services, Inc. until January 2, 1995. Thereafter, Michael Strauss, then the Company's President and Chief Operating Officer, managed the business of BCA Services, Inc. until September 21, 1995, when Robert Wong, the Company's Vice Chairman and Chief Technology Officer, was appointed President. The Company believes these events will not have a material adverse effect on the Company. See "Management - Directors, Executive Officers and Significant Employees."

Lumex Agreement

         In September 1994, the Company signed a licensing agreement with Lumex, Inc. ("Lumex"), granting Lumex an exclusive world-wide license with a right to sublicense, manufacture, have manufactured, utilize and exploit the Company's intelligent surface technology in the medical procedure equipment field of use, excluding non-medical recliner chairs, wheel chairs, office chairs and seats, hospital beds, transportation seats and fitness equipment.

         Lumex paid $100,000 to the Company on the execution of the licensing agreement. Lumex agreed to make royalty payments (a) equal to 5% of net sales of all products sold by Lumex and (b) equal to the greater of (i) 50% of all royalties received by Lumex pursuant to a sublicense agreement between Lumex and a Lumex affiliate or a third party or (ii) 5% of net sales of products sold by sub-licensees. To maintain exclusivity of the license, Lumex must pay minimum royalties equal to $50,000 during the first year of the shipment of the product and up to $200,000 in the fifth year. In years 6 through 15 the minimum royalty increases by 5% a year to maintain the exclusive rights. The licensing agreement terminates on the expiration of the last patent subject to the licensing agreement, unless sooner terminated for breach of the licensing agreement or insolvency of a party.

Reebok Agreement

         In January 1994, the Company and Reebok International Ltd. ("Reebok") signed a world-wide exclusive licensing and development agreement for the footwear, athletic, sport and fitness equipment fields of use. Under the agreement, Reebok has the exclusive right to sub-license, make, use, and sell products and components thereof and to use the Company's proprietary information relating to microprocessor-based interactive systems for controlling one or more load bearing surfaces. The fields of medical equipment and orthopedic devices are specifically excluded from the license.

Intelligent Seat Technology

         On June 9, 1993, the Company was notified by Lear Siegler Seating Corporation ("Lear Seating") that Lear Seating was claiming co-inventor status to the use of the Company's intelligent seat technology ("Intelligent Seat Technology") in the production of automobile seats. On September 29, 1993, the Company reached an agreement with Lear Seating and McCord Winn Textron, Inc. ("Textron") resolving such claim. As part of the agreement, Lear Seating will receive a royalty-free license to use the Intelligent Seat Technology with its own seats in exchange for withdrawing all claims of ownership of Intelligent Seat Technology.

Discontinuance of HumanCAD Division

         On February 23, 1993, the Board of Directors of the Company announced its decision to discontinue the operations of its HumanCAD Division, the principal activity of which was the development and sale, through distributors or directly to end users, of software programs and other products, including its Mannequin(TM) software programs, ErgoShow(TM) videotape and workbook and Ergosense(TM) computer-based ergonomics training program, all of which will be retained by the Company for internal use.

Private Placements

1993 Private Placements

         During the period commencing June 1993 and ending September 1993, the Company completed four separate private placements: two placements, each of 454,545 shares of Common Stock at $1.10 per share; one of 434,783 shares of Common Stock at $1.15 per share; and one of 500,000 shares of Common Stock at $1.15 per share through Sloan Securities Corp., a placement agent. These placements resulted in the sale of, in the aggregate, 1,843,873 shares of Common Stock, resulting in net proceeds to the Company of $2,039,925. According to the private placement agreements, each purchaser could not transfer such shares prior to July 1, 1994. In consideration of services rendered in connection with the private placements, Strategic Growth International, Inc. ("Strategic Growth") received 100,000 shares of unregistered Common Stock and options to purchase 400,000 additional shares at prices ranging from $1.31 to $3.22, their fair market value at date of grant. Of these, options to purchase 250,000 shares have expired. In consideration of additional public relations services rendered on a continuing basis, on July 3, 1995, the Company granted to Strategic Growth options to purchase 300,000 additional shares at a price of $1.05 per share, their fair market value at date of grant. In addition, the Company paid commissions to an individual in the amount of $35,075 for his services in connection with one of the private placements. The Company agreed in certain circumstances to register the shares issued to the private placement purchasers and Strategic Growth International, Inc. under the 1933 Act. The Company received requests to register the above mentioned shares and the Company registered such shares in February 1995.

1991 Private Placement

         On June 25, 1991, the Company completed the 1991 Private Placement for which D.H. Blair & Co., Inc. (the "Underwriter") acted as placement agent, of $1,762,500 of the Company's securities, consisting of $1,101,562 of the Notes, convertible into Common Stock at $1.00 per share, 660,937 shares of Common Stock at $1.00 per share and 176,250 Class D Warrants exercisable over a five-year term at $2.00 per share for 176,250 shares of Common Stock (the "Class D Warrants"). These securities were sold pursuant to a securities purchase agreement among the Company, certain purchasers and the Underwriter as purchasers' representative (the "Securities Purchase Agreement"), in a total of
35.25 Units (the "1991 Units") of $50,000 each, consisting of a $31,250 Note, 18,750 shares of Common Stock and 5,000 Class D Warrants.

         As of December 31, 1992, the holders of approximately 91% of the aggregate face value of the Notes had converted their Notes into Common Stock. A total of 1,000,004 shares of Common Stock were issued as a result of this conversion. Pursuant to the Securities Purchase Agreement, those Notes which were not converted were prepaid in full out of the proceeds of the Discounted Warrant Plan described below, in the aggregate principal amount of $101,558. Accrued interest also was paid to the date of conversion with respect to the converted Notes and to the date of prepayment with respect to the remaining Notes, in an aggregate amount of approximately $66,000.

         After giving effect to the exercise of Class E Warrants following the Discounted Warrant Plan and to the issuance of certain stock options at a market value exercise price below the exercise price of the Class D Warrants, pursuant to the provisions for adjustment of the exercise price of the Class D Warrants as set forth in the Securities Purchase Agreement, each Class D Warrant entitles the holder to purchase approximately two and twenty-nine hundredths (2.29) shares of Common Stock (402,857 in the aggregate) at an adjusted price, subject to further adjustment, of $.875 per share.

Discounted Warrant Plan

         In October, 1991, the Board of Directors of the Company approved a plan (the "Discounted Warrant Plan") providing for (a) a reduction in the price of each Class A Warrant which was exercised during the Class A Limited Exercise Period (hereafter defined) from $2.00 to the discounted price of $1.50 per share of Common Stock, and (b) the issuance to each holder who exercised a Class A Warrant during the Class A Limited Exercise Period of a Class E Warrant, in lieu of a Class B Warrant, which has the same terms and conditions as the Class B Warrants, except that the exercise price of each Class E Warrant is at the discounted price of $1.25 per share of Common Stock, compared to $2.69, through

December 13, 1996 and $3.23 thereafter, per share, for the Class B Warrants. The Class A Limited Exercise Period was the 70-day period ended on February 19, 1992.

         Pursuant to the Discounted Warrant Plan, the Company issued and sold 1,716,930 shares of Common Stock, and issued a like number of Class E Warrants, upon the exercise of Class A Warrants at $1.50 per share. During 1992, the Company issued and sold 222,769 shares of Common Stock upon the exercise of 202,517 Class E Warrants at $1.25 per share. The aggregate net proceeds of such issuances was approximately $2.8 million. During 1993 the Company issued and sold 1,125,109 shares of Common Stock upon the exercise of 1,022,825 Class E Warrants at an exercise price of $1.25 per share. The aggregate net proceeds of such issuances was approximately $1,400,000.

         In 1992, the Company issued an aggregate of 166,154 shares of its Common Stock to two brokers associated with the Underwriter, for their services in soliciting the exercise of the Class A Warrants at the discounted price.

                                                  THE OFFERING

Securities Offered:           1,795,316 shares of Common Stock and an additional
                              402,857 shares of Common Stock issuable upon exercise of the Class D Warrants.

                              The Finder's Option; 2,981 Units purchasable upon exercise of the Finder's Option; 8,943 shares of Common Stock and 5,962 Class A Warrants comprising the Units; 7,154 shares of Common Stock and 5,962 Class B Warrants issuable upon exercise of the Class A Warrants; and 7,154 shares of Common Stock issuable upon exercise of the Class B Warrants.

Shares of Common Stock Outstanding
  Before Offering:  14,857,233 (1) (2) (3) (4) (5)

Shares of Common Stock Outstanding
  After Offering:   14,948,651 (2) (3) (4) (5) (6)

--------------------
(1) Does not include (i) 81,000 treasury shares reserved for future issuance, and (ii) 5,714 shares of Common Stock issuable upon exercise of the remaining Class D Warrants.

(2) Does not include 682,182 shares of Common Stock which were repurchased by the Company. See "Certain Transactions - Redemption".

(3) Does not include (i) shares of Common Stock issuable under options to acquire an aggregate of 452,000 shares (net of cancellations and exercises), issued under the Company's 1989 Stock Option Plan, as amended (the "1989 Plan), (ii) shares of Common Stock issuable upon the exercise of options granted to non-management directors under the Company's 1989 Non-Statutory Stock Option Plan (the "Non-Statutory Plan"), under which options to acquire an aggregate of 100,000 shares (net of cancellations and exercises) have been granted, and (iii)
         2,000,000 shares of Common Stock reserved for issuance under the Company's 1995 Stock Option Plan (the "1995 Plan"), under which options to acquire an aggregate of 1,932,500 shares (net of cancellations and exercises) have been granted. See "Management-Stock Options-Stock Option Plans" and "Management-Director Compensation."

(4) Does not include (a) 156,189 shares, as adjusted, of Common Stock issuable upon exercise of the Class C Warrants issued to the Underwriter in connection with the 1991 Private Placement, (b) 766,083 shares of Common Stock issuable upon exercise of the balance of the Underwriter's Unit Purchase Option and the balance of the Finder's Option, and upon the exercise of all Warrants (excluding 3,763 shares of Common Stock issuable upon the exercise of 3,136 Class A Warrants that were redeemed in 1993) included therein or obtained upon exercise of such Warrants, and (c) 969,191 shares of Common Stock issuable upon exercise of the remaining Class B Warrants and 540,745 shares of Common

         Stock issuable upon exercise of the remaining Class E Warrants. See "Recent Events - 1991 Private Placement."


(5) Does include 3,391 shares of Common Stock that were issued upon the exercise of 2,826 Class A Warrants by the Finder's Option holder.

(6) Includes the issuance of (i) 5,714 shares issuable upon exercise of the remaining Class D Warrants, (ii) 81,000 treasury shares reserved for future issuance, and (iii) 4,704 shares of Common Stock issuable upon exercise of the balance of the Finder's Option, excluding the remaining shares issuable upon the exercise of all Warrants included therein or obtained upon exercise of such Warrants.


Use of proceeds:       The Company may receive proceeds from the exercise of the
                       Finder's Option and the Class D Warrants, which will be used for general working capital. The Company did not receive any proceeds from the issuance of shares of Common Stock upon the conversion of $984,379 face amount of the Notes. The Company will not receive any proceeds from the issuance of 81,000 treasury shares or sales of securities by the Selling Security Holders. See "Use of
                       Proceeds."

Risk Factors:          Investment in the securities offered  hereby  involves  a
                       high   degree  of  risk  and  immediate  and  substantial
                       dilution.  See "Risk Factors" and "Dilution."

NASDAQ Symbols:        Common Stock-BCAM
                       Class B Warrants-BCAML
                       Class E Warrants-BCAMZ

Boston Stock Exchange
 Symbol:               Common Stock-BAM

                                  RISK FACTORS

                  An investment in the securities offered hereby is speculative in nature, involves a high degree of risk, and should not be made by any investor who cannot afford the loss of his entire investment. Each prospective purchaser should carefully consider the following risks, as well as others described elsewhere in this Prospectus, before making an investment.


                  1. LIMITED OPERATING HISTORY; LOSSES; ACCUMULATED DEFICIT. Although the Company was formed in 1984, it did not commence providing consulting services on a significant basis until 1986. The Company reported a net loss of $1,243,960 for the nine-month period ended September 30, 1995 and of $2,388,953 for the fiscal year ended December 31, 1994. For the fiscal year ended December 31, 1993, the Company reported a net loss of $595,012. At September 30, 1995, the Company had an accumulated deficit of $11,241,630. The
Company's operations are subject to numerous risks associated with the establishment and development of a new business. Current levels of revenue from licensing its technology and the reduction of revenue from the Company's ergonomic workplace assessment and traditional ergonomic consulting services have contributed to the Company's current losses. The historic losses will continue until the Company increases the sales of these services and the licensing of its technology. The Company is reviewing its sales and marketing plans and working with existing licensees to expedite product development in order to expedite the opportunities to receive revenue. There can be no assurance that sales or licensing revenue will be materially increased so as to cause the Company to operate at a profit. The Company expects ordinary expenses of approximately $200,000 a month for fiscal 1996. This amount is the minimum fixed cost required to service the Company's existing contracts. The costs are fixed costs and until the Company can increase its revenue to such levels, it will continue to operate at a loss.

                  Pursuant to the Securities Purchase Agreement, the Company sold securities consisting of: $1,101,562 of the Notes, convertible into Common Stock at $1.00 per share; 660,937 shares of Common Stock at $1.00 per share; and 176,250 Class D Warrants exercisable over a five-year term at $2.00 per share for 176,250 shares of Common Stock. A total of 35.25 of these 1991 Units were sold at $50,000 each, consisting of one $31,250 Note, 18,750 shares of Common Stock and 5,000 Class D Warrants. The Securities Purchase Agreement contains covenants, which survived the conversion and prepayment of the Notes, (i) to register the securities issued pursuant to the Securities Purchase Agreement and
(ii) to maintain a minimum net worth equal to the lesser of (i) the minimum net worth requirements of NASDAQ in order to maintain the listing of the Common Stock or (ii) $500,000. See "Risk Factors -- Future Sales of Common Stock." As of December 31, 1992, the holders of approximately 91% of the aggregate face value of the Notes had converted their Notes into Common Stock. A total of 1,000,004 shares of Common Stock were issued as a result of this conversion. Pursuant to the Securities Purchase Agreement, those Notes which were not converted were prepaid in full in 1992. Since the Notes have been paid in full, if the Company breached the covenants there would be no liability except to register the securities and use its best efforts to maintain the minimum net worth required. The Company currently meets the minimum net worth covenant; however, if the Company continues to sustain losses, at some point in the future, it will breach this covenant. The breach of this covenant could have a material adverse effect on the market price of the Common Stock.

                  2. NO ESTABLISHED MARKETS. The Company's products and services are not widely used at this time and the Company must educate its customers and potential customers as to the value of its services and technology. There can be no assurance the Company's clients or potential clients will find ergonomic consulting services or products of the type provided or proposed to be provided by the Company desirable or of economic value.

                  3. RISKS OF EXPANSION. The Company has incurred and continues to incur significant costs to attract and retain qualified management personnel, engineers, scientists and ergonomists, and for marketing and promotional activities. The Company's expenses may exceed its revenues until such time, if ever, as the volume and profitability of its business increase to the extent necessary to offset these expenses. The Company may also incur increased expenses related to services performed for particular clients prior to receipt of any fees from such clients and, accordingly, may experience further decreases in its available cash during the early stages of expansion.

                  4. DEPENDENCE ON MAJOR CUSTOMERS. During the fiscal year ended December 31, 1993, Textron and U.S. Surgical Corp. accounted for 44% and 6%, respectively, and 50%, in the aggregate, of the Company's net revenue. During the fiscal year ended December 31, 1994, an Indonesian government agency, Aircraft Industry of Indonesia ("IPTN"), Reebok and Lumex together accounted for 59%, 17% and 9%, respectively, and 85%, in the aggregate, of the Company's net revenue. During the fiscal year ended December 31, 1995, BE Aerospace, Inc., Remington Arms Company, Inc. and Reebok accounted for 28.9%, 11.6% and 11.2% respectively, and 51.7%, in the aggregate, of the Company's net revenue. Since the Company is often retained to consult with respect to particular problems or to present seminars or training sessions, it is typically retained by a client for a limited period of time and the Company's services may not be needed after the completion of such assignment. No assurance can be given that the Company will continue to be retained by any of its major clients beyond the current project or that such clients will retain the Company for any future services.


                  5. EFFECT OF STATE OF ECONOMY. The market for the Company's services may be adversely affected by a recession or other economic downturn. The services provided by the Company are usually new services not previously budgeted by potential customers. During an economic recession, such services may be considered discretionary and delays in commencing ergonomic programs are possible. In addition, clients currently using the Company's services could decide to reduce their commitment for future use of such services as the economy worsens or the market for their products and services is reduced.

                  6. GROWTH LIMITATIONS INHERENT IN SERVICE PORTION OF BUSINESS. The specialized ergonomic services typically provided by the Company require significant time and attention of the Company's technical personnel. Accordingly, the Company's ability to deliver such specialized services is limited by the relatively few qualified personnel employed by the Company at any given time to perform these services.

                  7. FIXED PRICE CONTRACTS. The services provided by the Company are often offered to clients on a fixed price basis. In setting its price for services, the Company seeks to estimate the man hours that will be required to provide the services. To the extent that the Company underestimates the man hours that will be required, the Company could realize a loss on any particular contract or contracts. In addition, in certain circumstances, the Company may seek to establish a relationship with a particular client by offering to provide services based upon an hourly rate which does not reflect the full cost to the Company of providing these services. With respect to any contracts entered into at such hourly rates, the Company will have additional exposure to losses.


                  8. LIMITED RIGHTS TO CERTAIN PRODUCTS. In certain cases, the Company may develop products for its clients in response to a specific request of such client. In such cases, the client may fund all or a significant portion of the Company's research and development costs. The commercial rights to any products developed as a result of such efforts typically belong to the Company's clients and not the Company. Although the Company believes that it otherwise owns the rights to develop any products derived from work performed, including certain products under development by the Company, no assurance can be given that any client which has retained the Company will not in the future assert the right to restrict the Company's activities with respect to any technology developed or claim rights to products sought to be commercialized by the Company.


                  9. LACK OF PATENT PROTECTION; RELIANCE ON TRADE SECRET AND COPYRIGHT PROTECTION. Although the Company has obtained eight United States patents and has filed seven additional United States patent applications, there can be no assurance that its software programs are entitled to patent protection or that the claims in the pending patent applications otherwise will issue as patents, that any issued patent will provide the Company with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any patents owned by the Company or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity of a patent and prevent infringement can be substantial even if the Company prevails. Furthermore, there can be no assurance that others will not independently develop similar technologies, duplicate the Company's technology or design around the patented aspects of the Company's technology or that the Company will not infringe patents or other rights owned by others. If patents do not issue from present or future patent applications, the Company may be subject to greater competition.

                  With the exception of two of its training manuals which were developed for the U.S. Department of Labor and are not copyrightable, the Company's training manuals and materials and its principal proprietary software programs have been copyrighted by the Company and accordingly, are protected to the extent provided under United States copyright laws. These laws provide only limited protection, however, since they do not protect the "ideas" or "concepts" reflected in such materials or software, but only protect the expression of the "ideas" or "concepts" contained therein. While the Company enters into contractual arrangements with its employees, consultants and customers, and implements various measures to maintain "trade secret" protection for its products in an attempt to maintain the proprietary nature of its products, there can be no assurance that these measures will be successful. Accordingly, there is no assurance that competitors may not develop products, materials or software which perform similar or identical functions as the Company's products, training materials or proprietary software without infringing upon the Company's copyrights or violating trade secret laws. The legal and factual issues arising in copyright or trade secret litigation are often both complex and unclear and any attempt to enforce the Company's rights thereunder will face both the high cost of litigation and the uncertainty of the result.


                  10. GOVERNMENT REGULATION. The Company does not believe that its present and currently proposed activities are generally subject to any material government regulation in the United States or other countries. It is possible that certain products developed by the Company in the future as an adjunct to its principal ergonomics business, might be deemed under new legislation or regulations to be "medical devices" or otherwise be subject to the jurisdiction of the Federal Food and Drug Administration or similar agencies. In the event that any product is subject to such governmental regulation, the Company will be required to obtain necessary approvals which could delay or, in certain circumstances, even prevent the introduction to the marketplace of such product and result in significant additional expense. The Company cannot predict the extent to which it may be affected by legislative and other regulatory developments under the Occupational Safety and Health Act ("OSHA") or otherwise.

                  11. RETENTION OF KEY PERSONNEL; LIMITED MANAGEMENT EXPERIENCE. There can be no assurance that the Company will be able to retain the services of its key personnel, and the loss of the services of its key personnel could have a material adverse effect on the Company's business and prospects. On February 9, 1995, Dr. Clifford M. Gross, the Company's Chairman of the Board of Directors and Chief Executive Officer, resigned his positions with the Company effective February 16, 1995 in order to pursue other interests. Dr. Gross is a consultant to the Company. On February 16, 1995, Michael Strauss, the President and Chief Operating Officer, was elected to the additional positions of Chairman of the Board of Directors and Chief Executive Officer. On February 16, 1995, Robert Wong, a current director, was appointed Vice Chairman and Chief of Technology. The Board of Directors believes that Mr. Strauss and Mr. Wong possess the operational, technical and management skills needed by the Company to further the Company's proprietary technology, and, therefore, the Board does not believe Dr. Gross's resignation will have a material adverse effect on the Company. During the past three years six other directors have resigned. See "Directors and Executive Officers."

                  12. COMPETITION. Other companies or agencies may, in the future, engage in the development of particular services that are competitive with the Company's services. The Company expects that increased competition from a wide variety of sources is likely if the Company is successful in expanding the market for its services and if ergonomics becomes accepted as a means of promoting economic efficiency. It is likely that some competitors will have significantly greater financial, technical and other resources than the Company. Many of the large industrial companies that form the primary market for the Company's services may also seek to develop or have already developed their own ergonomic programs. To the extent that the Company provides training programs or manuals to any of such clients, the need by such clients of the Company's consulting services may decline. Similar services may also be supplied by universities, hospitals or insurance companies, government agencies or other entities, many of which may have substantially greater financial and other resources than the Company.

                  13. POTENTIAL LIABILITY; INSURANCE COVERAGE. The Company may be exposed to liability claims for injuries, property damage or other losses arising out of improper provision of services. The Company currently has liability insurance for such losses, with a combined single limit of $5,000,000. There can be no assurance that it will be able to maintain such coverage or obtain additional coverage, at a reasonable cost or otherwise, or that the coverage that it has or that it may obtain will be sufficient to cover any and all claims. Although no claims have been asserted to date, in the event that a claim is successfully asserted against the Company, such claim could have a material adverse effect on the Company.

                  14. IMMEDIATE AND SUBSTANTIAL DILUTION. Purchasers of the Common Stock offered hereby will incur an immediate dilution of approximately $0.685 per share, upon exercise of the Class D Warrants, and $1.26 per share, upon exercise of the Finder's Option, in net tangible book value at September 30, 1995, from the exercise price of the Class D Warrants or the Finders' Option, respectively. See "Dilution."

                  15. CONTROL BY PRE-IPO STOCKHOLDERS. The stockholders who acquired their shares prior to the IPO, including Dr. Clifford M. Gross and members of his family ("Pre-IPO Stockholders") beneficially own 958,008 shares of Common Stock, or approximately 6.4% of the outstanding Common Stock of the Company, based upon their most recent filings with the Commission. Since the holders of Common Stock do not have cumulative voting rights, the Pre-IPO Stockholders are in a position to substantially influence the election of all of the directors of the Company and to control the Company's affairs. See "Principal Stockholders." Subsequent to the issuance of the Common Stock, the exercise of the remaining Class D Warrants, and the exercise of the balance of the Finder's Option and all Warrants in connection therewith and assuming no exercise of any other options or warrants, the Pre- IPO Stockholders will beneficially own 6.4% of all outstanding shares of voting stock, before any exercise of the Class C Warrants issued in the 1991 Private Placement and the Underwriter's Unit Purchase Option. See "Recent Events - 1991 Private Placement" and "Recent Events - Discounted Warrant Plan."

                  16. OUTSTANDING OPTIONS. As of December 1, 1995, in addition to the 8,095 shares of Common Stock issuable upon exercise of the balance of the Finder's Option (and the exercise of all warrants in connection therewith) and the 81,000 treasury shares that may be issued, the Company had outstanding
807,659 Class B Warrants, in turn exercisable for 969,191 shares of Common Stock, 491,588 Class E Warrants to purchase 540,745 shares of Common Stock, the Underwriter's Unit Purchase Option to purchase 97,178 Units at $4.35 per Unit, as adjusted, 194,356 Class A Warrants exercisable for 233,227 shares of Common Stock and 194,356 Class B Warrants exercisable for 233,227 shares of Common Stock issuable upon the exercise of the aforementioned Class A Warrants. The Company has also granted options under certain stock option plans to purchase an aggregate of 2,484,500 additional shares of its Common Stock (net of exercises and cancellations, of which options for 25,000 shares were granted prior to the IPO) at exercise prices ranging from $0.922 to $3.219 per share. Of these, the Company has granted to its non-management directors options to purchase an aggregate of 262,500 shares of its Common Stock at exercise prices ranging from $0.922 to $1.688 per share. In addition, the Company has granted, to certain consultants, outside of stock option plans, options to purchase an aggregate of 305,000 shares of Common Stock at exercise prices ranging from $1.047 to $1.516 per share. Holders of the Finder's Option and other such options and warrants are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by such Finder's Option, other options or warrants. Further, while such options and warrants are outstanding, they may adversely affect the terms on which the Company could obtain additional capital. See "Management-Stock Options-Stock Option Plans," "Shares Eligible for Future Sale," "Management-Director Compensation," "Recent Events - 1991 Private Placement" and "Recent Events Discounted Warrant Plan."

                  17. FUTURE SALES OF COMMON STOCK.  All the Company's shares of
Common Stock currently outstanding and owned by its Pre-IPO Shareholders and other affiliates of the Company are "restricted securities" as that term is defined in Rule 144 under the 1933 Act, and under certain circumstances may be sold without registration pursuant to that Rule. In general, under Rule 144, a person who has satisfied a two-year holding period may, under certain circumstances, sell within any three month period a number of shares of Common Stock which does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person who is not an affiliate of the Company and who has satisfied a three-year holding period. All of such outstanding shares have satisfied the Rule 144 two-year holding period requirement and, accordingly, are eligible for sale at any time subject to certain quantitative limitations of Rule 144. Any substantial sale of restricted securities pursuant to Rule 144 may have a material adverse effect on the market price of the Common Stock. To maintain its listing on the NASDAQ Small Cap Market, the Company must have total assets of at least $2 million, capital and surplus of at least $1 million and a minimum bid price of $1 per share; provided, however, the $1 minimum bid price per share is not applicable if the Company maintains a public float of $1 million and capital and surplus of $2 million. Although the Company currently meets these requirements, in the event the Company continues to sustain losses, at some point in the future, it will not meet the above described standards and the Common Stock would be delisted from NASDAQ which could adversely affect the market price of the Common Stock. See "Shares Eligible for Future Sale" and "Principal Stockholders."

                  18. MARKET OVERHANG. Future sales under Rule 144 or otherwise of the outstanding Common Stock could depress the market price of the Company's Common Stock. Further, the options and warrants presently outstanding could further adversely affect the market for the Common Stock and any sale of the Common Stock acquired pursuant to such options and warrants could depress the market price of the Common Stock.

                  19. NON-REGISTRATION IN CERTAIN JURISDICTIONS OF SHARES UNDERLYING THE WARRANTS. The Class A Warrants are detachable from the Units and trade separately. Holders of the Warrants may reside in or move to jurisdictions in which the shares underlying the Class A Warrants or the Class B Warrants or Class E Warrants issuable upon the exercise of the Class A Warrants or the shares issuable upon exercise of the Class B Warrants, Class E Warrants, or the Class D Warrants are not registered or otherwise qualified for sale during the period that the Class A Warrants, Class B Warrants, Class E Warrants, or the Class D Warrants are exercisable. In this event, the Company would be unable to issue shares and Class B Warrants to those persons desiring to exercise their Class A Warrants and would be unable to issue shares to those persons desiring to exercise Class B, Class D or Class E Warrants unless and until the shares and Class B Warrants, Class E Warrants, or Class D Warrants could be qualified for sale in jurisdictions in which such purchasers reside, or an exemption to such qualification exists in such jurisdiction. The Company has no obligation to effect any such registration or qualification. If the Company elects to attempt such registration or qualification, no assurances can be given that the Company will be able to effect any required registration or qualification. The Company has qualified the offering in the following states: Connecticut, Hawaii, Kansas, Massachusetts, Mississippi, Ohio, Utah, Alabama, Florida, Georgia, Illinois, Kentucky, Louisiana, Michigan, New Jersey, New York, Pennsylvania, Rhode Island, Texas, West Virginia and Wisconsin. See "Description of Securities" and "Recent Events-Discounted Warrant Plan."

                  20. NO DIVIDENDS. The Company has paid no cash dividends on its Common Stock since its inception and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. See "Dividend Policy."


                                 DIVIDEND POLICY

         The Company has paid no cash dividends on its Common Stock since its inception and does not anticipate paying cash dividends on its Common Stock in the foreseeable future.

                       MARKET FOR COMPANY'S COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS


         The Common Stock, Class B and Class E Warrants of the Company are quoted in the NASDAQ Small Cap Market under the symbols BCAM, BCAML, and BCAMZ, respectively. The Common Stock is also traded on the Boston Stock Exchange under the symbol BAM.

         The following table sets forth the high and low closing bid quotations for the Common Stock as reported by NASDAQ and the Boston Stock Exchange for each calendar quarter during 1993, 1994, and 1995. The NASDAQ Small Cap Market quotations reflect inter-dealer prices without retail markup, markdown or commission and do not necessarily represent actual transactions.

                              COMMON STOCK - NASDAQ



1993                               HIGH BID                     LOW BID
----                               --------                     -------
First Quarter                      1 1/2                          11/16
Second Quarter                     1 15/32                      1 3/16
Third Quarter                      3 3/4                        1 7/32
Fourth Quarter                     3 3/16                       2 3/8

1994
----
First Quarter                      3 7/16                       2 9/32
Second Quarter                     2 7/16                       1 5/16
Third Quarter                      2                            1 7/16
Fourth Quarter                     1 7/8                          31/32

1995
----
First Quarter                      1 1/16                         3/4
Second Quarter                     1 9/32                         7/8
Third Quarter                      1 21/32                        31/32
Fourth Quarter                     2                             1


                      COMMON STOCK - BOSTON STOCK EXCHANGE

1993                               HIGH BID                      LOW BID
----                               --------                      -------
First Quarter                      1 1/8                         1
Second Quarter                     1 7/16                          11/32
Third Quarter                      4                             1 3/16
Fourth Quarter                     3 19/36                       2 5/8

1994
----
First Quarter                      2 1/2                         2 1/4
Second Quarter                     1 13/16                       1 9/16
Third Quarter                      1 3/4                         1 1/2
Fourth Quarter                     1 7/8                           15/16

1995
----
First Quarter                      1 1/32                          11/16
Second Quarter                     1 1/8                           1/2
Third Quarter                      1 19/32                         13/16
Fourth Quarter                     1 23/32                       1

COMMON EQUITY HOLDERS

         There were approximately 416 record holders of the Company's Common Stock as of December 1, 1995.

                                    DILUTION

         As of September 30, 1995, the net tangible book value per share of the Company's Common Stock was $0.19. "Net tangible book value per share" represents the amount of the Company's tangible assets, less the amount of its liabilities and redeemable stock, divided by the number of shares of Common Stock outstanding. After giving effect to the receipt of the proceeds from the sale of Common Stock upon exercise of the balance of Class D Warrants at an exercise price of $.875 per share, and from the exercise of the balance of Finder's Option at an exercise price of $1.45 per share, and to the issuance of 81,000 treasury shares, in each case net of expenses of the offering, and assuming no exercise of the Warrants included within the Finder's Option or any other outstanding warrants or options, the pro forma net tangible book value per share of Common Stock as of September 30, 1995, would have been $0.19. This would result in dilution to purchasers of Common Stock upon the exercise of the Class D Warrants and the Finder's Option, respectively (i.e., the difference between the exercise price of the Class D Warrants and the Finder's Option, respectively, and net tangible book value after the sale and issuance of such Common Stock and treasury shares) of approximately $0.685 and $1.26 per share, respectively.

         The following table illustrates the per share dilution:


                              Class D Warrants           Finder's Option
                              ----------------           ---------------
Public offering price per
share of Common Stock
upon exercise of Class D
Warrants and Finder's
Option                             $0.875                   $1.45(1)

Net tangible book value
per share at September
30, 1995                           $0.19                    $0.19

Net increase per share
attributable  to the sale
by the Company of Common Stock
upon  exercise  of the Class D
Warrants  and  Finder's  Option
and  issuance  of treasury shares    0                        0

Pro forma net tangible  book
value per share of Common
Stock after  exercise of
Class D Warrants and Finder's
Option and issuance of treasury
shares                             $0.19(2)                 $0.19(2)

Dilution of net tangible
book value per share of
Common Stock to new
investors                          $0.685                   $1.26
                                  =======                   =====

----------

(1) Based upon the issuance of three shares for each Unit purchased upon exercise of the Finder's Option, at an exercise price of $4.35 per Unit.

(2)      Based upon 14,948,651 outstanding shares of Common Stock.

         After giving effect to the sale of Common Stock upon exercise of the Class D Warrants at an exercise price of $.875 per share, the issuance of 81,000 treasury shares and the sale of Common Stock upon exercise of the Finder's Option (but excluding any exercise of the Warrants included within the Finder's Option), the Class D Warrant holders will own 402,857 shares, or 2.7% of the outstanding Common Stock following such exercises and issuances, for which they will have paid a total of $352,500, and the holder of the Finder's Option will own 8,943 shares, or less than 1% of the outstanding Common Stock following such exercises and issuances, for which it will have paid a total of $12,967.

                                 USE OF PROCEEDS

         The Company will derive proceeds from any exercise of the Class D Warrants and the Finder's Option offered hereby. The Class D Warrants, the
Finder's Option and other outstanding options are exercisable over varying periods of time ending not later than June 25, 1996 in the case of the Class D Warrants, and January 17, 1997 in the case of the Finder's Option. Assuming the exercise of all such Class D Warrants, at the exercise price of $.875, and the Finder's Option (assuming no exercise of the Class A Warrants included therein or Class B Warrants issuable upon exercise thereof) in full, of which there can be no assurance, the maximum aggregate amount of such proceeds, after giving effect to expenses of the offering estimated at approximately $25,000, is estimated at approximately $340,000, of which $334,000 have been received as of the date hereof. See "Dilution." If the Company were to receive the remaining $6,000 in the next 12 months, it would be utilized as working capital.

         The foregoing represents the Company's best estimate of its allocation of the net proceeds from any exercise of the Class D Warrants and the Finder's Option offered hereby, based upon the current state of its business operations, its current plans and current economic and industry conditions. Further events, including the problems, delays, expenses and complications frequently encountered by businesses as well as changes in economic, regulatory or competitive conditions or the success or lack thereof of the Company's research and marketing activities, may require reallocation of funds or may require the delay, abandonment or reduction of the Company's efforts.

         The Company may also use working capital or issue securities for acquisitions, although the Company does not currently have any agreements or understandings with respect to any planned acquisitions. See "Description of Securities-Acquisition Preferred Stock."

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at September 30, 1995, as adjusted to reflect (a) the issuance and sale of the balance of 5,714 shares of Common Stock upon exercise of the Class D Warrants at $.875 per share; (b) the issuance of 81,000 treasury shares; and (c) the issuance and sale of the balance of the 4,704 shares of Common Stock issuable upon the exercise of the Finder's Option (excluding the exercise of the Class A Warrants and the Class B Warrants thereunder).

                                                         September 30, 1995
                                                     -------------------------
                                                     Actual        As Adjusted
                                                     ------        -----------
Acquisition  Preferred  Stock,  par value
    $.01 per share,  authorized  500,000
  shares, no shares issued or outstanding               --               --

Common Stockholders' Equity
  Common Stock, $.01 par value; 40,000,000
  shares authorized;  15,620,415 shares
   issued and 14,857,233 outstanding;
   15,630,833 shares issued and 14,948,651
   outstanding, as adjusted(1)                      $156,204         $156,308

   Paid-in surplus(2)                             15,033,759       15,048,016
   Deficit(2)                                    (11,241,630)     (11,358,270)
                                                  ----------        ----------
                                                   3,948,333        3,846,054

   Less:
   Treasury shares (763,182 shares; 682,182,
   as adjusted)(3)                                  (899,100)        (810,000)
                                                  ----------        ----------
Common Stockholders' Equity                       $3,049,233        $3,036,054
                                                  ==========        ==========
Total Capitalization                              $3,049,233        $3,036,054
                                                  ==========        ==========

----------------
(1) Does not include the possible issuance of (i) approximately 757,988 shares of Common Stock, as adjusted, issuable upon exercise of the Underwriter's Unit Purchase Option and the Warrants included therein;
         (ii) 969,191 shares, as adjusted, issuable upon exercise of the Class B Warrants, 156,189 shares issuable upon exercise of the Class C Warrants or 540,745 shares, as adjusted, issuable upon exercise of the Class E

         Warrants, or (iii) up to 2,789,500 shares of Common Stock issuable upon the exercise of stock options currently outstanding. See "Agreements with the Underwriter," "Management - Stock Options - Stock Option Plans," "Management-Director Compensation" and "Recent Events - Discounted Warrant Plan."

(2) Includes potential issuance of 81,000 treasury shares to employees for services at an assumed market price of $1.44 estimated as of September 30, 1995.

(3) Adjusted figure does not include 81,000 treasury shares reserved for issuance to employees.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1994 COMPARED WITH YEAR ENDED DECEMBER 31, 1993

Results of Continuing Operations

         The Company often provides services pursuant to contracts providing for a fixed price or a fixed hourly rate. In setting its price for services, the Company seeks to estimate the man-hours that will be required to provide the services. To the extent that the Company underestimates the man-hours that will be required, or the expenses it will incur in performing a contract, the Company could realize a loss on any particular contract.

         Gross profit decreased by $922,477 in 1994 as compared to 1993. The 100% decrease in gross profit was primarily attributable to lower margin revenue associated with a contract with IPTN, lower revenues from licensing fees of intelligent products and lower revenues from ergonomic workplace assessments as compared to the previous year. Direct cost also reflects a change in estimate, resulting from additional work that the Company performed in 1995 on the Textron contract and various accruals for losses to be incurred by the Company relating to certain other contracts. A comparison of the two years is shown below:

                                                     Year Ended December 31,
                                               --------------------------------
                                                   1994                 1993
                                                   ----                 ----
Net Revenue                                    $ 1,138,304          $ 1,381,507
Direct Costs                                     1,140,698              461,424
                                               -----------          -----------
Gross Profit (Loss)                            $    (2,394)         $   920,083
                                               ===========          ===========
Gross Profit Percentage                               --                 67%
                                               ===========          ===========

         Direct costs include salaries, equipment purchases for contracts, consulting fees and certain other costs. Gross profit may fluctuate from period to period. Factors influencing fluctuations include the nature and volume of services provided to individual customers which affect contract pricing, the Company's success in estimating contract costs (principally professional time), the timing of hiring new professionals who may require training before gaining certain efficiencies and customer demands.

         Net revenue is derived from services rendered and sale of products that are adjunct to services, generally pursuant to fixed price contracts with terms of less than one year. The Company's policy is to recognize revenue when services are rendered or when the related products are shipped. Revenue decreased by $243,203 in 1994 as compared to 1993.

Net Revenues were comprised as follows:
                                                      Year Ended December 31,
                                                   -----------------------------
                                                      1994               1993
                                                      ----               ----
Intelligent Products (1)                           $  262,000         $  604,500
Ergonomic product analysis                            800,135            322,361
and redesign (2)
Ergonomic Workplace Risk                               76,169            454,646
                                                   ----------         ----------
Assessments (ErgoRisk) (3)
                                                   $1,138,304         $1,381,507
                                                   ==========         ==========

                  (1) Revenues from licensing and development fees of intelligent products accounted for 23% of revenue in 1994 versus 44% in 1993 and declined in total dollars by $342,500 in 1994 from the previous year. Fiscal year 1994 revenue is attributable to the two licensing agreements signed in 1994 with Reebok for Intelligent Footwear and Athletic Sport and Fitness Equipment and Lumex for Intelligent Medical Procedure Equipment, while the previous year's revenue is related to Textron for the Intelligent Transportation Seat. Revenue from intelligent products includes the up-front payments for licensing the Intelligent Surface Technology as well as fees associated with the development of the prototypes for the specific applications.

                  (2) Ergonomic product analysis and redesign provided 70% of the Company's revenue in 1994 compared to 23% in 1993. The principal reason for the $477,774 increase in 1994 from 1993 reflects a contract with IPTN for $700,000, (the "IPTN Contract"), a significant portion of which was completed in 1994. Management believes that there is demand for ergonomic product improvement and redesign services including comparative assessments of products and prescribed redesign features to improve them.

                  (3) Ergonomic workplace assessments through BCA Services, Inc. provided 7% of total revenue in 1994 compared to 33% of total revenue in 1993, and total dollars declined by $378,477 in 1994 from 1993. The Company established a new subsidiary, BCA Services, Inc., in December 1993 and hired staff in 1994 to take full advantage of proposed federal legislation by OSHA for stricter workplace safety standards which was anticipated to be released in September 1994, in light of the statements made by the Clinton Administration in November 1993. On March 21, 1995, OSHA released a draft of its ergonomic protection standard and it will be open for public comments. The Company views this as a positive step, although there can be no assurance that this draft ergonomic protection standard or a modification of this standard will become legislation. The Company was not as successful in selling the workplace assessment services as it had been in 1993, resulting in a decision in the fourth quarter to downsize BCA Services, Inc. and reduce expenses.

         Direct costs increased by $679,274 in 1994 from 1993 reflecting: (1) cost associated with the IPTN Contract which represented 47% of the total cost of sales and reflects incremental third party expenses for products and subcontracted services, (2) a change in estimate on the Textron licensing agreement, whereby the Company recorded in 1994 approximately $149,000 of additional costs to complete this contract and (3) various accruals for losses of approximately $159,000 to be incurred by the Company relating to certain other contracts, net of (4) a decrease in salaries and benefits of approximately $121,000 in 1994 from 1993 as a result of increased use of subcontracting.

         Selling, general and administrative expenses increased by $885,885 or 61%, from 1994 to 1993, primarily due to the Company preparing to sell ergonomic workplace consulting services in anticipation of proposed federal legislation by OSHA for stricter workplace safety standards. The increase was attributable to the following areas: (1) 44% to salaries and benefits, recruiting and relocation, (2) 19% to selling and marketing expenses and (3) the balance in several areas including rent, insurance, reporting, exchange fees and amortization.

         The Company's research and development costs increased $63,262 in 1994, reflecting efforts to improve existing Company technology, including making the EARLY(R) report more accurate and useful, and the Company's ongoing efforts to develop new technology. The Company filed eight new patents in 1994.

         Interest expense was $0 in 1994, as compared to $4,343 in 1993. The Company used its surplus cash to fund losses in 1994 and repaid all the interest-bearing debts in 1993.

         Interest and other income was $154,636 in 1994 compared to $59,395 in 1993. The $95,241 increase is primarily attributable to the higher cash position in 1994 available for investment and higher interest rates.

         The Company has accrued an additional $16,500 in 1994 for additional write-offs for its terminated 33-1/3% partnership interest in the Ergonomic Solutions Group. In 1993, the Company had written off $55,333 relating to the termination.

         On December 21, 1994, the Company agreed to terminate its joint venture with ErgoRisk Services, Inc. (Canada). Under the terms of the joint venture entered into on July 20, 1994, the Company granted ErgoRisk Services, Inc. (Canada) an exclusive right to market the EARLY(R) System in Canada. The joint venture was terminated in conjunction with the Company's decision to change its marketing plans from a broad based approach to a selective market approach. Under the termination agreement, the Company purchased 100% of the common stock in ErgoRisk Services, Inc. (Canada) for $65,000, and subsequently wrote off the investment.

         Net loss from operations for the year ended December 31, 1994 was $2,388,953 compared to $595,012 for the year ended December 31, 1993. The increased loss in 1994 is a result of the additional selling, general and administrative expenses incurred, lower revenues from the previous year and lower margin revenues mainly as a result of the IPTN Contract in 1994 as compared to 1993.

         There was no tax expense in 1994 and 1993 due to losses which have increased the net operating loss carryforward.


NINE MONTHS ENDED SEPTEMBER 30, 1995 COMPARED
TO NINE MONTHS ENDED SEPTEMBER 30, 1994

RESULTS OF CONTINUING OPERATIONS

         Net revenue is derived from services rendered and the sale of products that are adjunct to services, generally pursuant to fixed price contracts with terms of less than one year. The Company's policy is to recognize revenue when services are rendered or when the related products are shipped.

         Direct costs include salaries, equipment purchases for contracts, consulting fees and certain other costs. Gross profit may fluctuate from period to period. Factors influencing fluctuations include the nature and volume of services provided to individual customers which affect contract pricing, the Company's success in estimating contract costs (principally professional time), the timing of hiring new professionals who may require training before gaining certain efficiencies and customer demands.

The following is a summary of net revenue, direct costs, and gross profit for the periods indicated.

                                Three Months                  Nine Months
                            Ended September 30,           Ended September 30
                        -------------------------     -------------------------
                            1995           1994           1995          1994
                            ----           ----           ----         ----

Net revenue             $  158,485     $  224,130     $  572,881     $1,085,809

Direct costs
 of revenue                131,478        136,851        558,125        677,514
                                       ----------     ----------     ----------

Gross Profit            $   27,007     $   87,279     $   14,756     $  408,295
                        ==========     ==========     ==========     ==========

Gross Profit %                  17%            39%             3%            38%
                        ==========     ==========     ==========     ==========

         Net revenue decreased by $65,645, to $158,485, during the three months ended September 30, 1995, as compared to the same period in 1994. The decrease was primarily due to the revenue recognition of $52,000 in 1994 relating to the IPTN Contract, whereas none was recognized in 1995. For the nine months ended September 30, 1995, as compared to the same period in 1994, net revenue decreased by $512,928, to $572,881. The decrease was primarily due to the revenue recognition of $616,000 relating to IPTN in 1994, versus only $35,000 in 1995.

         Direct costs decreased by $5,373, to $131,478, in the quarter ended September 30, 1995, as compared to the same period in 1994. For the nine months ended September 30, 1995, direct costs decreased by $119,389, to $558,125. The decreases are primarily due to the reduction in sales, however, since the Company maintains a fixed direct labor base, direct costs generally do not decrease proportionately with net revenue decreases. Consequently, direct costs for the quarter ended September 30, 1995 increased as a percentage of revenue to 83% from 61% for the same period in 1994. Similarly, for the nine months ended September 30, 1995, direct costs increased to 97% from 62% for the same period in 1994.

         Gross profit, as a result of the above, decreased by $60,272 to $27,007 for the quarter ended September 30, 1995 from a gross profit of $87,279 for the quarter ended September 30, 1994. Also as a result of the above, for the nine months ended September 30, 1995, gross profit decreased by $393,539 to $14,756 from a gross profit of $408,295 for the nine-month period ended September 30, 1994.

         Interest and other income decreased by $10,950 for the three months ended September 30, 1995 compared to the three months ended September 30, 1994. The decrease is due to a decrease in assets available for investment. Interest and other income increased by $8,559 for the nine months ended September 30, 1995 compared to the nine months ended September 30, 1994. The increase is due to a loss incurred on available-for-sale securities in the 1994 period, partially offset by a decline in the interest earned due to a decrease in assets available for investment.

         Selling, general and administrative expenses decreased by $40,482 and $114,947 for the three months and nine months ended September 30, 1995, respectively, as compared to the same periods in 1994. These decreases are primarily attributable to a reduction in salaries and benefits as a result of the elimination of certain positions.

         Net loss, as a result of the above, for the three months and nine months ended September 30, 1995, was $438,039 and $1,243,960, respectively, as compared to a net loss of $469,136 and $1,092,177 for the comparable periods in 1994.

         There was no tax benefit for the three months and nine months ended September 30, 1995 and 1994 due to losses which have increased the net operating loss carryforward and which were offset by valuation allowances.

LIQUIDITY AND CAPITAL RESOURCES

         Cash, cash equivalents and marketable securities were $4,168,121 as of December 31, 1994, compared to $6,040,497 at December 31, 1993. In 1993, the Company raised the majority of its working capital through private placements and the exercise of warrants. Working capital was $3,717,787 as of December 31, 1994, compared to $6,261,108 at December 31, 1993. The working capital decrease of $2,543,321 was primarily attributable to the losses incurred in 1994. Total assets decreased to $5,087,892 at December 31, 1994 from $6,974,522 at December 31, 1993, primarily as a result of the aforementioned reduction in working capital. Total liabilities increased to $835,400 in 1994 from $296,923 in 1993 primarily as a result of accruals made at December 31, 1994. The Company's accumulated deficit at December 31, 1994 increased to $9,997,670 from $7,608,717 in 1993 as a result of the losses from operations.

         Accounts receivable decreased to $119,855 at December 31, 1994, from $184,969 at December 31, 1993. Two customers comprise 83% of the balance including IPTN for approximately $91,000. The Company does not anticipate any problems collecting these amounts.

         Inventories  decreased  to $0 on  December  31,  1994 from  $10,042  at
December 31, 1993. Inventories had reflected software products which are no longer part of the Company's business.

         Prepaid expenses and other current assets decreased to $230,480 at December 31, 1994 from $262,802 at December 31, 1993, due primarily to prepayments of insurance and work performed and accrued but not billed, offset by $171,375 of equipment that was purchased for the IPTN Contract in December 1993 that was not shipped at December 31, 1993 and was recorded as prepaid. This was not applicable at December 31, 1994.

         Other assets increased to $196,411 at December 31, 1994, from $93,899 at December 31, 1993, primarily reflecting the filings of new patents in 1994, offset by amortization expenses associated with the patents.

         Accounts payable, accrued expenses and sundry liabilities increased to $700,669 at December 31, 1994 from $137,202 at December 31, 1993, due primarily to the Company's accruals made at December 31, 1994 relating to downsizing the ergonomic workplace assessment services, accruals for services to be provided in excess of revenue received or to be received, accruals for professional fees in connection with the filing of the Company's Form SB-2 and Form S-3 Registration Statements and accruals related to written-off investments.

         As of December 31, 1994, deferred revenue remained at $100,000. The Company exchanged a shareholder's investment in BCA Services, Inc. for 100,000 common shares of the Company. The investor had purchased 100,000 shares of its BCA Services, Inc. subsidiary on December 27, 1993 for $100,000, resulting in the recording of deferred revenue. The deferred revenue was converted into the Company's common stock in 1995.

         The Company's revenues decreased by $243,203 in 1994 to $1,138,304. For 1995, the Company did not realize any material royalty revenue associated with its current licensing agreements. The Company believes that commercialization of its Intelligent Surface Technology through the licensing agreements will commence in 1996 and continue in subsequent years. Revenue was generated in 1995 through product ergonomic consulting services and ergonomic workplace assessments.

         Management's current objectives include: (1) working with its licensees to speed up the process for commercialization of the Intelligent Surface
Technology, (2) increasing revenues from consulting services, and (3) controlling expenses to maximize cash.

         Cash, cash equivalents and marketable securities were $2,538,333 as of September 30, 1995, compared to $4,168,121 as of December 31, 1994. Working capital was $2,557,360 as of September 30, 1995, compared to $3,717,787 as of December 31, 1994. The decrease of $1,160,427 or 31.2% in working capital was primarily attributable to the use of working capital for the net loss incurred in the nine months ended September 30, 1995. Further losses by the Company will result in additional reductions of working capital.

         The Company expects that its working capital, together with revenue from operations will be more than sufficient to meet any liquidity and capital requirements for the next twelve months.

         The Company has no material commitments for any future capital expenditures.

         For the next twelve months, the Company does not anticipate any material royalty revenue associated with its current licensing agreements. Revenue will be generated through product analysis and redesign services, ergonomic workplace analysis and redesign services and revenue that may result if the Company is successful in licensing its Intelligent Surface Technology for additional applications.

                                  RECENT EVENTS


JOINT VENTURE

         In August of 1995, BCA Services, Inc., (formerly ErgoRisk Services, Inc.) a wholly owned subsidiary of the Company, entered into a joint venture with Sandler Occupational Medicine Associates, Inc. The purpose of the joint venture is to market, promote and sell the ergonomic and medical consulting services with respect to the prevention and treatment of Cumulative Trauma Disorder.

CERTIFICATE OF INCORPORATION AMENDMENTS

         Effective June 22, 1995, by vote of the Board of Directors, followed by a vote of the holders of a majority of the total outstanding shares of the corporation, the Company amended its certificate of incorporation to (i) change its name from Biomechanics Corporation of America to BCAM International, Inc. and (ii) increase the amount of shares of Common Stock the Company is authorized to issue from 20,000,000 to 40,000,000.

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF THE COMPANY

         On February 9, 1995, Dr. Clifford M. Gross, the Company's Chairman of the Board and Chief Executive Officer, resigned his positions with the Company effective February 16, 1995 in order to pursue other interests. Dr. Gross is a consultant to the Company. On February 16, 1995, the Board of Directors, pursuant to the recommendation of the Executive Committee, elected Michael Strauss Chairman of the Board of Directors and Chief Executive Officer. Previously, on October 13, 1994, the Company had entered into an employment agreement with Michael Strauss to employ him as the Company's President and Chief Operating Officer effective January 2, 1995. The Executive Committee also recommended the appointment of Robert Wong, a current director, as Vice Chairman and Chief of Technology. The Board of Directors believes that Mr. Strauss and Mr. Wong possess the operational, technical and management skills needed by the Company to further the Company's proprietary biomechanics technology, and therefore the Board does not believe Dr. Gross's resignation will have a material adverse effect on the Company. See "Risk Factors - Retention of Key Personnel; Limited Management Experience", "Management - Directors, Executive Officers and Significant Employees" and "Executive Compensation - Cash Compensation of Executive Officers."

WARRANT AMENDMENTS

         On January 5, 1995, the Company extended the expiration date of the Company's Class A Warrants, Class B Warrants, Class E Warrants, the Underwriter's Option, and the Finder's Option from January 16, 1995 to January 17, 1997 and amended the exercise price of the Class B Warrants. See "Description of Securities."

BCA SERVICES, INC.

         On December 21, 1994, the Company agreed to terminate its joint venture with ErgoRisk Services, Inc. (Canada). Under the terms of the joint venture, the Company granted ErgoRisk Services, Inc. (Canada) an exclusive right to market the EARLY(R) System in Canada. The joint venture was terminated in conjunction with the Company's decision to change its marketing plans from a broad-based approach to a selective market approach. On November 30, 1994, the Company terminated the employment of the President of BCA Services, Inc. Until January 2, 1995, the Chief Executive Officer of the Company acted as the President of BCA Services, Inc. Thereafter, Michael Strauss, then the Company's President and Chief Operating Officer, managed the business of BCA Services, Inc. until September 21, 1995, when Robert Wong, the Company's Vice Chairman and Chief Technology Officer, was appointed President. The Company believes these events will not have a material adverse effect on the Company. See "Management - Directors, Executive Officers and Significant Employees."

LUMEX AGREEMENT

         In September 1994, the Company signed a licensing agreement with Lumex granting Lumex an exclusive world-wide license with a right to sublicense, manufacture, have manufactured, utilize and exploit the Company's intelligent surface technology in the medical procedure equipment field of use, excluding non-medical recliner chairs, wheel chairs, office chairs and seats, hospital beds, transportation seats and fitness equipment.

         Lumex paid $100,000 to the Company on the execution of the licensing agreement. Lumex agreed to make royalty payments (a) equal to 5% of net sales of all products sold by Lumex and (b) equal to the greater of (i) 50% of all royalties received by Lumex pursuant to a sublicense agreement between Lumex and a Lumex affiliate or a third party or (ii) 5% of net sales of products sold by sub-licenses. To maintain exclusivity of the license, Lumex must pay minimum royalties equal to $50,000 during the first year of the shipment of the product and up to $200,000 in the fifth year. In years 6 through 15 the minimum royalty increases by 5% a year to maintain the exclusive rights. The licensing agreement terminates on the expiration of the last patent subject to the licensing agreement, unless sooner terminated for breach of the licensing agreement or insolvency of a party.

REEBOK AGREEMENT

         In January 1994, the Company and Reebok signed a world-wide exclusive licensing and development agreement for the footwear, athletic, sport and fitness equipment fields of use. Under the agreement, Reebok has the exclusive right to sub-license, make, use, and sell products and components thereof and to use the Company's proprietary information relating to microprocessor-based interactive systems for controlling one or more load bearing surfaces. The fields of medical equipment and orthopedic devices are specifically excluded from the license.

INTELLIGENT SEAT TECHNOLOGY

         On June 9, 1993, the Company was notified by Lear Seating that Lear Seating was claiming co-inventor status to the use of the Company's Intelligent Seat Technology in the production of automobile seats. On September 29, 1993, the Company reached an agreement with Lear Seating and Textron resolving such claim. As part of the agreement, Lear Seating will receive a royalty-free license to use the Intelligent Seat Technology with its own seats in exchange for withdrawing all claims of ownership of Intelligent Seat Technology.

DISCONTINUANCE OF HUMANCAD DIVISION

         On February 23, 1993, the Board of Directors of the Company announced its decision to discontinue the operations of its HumanCAD Division, the principal activity of which was the development and sale, through distributors or directly to end users, of software programs and other products, including its Mannequin(TM) software programs, ErgoShow(TM) videotape and workbook and Ergosense(TM) computer-based ergonomics training program, all of which will be retained by the Company for internal use.

INITIAL PUBLIC OFFERING

         In January and February of 1990, the Company issued and sold on a "firm commitment" basis through the Underwriter 1,265,000 Units at a public offering price of $4.00 per Unit, including 165,000 Units sold upon exercise by the Underwriter of its "over-allotment" option. The net proceeds to the Company, after underwriting discounts and expenses of the offering, were approximately $3,965,000.

         After giving effect to the exercise of 2,524,589 Class A Warrants and the issuance of 1,716,930 Class E Warrants pursuant to the Discounted Warrant Plan described below, pursuant to the provisions for adjustment of the exercise price of the Class A and Class B Warrants and the number of shares of Common Stock to be obtained upon exercise thereof, as set forth in the Warrant Agreement pursuant to which such Class A and Class B Warrants were issued, there are 807,659 Class B Warrants remaining unexercised as of December 1, 1995. Pursuant to an Underwriting Agreement dated January 17, 1990 between the Company and the Underwriter (the "Underwriting Agreement"), the Company sold to the Underwriter, for nominal consideration, the Underwriter's Unit Purchase Option to purchase up to 107,500 Units at $5.20 per Unit, subject to certain anti-dilution adjustments which, as a result of private placements, have caused such price to be reduced to $4.35 per Unit and the number of Units to be increased to approximately 127,547. The Units purchasable upon exercise of the Underwriter's Unit Purchase Option are identical to the Units sold in the IPO, except that the underlying Warrants included therein are not redeemable. The Underwriter's Unit Purchase Option is transferable and is exercisable through January 17, 1997. As of December 1, 1995, 30,369 Units have been exercised. The holders of the Underwriter's Unit Purchase Option have piggy-back registration rights with respect to such option and the securities underlying such option.

PRIVATE PLACEMENTS

1993 PRIVATE PLACEMENTS

         During the period commencing June 1993 and ending September 1993, the Company completed four separate private placements: two placements, each of 454,545 shares of Common Stock at $1.10 per share; one of 434,783 shares of Common Stock at $1.15 per share; and one of 500,000 shares of Common Stock at $1.15 per share through Sloan Securities Corp., a placement agent. These placements resulted in the sale of, in the aggregate, 1,843,873 shares of

Common Stock, resulting in net proceeds to the Company of $2,039,925. According to the private placement agreements, each purchaser could not transfer such shares prior to July 1, 1994. In consideration of services rendered in connection with the private placements, Strategic Growth received 100,000 shares of unregistered Common Stock and options to purchase 400,000 additional shares at prices ranging from $1.31 to $3.22, their fair market value at date of grant. Of these, options to purchase 250,000 shares have expired. In consideration of additional public relations services rendered on a continuing basis, on July 3, 1995, the Company granted to Strategic Growth options to purchase 300,000 additional shares at a price of $1.05 per share, their fair market value at date of grant. In addition, the Company paid commissions to an individual in the amount of $35,075 for his services in connection with one of the private placements. The Company agreed in certain circumstances to register the shares issued to the private placement purchasers and Strategic Growth International, Inc. under the 1933 Act. The Company received requests to register the above mentioned shares and the Company registered such shares in February 1995.

1991 PRIVATE PLACEMENT

         On June 25, 1991, the Company completed the 1991 Private Placement, for which the Underwriter acted as placement agent, of $1,762,500 of the Company's securities, consisting of $1,101,562 of the Notes convertible into Common Stock at $1.00 per share, 660,937 shares of Common Stock at $1.00 per share and 176,250 Class D Warrants exercisable over a five-year term at $2.00 per share for 176,250 shares of Common Stock. A total of 35.25 of these 1991 Units were sold pursuant to the Securities Purchase Agreement among the Company, certain purchasers and the Underwriter as purchasers' representative, at $50,000 each, consisting of a $31,250 Note, 18,750 shares of Common Stock and 5,000 Class D Warrants.


         The exercise price of the Class D Warrants is subject to adjustment in certain circumstances, including a stock split of, or stock dividend on, or a subdivision, combination or recapitalization of the Common Stock or sale of Common Stock at less than the then current exercise price of the Class D Warrants.


         After giving effect to the exercise of the Class E Warrants described above and to the issuance of certain stock options at a market value exercise price below the exercise price of the Class D Warrants, pursuant to the foregoing provisions for adjustment of the exercise price of the Class D Warrants as set forth in the Securities Purchase Agreement, each Class D Warrant entitles the holder to purchase approximately two and twenty-nine hundredths (2.29) shares of Common Stock at an adjusted price per share, subject to further adjustment, of $.875 per share.

         The Securities Purchase Agreement contains a covenant, which survived the conversion and prepayment of the Notes, to maintain a minimum net worth equal to the lesser of (i) the minimum net worth requirements of NASDAQ in order to maintain the listing of its Common Stock (currently $1,000,000), or (ii) $500,000. See "Risk Factors - Future Sales of Common Stock."

         The Company has agreed to register under the 1933 Act, at any time after June 25, 1991, at its expense on two occasions on Form S-1 or similar

"long- form registrations" and on an unlimited number of Form S-3 or similar "short- form registrations", the Common Stock issued, and the Common Stock issuable upon conversion or exercise of the Notes and Class D Warrants issued, in the 1991 Private Placement, at the request of at least 33 1/3% of the holders of such securities. The Company has also agreed to certain "piggy-back" registration rights for the holders of such securities. Since the Notes have been paid in full, if the Company breached the covenants there would be no liability except to register the securities and use its best efforts to maintain the minimum net worth required by the Securities Purchase Agreement. See "Risk Factors - Limited Operating History; Losses; Accumulated Deficit and Future Sale of Common Stock," and "Agreements with the Underwriter."

         The Company paid the Underwriter a fee of 10% of the aggregate proceeds of the 1991 Unit sales, or $176,250, plus reimbursement for legal fees and expenses aggregating approximately $56,750. Other expenses of the 1991 Private Placement were approximately $50,000. The Company had also issued to the Underwriter its Class C Warrants to purchase 228,571 shares, as adjusted, of Common Stock at $.875 per share, as adjusted.

         As of December 31, 1992, the holders of approximately 91% of the aggregate face value of the Notes had converted their Notes into Common Stock. A total of 1,000,004 shares of Common Stock were issued as a result of this conversion. Pursuant to the Securities Purchase Agreement, those Notes which were not converted were prepaid in full out of the proceeds of the Discounted Warrant Plan described below, in the aggregate principal amount of $101,558. Accrued interest was also paid to the date of conversion with respect to the converted Notes and to the date of prepayment with respect to the remaining Notes, in an aggregate amount of approximately $66,000.

DISCOUNTED WARRANT PLAN

         In October 1991, the Board of Directors of the Company approved a Discounted Warrant Plan, providing for (a) a reduction in the price of each Class A Warrant which was exercised during the Class A Limited Exercise Period from $2.00 to the discounted price of $1.50 per share of Common Stock, and (b) the issuance to each holder who exercised a Class A Warrant during the Class A Limited Exercise Period, of a Class E Warrant, in lieu of a Class B Warrant, which has the same terms and conditions as the Class B Warrants, except that the price of each Class E Warrant, which is exercised prior to its expiration (originally January 16, 1995 and currently January 17, 1997), is at the discounted price of $1.25 per share of Common Stock, compared to $2.69, through December 13, 1996 and $3.23 thereafter, per share, for the Class B Warrants. The Class A Limited Exercise Period was the 70-day period ended on February 19, 1992.

         The purpose of the Discounted Warrant Plan was to offer an inducement to Class A Warrant holders to exercise their Class A Warrants, which at that time did not expire until January 16, 1995, sooner than they otherwise might elect, in order to raise capital for the Company which was needed to avoid a default under the Securities Purchase Agreement and the Notes, to avoid the delisting of the Common Stock by NASDAQ, and to increase working capital, fund the development of new products and the marketing of new and existing products and services and create a stronger capital base.

         Pursuant to the Discounted Warrant Plan, the Company issued and sold 1,716,930 shares of Common Stock, and issued a like number of Class E Warrants, upon the exercise of Class A Warrants at $1.50 per share. In addition, during 1992 the Company issued and sold 222,769 shares of Common Stock upon the exercise of 202,517 Class E Warrants at $1.25 per share. The aggregate net proceeds of such issuances was approximately $2.8 million. During 1993 the Company issued and sold 1,125,109 shares of Common Stock upon the exercise of 1,022,825 Class E Warrants at an exercise price of $1.25 per share. During 1994 and 1995, the Company issued and sold no shares of Common Stock upon the exercise of Class E Warrants.

                                    BUSINESS

         BCAM International, Inc., (formerly Biomechanics Corporation of America prior to a name change effected June 22, 1995) (the "Company"), was organized in 1984 under the laws of the State of New York. The Company's subsidiaries, BCAM Technologies, Inc. and BCA Services, Inc., were organized on January 28, 1993 and December 3, 1993, respectively, under the laws of the State of New York. The Company's offices are located at 1800 Walt Whitman Road, Melville, New York 11747. The Company's telephone number is (516) 752-3550.

         On February 23, 1993, the Board of Directors of the Company announced its decision to discontinue the operations of its HumanCAD Division, whose principal activity was the development and sale, through distributors or directly to end users, of software programs and other products, all of which will be retained by the Company for internal use. The Company completed the discontinuance by December 31, 1993.


GENERAL

         The Company and its subsidiaries provide a broad range of consulting services primarily to manufacturing companies, using principles of ergonomics and biomechanics. These principles combine elements of engineering and physical medicine in the design of products, tools and manufacturing processes which are better suited to be more compatible with the human body. As part of its consulting services, the Company utilizes computer analysis and certain proprietary technology to quantify forces acting on the human body as it engages in particular activities. In February 1993, the Company decided to concentrate its business on integrating its patented Intelligent Surface Technology to develop and license intelligent products. The Company also provides product analysis and redesign, and ergonomic workplace risk assessment services.

         The services  provided by the Company and its  subsidiaries  consist of
(I) intelligent product services, (II) ergonomic product analysis and redesign and (III) ergonomic workplace risk assessments (BCA Services, Inc.). These services presently account for substantially all revenues generated by Company, and generally are provided under fixed price contracts.

(I)      INTELLIGENT PRODUCTS SERVICES

         During the course of the Company's performance of ergonomic product, workplace analysis and redesign and ergonomic workplace assessment services, the Company from time to time develops certain knowledge and data which it is able to embody into proprietary technology. When this occurs and it is believed the technology is a significant enhancement from the status quo, the Company files for patent protection under the laws of the United States. See "Proprietary Information."

         Over the past several years, the Company has developed and patented its Intelligent Surface Technology. Intelligent Surface Technology enables surfaces to automatically adjust themselves to better fit the user by measuring body distribution and comfort and reshaping the surface in real time. The Company has identified uses for this technology in the areas of seating and footwear.

         The Company and Textron signed a Development and Licensing Agreement in 1993 (initial agreement signed in March 1993, later amended in October 1993) whereby the Company granted an exclusive license to Textron, including the right to sublicense, to use the patents and know-how in the manufacture, use and sale of seats, and seating components for (a) the transportation industry, (b) wheelchairs, (c) office furniture applications and (d) hospital beds. The initial term of the license was set to expire on December 31, 1995, but has been extended to January 31, 1996. Textron is entitled to renew the license for an additional period commencing on February 1, 1996 and ending December 31, 2009 or, if later, the expiration of all patents still being used by Textron.

         If Textron does not accrue a certain amount of minimum royalties for sales of products incorporating Intelligent Seat Technology designed for the transportation industry beginning calendar year 1996 and each subsequent calendar year thereafter during the term of the Textron licensing agreement, then the Company may convert the license granted to Textron into a non-exclusive license, but only with respect to products designed for the transportation industry.

         On September 29, 1993, the Company reached an agreement with Lear Seating and Textron resolving the claim made by Lear Seating on June 9, 1993 notifying the Company and claiming co-inventor status relating to the use of the Intelligent Seat Technology in the production of automobile seats. As part of the agreement, Lear Seating will receive a royalty-free license to use the Intelligent Seat Technology only with its own seats in exchange for withdrawing all claims of ownership of the Intelligent Seat Technology.

         The Company and Textron have agreed to revise the Textron licensing agreement in order to help expedite the commercialization of the applications licensed to Textron. The Company reserved $149,000 in 1994, which represents the estimated expenses of providing additional services to Textron.

         In January 1994, the Company and Reebok signed a world-wide exclusive licensing and development agreement for the footwear, athletic, sport and fitness equipment fields of use. Under the Company patents, Reebok has the exclusive right to sub-license, make, use, and sell products and components thereof and to use the Company's proprietary information relating to microprocessor-based interactive systems for controlling one or more load bearing surfaces. The fields of medical equipment and orthopedic devices are specifically excluded from the Reebok license.

         In September 1994, the Company signed a licensing agreement with Lumex granting Lumex an exclusive world-wide license with a right to sublicense, manufacture, have manufactured, utilize and exploit the Company's Intelligent Surface Technology in the medical procedure equipment field of use, excluding non-medical recliner chairs, wheel chairs, office chairs and seats, hospital beds, transportation seats and fitness equipment. The Lumex licensing agreement terminates on the expiration of the last patent subject to the licensing agreement, unless sooner terminated for breach of the licensing Agreement or insolvency of a either party. Lumex paid the Company an up-front

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fee on the  execution  of the  licensing  agreement  and will also make  royalty payments based on all products sold by Lumex or a sublicensee of Lumex. To maintain exclusivity of the license, Lumex must pay minimum royalties starting with the first year the product is shipped.

         Revenue from Intelligent Products Services accounted for 23% of revenue in 1994 versus 44% in 1993. The 1994 revenue was generated by the Reebok and Lumex licensing agreements, while the 1993 revenue was from Textron.

         INTELLIGENT INTERFACE

                  The Company's intelligent load bearing surface technology is an interface that matches various man-made devices to each person's body. Although the Company's intelligent load bearing surface technology adjusts the surface based upon pressure, other intelligent surface technologies can be developed that can adjust the surfaces based upon other factors of comfort.

                  In order for the Company to increase the number of licensees and improve its technology, the Company is seeking to provide the following products and services:

              1.       A growing portfolio of patents in intelligent interfaces.
              2. One or more key components in the intelligent interface system.
              3.       Application development capability.
              4. Collaborative research & development, especially in the quantitative measurement of comfort and fit for the Company's licensees, with universities and other research centers.


         INTELLIGENT INTERFACE MARKET

                  The Company is seeking to identify markets that have not been licensed and will then identify the largest companies in that application of the intelligent interface market. The Company is also seeking to work with current licensees to extend applications of intelligent interfaces to new sublicensees.

(II)     ERGONOMIC PRODUCT CONSULTING SERVICES

                  ERGONOMIC PRODUCT ANALYSIS AND REDESIGN

                  The Company has also been retained by product manufacturers to apply ergonomic analysis to the design and evaluation of their products under development or developed. The Company utilizes its proprietary technology and its laboratories and technical staff to analyze, improve and effect changes to existing products and to product designs. The Company has been retained by manufacturers of a wide range of products such as automobiles, automobile seats, hand tools, furniture and other consumer products. Ergonomic assessments of product, tool and human dimension features generally require extremely accurate 3-dimensional assessment of a product and its use, and are generally performed in the Company's ergonomics research laboratories.

                  The Company provides industrial customers services based on its proprietary technologies, techniques and know-how, including:

                  * Collaborative research and development with universities and industrial customers.

                  * Product  assessment  and product  enhancement  services that will:
                  - Assess a customer's products
                  - Assess a customer's potential new products
                  - Assess a customer's products that will be used by the client for its own internal purposes.

                  * New product design consulting services.

                  * Best-in-class  studies - objective  comparison of a client's products to a competitor's similar products.

                  The Company has developed data acquisition systems and laboratory procedures, which permit the Company to evaluate a wide range of products including automobiles, footwear, hand tools, furniture and consumer product packaging. Certain of these proprietary technologies have been developed by the Company solely for use in performing its analysis and redesign services and others are integrated with a customer's products or technology. The Company's systems are generally portable, thereby allowing for both laboratory and on-site applications. This provides the Company with flexibility in selecting the most appropriate methodology for the required measurement task. The more significant systems, currently used by the Company in performing analysis and redesign service contracts, as well as for technology integration, are described below:

                  COMPUTERIZED  PRESSURE  DISTRIBUTION  SENSOR  MAT is a  system which measures the pressure generated by human contact with specific objects such as tools, furniture and other products. Company technicians attach flexible sensors to a very thin tape-like material or to larger mat arrays, which adhere and conform to the shape of an object or the body's interface with a product. The circuits convert skin contact pressures to electrical voltages which can be measured, displayed and analyzed using the Company's proprietary software. The Company utilizes these data to determine what portions of an object receive more or less pressure during use. As a result, the Company can determine specifically how and to what degree a user comes in contact with the product and make recommendations for design improvements.

                  ERGOTRACK is a  measurement  tool which  permits the recording and display of static shapes and dimensions of objects, tools, equipment and furniture. The system works by bouncing sonic waves off the moving object and then converting such information into digital form which is readable by a computer-automated-design ("CAD") system. This system contains proprietary software designed and developed by the Company which utilizes existing hardware. ErgoTrack permits the Company's ergonomists to incorporate realistic digitized versions into CAD design studies.

                  COMPUTERIZED VIDEO DIGITIZING SYSTEM converts video images of an employee performing tasks to digital data. This tool is utilized to quantify the range and angle of particular motions during the performance of a task, allowing the Company to analyze the forces and to estimate the stress on various body parts.

                  DIGITAL ELECTROMYOGRAPHIC BIOFEEDBACK uses biofeedback in conjunction with software designed and developed by the Company to allow it to measure the muscle tension of an employee during the performance of specific tasks. Electrodes from a biofeedback machine are connected to specific muscles of an employee to record the reactions of the muscle groups to given movements. Electromyographic biofeedback is particularly useful where a company is experiencing repeated employee injury as a result of the performance of particular tasks.

                  WRIST STRESS MONITOR is a microprocessor based measurement device used to measure muscle activities and wrist deviations associated with using hand tools and tasks which require hand movements and hand force exertions. This measurement system collects and stores electromyographic responses of selected muscle groups and wrist deviation data in real time. The data can be downloaded for cost data analysis. This is a valuable tool for the Company in assessing various hand tool designs and evaluating wrist stress experienced by computer operators. In conjunction with the computerized biomechanical and physiological measurements, the Company has utilized structured interviews and questionnaires in the product evaluation processes. The Company has developed various structured interview and questionnaire protocols for different applications.

                  The Company views its provision of ergonomic product and analysis and redesign services not only as a separate source of revenue, but also as a potential source of data and ideas both for the development of integrated customer products and for the modification and/or development of existing or new systems.

                  Recent ergonomic product and workplace analysis and redesign services include those performed for IPTN. Under a contract executed in August 1992, IPTN paid the Company an aggregate of $438,000 for the construction of an ergonomic development and testing laboratory and for ergonomic assessment services in connection with the design of a new aircraft. The IPTN Contract was signed in December, 1993 for $700,000 and substantially completed in 1994.

                  Other services in 1994 were performed for companies such as United Parcel Services, Reebok and Levi Strauss & Company.

                  Ergonomic product consulting services provided 70% of the Company's revenue in 1994 (due mainly to the IPTN Contract) and 23% of the revenue in 1993.

(III)  ERGONOMIC WORKPLACE RISK ASSESSMENT SERVICES (BCA SERVICES, INC.)

         The Company, through its subsidiary, BCA Services, Inc., provides ergonomic services to evaluate the work method, work stations and tools utilized by employees in order to advise its clients on ways to improve productivity, enhance product or service quality and reduce musculoskeletal injuries.

         Using computer-aided, biomechanical assessment devices, the Company monitors and measures the amount of physical stress to an individual employee caused by the performance of particular tasks and segregates the individual body movements involved in the performance of such tasks. The Company may then analyze the effects of the work performed on an employee's back, neck, wrist, elbows, shoulder, knee joint, or cardiovascular system. In addition, the Company can measure the physical relationship between equipment and tools used by employees, and the reach and lifting requirements, working heights and range of motion required for the use of such equipment. Following the completion of its analysis of a particular process or method, the Company may make recommendations to a client regarding the redesign of the workplace through engineering retrofit, of certain tools or equipment used in the client's manufacturing process, or of the methods used by a client in the manufacturing process.

         Workplace ergonomic risk assessment services are provided through:

         (1)      ERGONOMIC ASSESSMENT OF RISK OR LIABILITY (EARLY(R))

                  In 1992, the Company developed a new ergonomics assessment program to help industry meet OSHA guideline requirements and to provide for a thoroughly objective and consistent workplace review which will support cost-effective job modifications. It is called the EARLY(R) System and it is a program that integrates a formal ergonomic and biomechanical risk factor assessment with injury/illness data and employee feedback into a database that ranks work stations by the likelihood of developing musculoskeletal injuries by body part and operation. By utilizing client personnel or third party resellers to collect the injury/illness data (after training by the Company), the Company is able to reduce client costs substantially below those for a full ergonomic workplace assessment.

                  The EARLY(R) System is the centerpiece for a full-service industrial ergonomics program. As a result of the findings from the ergonomic assessment performed within EARLY(R), a client receives:

                  *  A  summary  of  high,   moderate  and  low   risk-of-injury
                     operations.

                  *  A   prioritized   listing  of   operations   for  ergonomic
                     intervention.

                  * A listing of each operation's risk by body part.

                  * Suggested ergonomic enhancements that can be made to address identified risks.

                  * An action plan for ergonomic intervention.

         (2)      TOTAL ERGONOMIC QUALITY(R) (TEQ)

                  The Company markets a service for preparing and implementing a corporate TEQ plan to:

                  * Ergonomically analyze all jobs with biomechanical risk using
                    EARLY(R) or on-site ergonomic assessments.

                  * Propose   engineering   retrofit   or   redesign   of  risky
                    workplaces.

                  * Produce  redesign  of  tools  and work  methodologies  where needed.

                  * Provide  ergonomic and biomechanics  training to management, supervisory and other personnel.

                  * Develop an injury tracking and cost/benefit tracking system.

                  * Demonstrate  a pro-active  corporate  ergonomics  program in anticipation of OSHA standards or visits for compliance.

                  In December 1993, the Company established BCA Services, Inc. and contributed the EARLY(R) business in exchange for 4,200,000 shares of BCA Services, Inc., $.01 par value per share common stock. The Company was the sole shareholder of all the outstanding shares of BCA Services, Inc. at that time. BCA Services, Inc. was created to take full advantage of proposed federal legislation by OSHA for stricter workplace safety standards.

                  On December 27, 1993, the Company sold 100,000 shares of BCA Services, Inc. to Polaris Partners, 1., L.P. for the sum of $100,000. On February 16, 1995, the Company agreed to exchange the 100,000 shares of BCA Services, Inc. common stock owned by Polaris Partners, 1., L.P. for 100,000 shares of the Company's Common Stock.

                  In April 1994, the Company recruited a president for BCA Services, Inc. and in the subsequent months, recruited a sales and marketing team to sell the EARLY(R) System. It was anticipated that OSHA ergonomic legislation would be released in September 1994 and the team assembled would take advantage of stricter workplace safety standards. Legislation was not passed in 1994 and there was no indication from OSHA as to when legislation might be passed. Legislation could have increased the demand for the Company's workplace ergonomic risk assessment services. With no indication from OSHA as to when legislation might be passed, the Company took steps to downsize BCA Services, Inc. in the fourth quarter of 1994, changing the marketing direction from a broad-based approach to a selective market approach.

                  On July 20, 1994, BCA Services, Inc. signed a joint venture agreement to distribute its ergonomic services in Canada exclusively through ErgoRisk Services, Inc. (Canada). On December 21, 1994, the Company agreed to terminate its joint venture with ErgoRisk Services, Inc. (Canada). The joint venture was terminated in conjunction with the Company's decision to change its marketing plans from a broad-based approach to a selective market approach. Under the termination agreement, the Company purchased 100% of the common stock of ErgoRisk Services Inc. (Canada) for $65,000. The investment in ErgoRisk Services, Inc. (Canada) was written off in 1994.

                  Ergonomic workplace risk assessment services provided 7% of the Company's revenues in 1994 and 33% of the revenues in 1993.

                  In the fourth quarter of 1992, the Company, through a wholly-owned subsidiary, formed a general partnership with wholly-owned subsidiaries of Goldsmiths, Inc. and Insurance Management Associates, Inc. pursuant to which each party owned a 33-1/3% partnership interest in Ergonomic Solutions Group. Ergonomic Solutions Group provided comprehensive ergonomics risk assessment services and solutions (including training and products) in North America to contract furniture manufacturers, designers, architects, dealers and distributors and to insurance companies and brokers who focus on workmen's compensation and other risk and liability programs. The Company had granted to Ergonomic Solutions Group a non-exclusive license for the use of its EARLY(R) System for consultations, studies, evaluations, tests, recommendations, assessments and services within Kansas, Oklahoma, Colorado, Missouri and Texas. The Company has also granted to Ergonomic Solutions Group an exclusive license for the use of the EARLY(R) System for providing services relating to workplace risks and liability or workers' compensation risk and insurance matters to insurance companies and brokers and to the contract furniture industry nationwide. Each party was obligated to participate in the initial funding of Ergonomic Solutions Group, up to $4,000 per month during 1993. In lieu of royalty payments or other fees for such licenses, Ergonomic Solutions Group was required to utilize the Company's services in performing a minimum of 50 assessments per month at $80.00 per assessment. The Company did not receive a significant number of assessments from Ergonomic Solutions Group in 1993. In December 1993, it was decided by all partners to terminate the partnership. The Company's investment in Ergonomics Solutions Group has been written-off. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SALES AND MARKETING

         The Company's strategy for its intelligent technology is to align with strong partners who can commercialize the Company's technology in the marketplace. This was the basis for signing licensing agreements with Textron, Reebok and Lumex. The Company is seeking to increase the number of licensees of its intelligent technology. The Company is seeking to identify all potential applications in markets that have not been already licensed and then identify the largest companies in that application market. The sales effort will be done primarily by senior management.

         The Company plans to market its product services in the following manner:

                  1. It will match the strengths and know-how of the Company to the needs of potential customers in any industry where comfort is an important factor in the marketing of the products or services.

                  2.       Advertising in the appropriate trade publications.

                  3.       Participating in selected trade shows.

                  4.       Direct sales effort with experienced salespeople.

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         During the fiscal year ended December 31, 1994, IPTN,  Reebok and Lumex accounted for 59%, 17% and 9% respectively, and, in the aggregate, 85% of net revenue. During the fiscal year ended December 31, 1993, Textron, U.S. Surgical Corp. and Long Island Lighting Co. accounted for 44%, 6% and 6% respectively, and, in the aggregate, 56% of net revenue. Because the Company is often retained to consult with respect to particular problems or to present particular seminars or training sessions, it is usually retained for limited periods of time and may not perform services pursuant to long-term contracts and its services may not typically be needed by clients after the completion of particular assignments. No assurance can be given that the Company will continue to be retained by any of its major clients beyond the current period or that such clients will find additional tasks to be performed by Company in the future.

         The Company often provides services pursuant to contracts providing for a fixed price or a fixed hourly rate. In setting its price for services, the Company seeks to estimate the man hours that will be required to provide the services. To the extent that the Company underestimates the man hours that will be required, or the expenses it will incur in performing a contract, the Company could realize a loss on any particular contract. Sales are not materially affected by seasonal factors.

RESEARCH AND DEVELOPMENT

         During 1994 and 1993 the Company did not make significant research and development expenditures. In the area of intelligent product services, the licensees may share in development costs through the payment of licensing fees.

COMPETITION

         Although the Company believes that few other companies currently offer a broad range of ergonomic consulting services, it may be expected that if the Company is successful in developing its business, substantially larger companies with significantly greater financial, technical and employee resources will compete with the Company.

         The Company believes that ergonomic services are provided by a number of university research laboratories located both in the United States and elsewhere in the world. In addition, business consultants now incorporate ergonomic principles into their traditional practices and these consultants also compete on a limited basis with the Company.

         Hospitals and rehabilitation centers who have traditionally offered services to local industry to rehabilitate injured workers also compete with the Company. Some of these centers now seek to provide their clients with resources for the prevention of occupational injuries.

         Certain large corporations have now established ergonomic positions to satisfy internal needs and have begun to incorporate ergonomic programs into their ordinary health and safety activities. To the extent that the Company provides training programs or manuals to any of such clients, the need of such clients for the Company's consulting services may decline. In addition, many of the larger insurance companies are offering ergonomic services to their customers as one possible method of reducing musculoskeletal injuries and the claims that result therefrom.

         To date, the Company has pursued as customers companies who establish ergonomic programs for its services and products based upon their perceived awareness of the benefits of ergonomics.

GOVERNMENT REGULATION

         The Company's present and currently proposed activities are not generally subject to government regulation in the United States or other countries. It is possible that certain products developed by the Company in the future, as an adjunct to its principal ergonomics business, might under new legislation or regulations, be deemed to be "medical devices" or otherwise be subject to regulation by the Federal Food and Drug Administration or similar agencies. In the event that any product is subject to such governmental regulation, the Company may be required to obtain the necessary approvals which could delay or, in certain circumstances, prevent the introduction to the marketplace of such product and result in significant additional expense.

         The Company cannot predict the extent to which it may be affected by legislative and other regulatory developments. However, it does believe that the policies adopted by OSHA with respect to ergonomically related enforcement activities at the workplace have affected and will continue to affect the demand for its services.

         In August 1992, OSHA announced that it would pursue the establishment of an ergonomics standard. Pursuant to this decision, OSHA published an advance notice of proposed rule making and announced that it would accept comments on an ergonomics standard through February 1993. This action by OSHA was viewed by the Company as a positive step toward the adoption of specific ergonomics regulations.

         In November 1993, the Clinton Administration stated that it planned on proposing a workplace ergonomic standard within ten months. The proposal is based on the increasing costs associated with workers' compensation claims relating to ergonomic problems in the workplace. According to the Bureau of Labor Statistics, "It is estimated that repetitive stress injuries make up more than three-fifths of all occupational injuries."

         On March 21, 1995, OSHA released a draft of its ergonomic protection standard which will be open for public comments. The Company views this as a positive step, although there can be no assurance that this draft ergonomic protection standard or a modification of this standard will become legislation.

         While the Company cannot predict the extent of OSHA's focus on ergonomic-related issues, it does believe that current policies of OSHA encourage the use of the Company's services. The Company is further of the view that if OSHA continues to focus on ergonomic issues, this will result in both industry and the general public becoming more aware of the need for ergonomic services and products.

         The costs and effects of complying with environmental laws by the Company are not material.

PROPRIETARY INFORMATION

         The Company intends to seek to protect its proprietary training materials, computer software or technology which it has or may develop through the use of United States patents or copyrights, common-law trade secret protection, trademarks and service marks, and contractual arrangements. These patent, copyright and trade secret laws generally do not protect the "ideas" or "concepts" reflected in such products, materials or software. Accordingly, there is no assurance that other competitors may not develop projects, materials or software which can be utilized for similar training functions or which perform functions similar or identical to the Company's proprietary products or software.

         Eight United States patents have been issued to the Company, including three patents for its Intelligent Surface Technology. The Company has applied for seven additional United States patents. However, there can be no assurance that its software programs are entitled to patent protection or that the claims in the pending patent applications otherwise will be issued as patents or that any issued patents will provide the Company with significant competitive advantages. Further, there is no assurance that challenges will not be instituted against the enforceability of any patent owned by the Company or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity of a patent and prevent its infringement can be substantial. Furthermore, there can be no assurances that others have not independently developed or will not independently develop similar technologies or distinctively patentable technologies duplicating the Company's technology or that they will not design around the patentable aspects of the Company's technology.

         Certain of the Company's training manuals and materials, and its principal proprietary software programs, have been copyrighted by the Company and accordingly are protected to the extent provided by United States copyright laws. Copyright protection is not available to two of the Company's training programs: Principles of Ergonomics, and Back Injury Prevention. Both were developed under contract with the Department of Labor and are therefore in the public domain. The legal and factual issues arising in copyright litigation are often both complex and unclear, and any attempt to enforce the Company's copyright against infringement will face both the high cost of litigation and the uncertainty of the result.

         The Company believes that, except for the patents for its Intelligent Seat Technology, none of its issued or pending patents or copyrights is material to the Company's business or financial condition.

         In some cases, the Company may rely on trade secrets to protect its proprietary technology. There can be no assurances that trade secrets will be developed and maintained, that secrecy obligations will be honored or that others will not independently develop similar or superior technology. To the extent that consultants, key employees or third parties apply technological information independently developed by them or by others to Company projects, disputes may arise as to the ownership of such information, which may not be resolved in favor of the Company.

         The Company also relies and will continue to rely on intellectual property and confidential disclosure arrangements with its employees, advisers, consultants, suppliers of goods and services, and potential joint venture partners and licensees. There can be no assurances that these arrangements will be honored or that other companies will not acquire information which the Company considers to be proprietary. Moreover, there can be no assurances that other companies will not independently develop "know-how" comparable to or superior to that of the Company.


POTENTIAL LIABILITY

         The Company may be exposed to liability claims for injuries, property damage or other losses arising out of improper provision of services. The Company currently has liability insurance for such losses, with a combined single limit of $5,000,000. There can be no assurance that the Company will be able to maintain such coverage or obtain additional coverage, at a reasonable cost or otherwise, or that the coverage it has or that it may obtain will be sufficient to cover any and all claims. Although no claims have been asserted to date, in the event that a claim is successfully asserted against the Company which is not covered by adequate insurance, such claim could have a material adverse effect on the Company's financial condition.

EMPLOYEES

         As of December 1, 1995, the Company had 13 full-time employees. The Company believes that its growth will depend in large part on its ability to attract and retain skilled professional and managerial employees, and intends to hire such personnel as business and financial conditions warrant. The Company identifies its professional and managerial candidates through various sources, including advertising, use of professional recruiters and through its contacts in the academic and business communities. The Company has been able, to date, to attract and retain these skilled employees by offering competitive salaries and benefits and by virtue of what it believes to be its status as one of the few companies currently offering a broad range of ergonomic consulting services and ergonomic produces and state-of-the-art technology and laboratory facilities. While competition for such qualified persons has eased over the past year, there is no assurance that the Company will be successful in recruiting or retaining qualified professions and managerial personnel sufficient to enable it to expand and develop its business to the extent contemplated. None of the Company's employees is represented by a labor union. The Company believes its relationship with its employees is satisfactory.

PROPERTIES

         The Company has leased office space in Melville, New York since 1990. The Company recently renewed the lease for an additional five-year term at an average cost of approximately $18 per square foot. The office contains approximately 10,000 square feet and is located at 1800 Walt Whitman Road, Melville, New York. The facility includes four biomechanics research laboratories which are used both for testing and the design of products, and is believed to be adequate for the Company's operations.

LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the Company.

SUPPLIERS

         The Company provides services, and the materials it uses in its business may be obtained from numerous suppliers.

DIRECTORS AND EXECUTIVE OFFICERS

         The current directors and executive officers of the Company are as follows:


Name                          Age                        Position
----                          ---                        --------

Michael Strauss               53         Chairman of the Board of Directors,
                                         Chief Executive Officer, President and
                                         Chief Operating Officer

Robert P. Wong                54         Director, Vice Chairman and Chief
                                         Technology Officer

David West                    48         Vice President, Marketing and Sales

Daniel Benjamin               42         Chief Financial Officer and Corporate
                                         Secretary

Lawrence N. Cohen             63         Director

Joel L. Gold                  54         Director

Julian H. Cherubini           60         Director

Glenn F. Santmire             54         Director


         Michael Strauss was elected Chairman of the Board and Chief Executive Officer of the Company on February 16, 1995. Mr. Strauss joined the Company on January 2, 1995 as President and Chief Operating Officer, and as President of BCA Services, Inc. From 1991 to December 1994, Mr. Strauss was President and Chief Operating Officer of Colorado Prime Corp., a national home food service company providing home delivery of high quality, custom-designed food programs to retail customers. Previously, from 1984 through 1991, he held the positions of Chairman and Chief Executive officer of Capital Credit, a subsidiary of Union Corporation, a Delaware corporation listed on the New York Stock Exchange company. Capital Credit provides receivables management and consumer debt collection services to corporations in the financial services, telecommunications, healthcare and related businesses. On June 18, 1992, Mr.
Strauss, without admitting or denying the allegations of a complaint by the Commission with respect to the alleged activities of Mr. Strauss and his agents and employees at Capital Credit consented to a final judgment of permanent injunction enjoining Mr. Strauss from violating Section 10(b) of the 1934 Act and Rules 10b-5 and 13b2-1 of Sections 13 (a) and 13 (b) (2) (A) of the 1934 Act and Rules 12b-20 and 13a-13 promulgated thereunder. Other senior managers at Capital Credit were also permanently enjoined as described above. Prior to his tenure at Capital Credit, Mr. Strauss had a twelve year career with American Express Company in various senior management positions including Executive Vice President of the Travel Services and Credit Card Divisions and President of American Express Canada, Inc.

         Robert P. Wong was appointed Vice Chairman and Chief Technology Officer of the Company on February 16, 1995, after having become a director in February 1994. Previously, from February 1994 through February 1995, Mr. Wong worked as a representative for the Prudential Insurance Company, and was a private investor from 1989 to February 1995. Over the previous 27 years, Mr. Wong was founder and president of several technology companies and president of several subsidiaries of Coordinated Apparel, Inc.

         Lawrence N. Cohen became a director in May 1994. He retired in June 1994 as Chairman of the Board, President and Chief Executive Officer of Lumex, Inc., a leading developer, manufacturer and marketer of healthcare, fitness and consumer products with revenues in excess of $100 million. Mr. Cohen had held these positions at Lumex since 1986 and had been with Lumex since 1966 in other key positions including Division President, Treasurer, Corporate Secretary and Corporate Controller.

         Joel L. Gold became a director in February 1994. Effective April 1995, he became the managing director and head of investment banking at the firm of Fechtor & Detwiler. From 1992 to 1995, Mr. Gold was a managing director of Furman Selz Incorporated, an investment banking firm. Mr. Gold had been at Furman Selz since January 1992. Formerly, Mr. Gold had been a managing director at Drexel Burnham Lambert for nineteen years. He is currently a member of the Boards of Directors of Action Industries, Inc., Life Medical Sciences and Concord Camera. Mr. Gold possesses a law degree from New York University and an M.B.A. degree from Columbia Business School.

         Julian  H.  Cherubini  became  a  director  in  April  1995.  He is the
President and Chief Executive Officer of AliMed inc., a company that manufactures and distributes a broad range of products for orthopedic rehabilitation, diagnostic imaging, operating rooms, occupational medicine and ergonomics. Mr. Cherubini founded AliMed inc. in 1970 and has served as its President and Chief Executive Officer since its inception. Mr. Cherubini holds a B.S. degree in Metallurgy from the Massachusetts Institute of Technology and a Masters Degree in Materials and Radiochemistry from the University of Tennessee at Knoxville.

         Glen F. Santmire became a director in October 1995. Since 1994, he has been the President, World Wide Financial Line of Business, of Unisys Corporation, a division of the Fortune 100 company which provides financial services products for both financial institutions and retail clients. From 1992 to 1994, he was Senior Vice President for Remote Banking at MasterCard International, and, for the four years prior to that, held senior positions with divisions of Citibank, N.A. Mr. Santmire possesses both a B.A. and an M.B.A. degree from New York University as well as a law degree from George Washington University School of Law.

         Daniel Benjamin was appointed Chief Financial Officer and Corporate Secretary of the Company on June 5, 1995. Prior to joining the Company, from 1994 to 1995, Mr. Benjamin had been Vice President of Finance, Treasurer and Chief Financial Officer of Old Lyme Holding Corp., a New York property and casualty insurance underwriter. Prior to that, he served in various senior management positions during a seven-year career at Colorado Prime Corp. Mr. Benjamin is a Certified Public Accountant.

         David West was appointed Vice President of Marketing and Sales of the Company on October 26, 1995 after having joined the Company in August 1995. From 1993 to 1995, Mr. West had served as the senior marketing manager for Eaton-AIL Systems, a high-tech government electronics firm currently diversifying from military to commercial applications. Prior to that, from 1992 to 1993, he held the position of Vice President of Business Development for the Miltope Corporation, a hardware manufacturer serving both commercial and government markets. Mr. West holds an M.B.A. degree from Southern Illinois University.

         Dr. Clifford M. Gross, the Company's Chairman of the Board and Chief Executive Officer, resigned his positions with the Company on February 9, 1995, effective February 16, 1995, in order to pursue other interests. Dr. Gross, the founder of the Company, had been President (except for the periods from June 20, 1991 to January 1, 1993 and from January 2, 1995 to February 16, 1995), Chief Executive Officer and Chairman of the Board of Directors from 1984 until his resignation effective February 16, 1995. Formerly, Dr. Gross started programs in ergonomics at the Hospital for Joint Diseases and The New York Institute of Technology ("NYIT"). At NYIT Dr. Gross was Chairman of the Department of Biomechanics from June 1984 through December 1985. Since 1986, Dr. Gross had worked exclusively for the Company developing and marketing ergonomic products and services.

         Alan S. Pernick became a director of the Company in August 1989. Mr. Pernick did not stand for re-election and his term expired on June 22, 1995. Mr. Pernick is a certified public accountant and for the last 16 years, Mr. Pernick has been the President and Chief Executive Officer of Center Laboratories, a division of EM Industries, Inc. Center Laboratories is engaged in the manufacture and sale of asthma and allergy-related products.

         Desmond W. Bartlett became a director of the Company in October 1989. Mr. Bartlett did not stand for re-election and his term expired on June 22, 1995. He has been, since August, 1991, Vice President of Raytheon Engineers and Constructors, Inc. (formerly United Engineers and Constructors, Inc.), an engineering and construction company. From 1989 to 1990, Mr. Bartlett was President and Chief Operating Officer of Ambitech Engineering Corporation, a full service engineering company located in Chicago, Illinois.

         Chris Mallios, Chief Financial Officer and Corporate Secretary, resigned his positions with the Company effective June 5, 1995. Mr. Mallios is a certified public accountant and had become the company's Chief Financial Officer on November 10, 1993. Prior to joining the Company, Mr. Mallios was the Vice President of Finance and Chief Financial Officer for National Environmental Testing, Inc., a national network of environmental testing laboratories. He also worked in both public accounting with Touche, Ross & Company and internal audit with Penn Central Corporation for a combined period of nine years.

         Gerald P. Krueger, Vice President of Technology and Research & Development, resigned his position with the Company effective April 30, 1995. Mr. Krueger, a certified professional ergonomist, had been the Company's Vice President - Technology and Research & Development since July 11, 1994. Prior to joining the Company, Dr. Krueger completed a twenty five year military career of varied medical and ergonomic research assignments. Dr. Krueger was the Commander and Scientific Technical Director of the U.S. Army Research Institute of Environmental Medicine for the four years prior to joining the Company and for two years prior to that was a Research Division Director of the U.S. Army Research laboratory.

         Arthur Fein resigned as a director of the Company effective April 11, 1994. The Board of Directors filled the vacancy created by this resignation by appointing Lawrence N. Cohen as a director effective May 31, 1994.

         Richard A. Lippe resigned as a director of the Company effective January 17, 1994. Roger A. Jones resigned as a director of the Company effective January 24, 1993. The Company filled the vacancies created by their resignations by appointing Joel L. Gold and Robert P. Wong as directors effective February 7, 1994.

         Terry A. Grant resigned from the Company and from his position as President of BCA Services, Inc. as of November 30, 1994. Mr. Grant had joined the Company on April 11,1994, serving as President of BCA Services, Inc. The Company believes his departure will not have a material adverse effect on the Company.

         The Company's directors are elected by the Company's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

COMMITTEES

         The Board of Directors had established three committees, two of which currently exist. The members serve for one year terms and are appointed by the Board of Directors.

         The Executive Committee, which was created on June 16, 1994, was disbanded by vote of the Board of Directors on April 24, 1995.

         The Stock Option and Compensation Committee was created on June 16, 1994. It replaced the Company's Stock Option Committee that was responsible for administering the Company's stock option plans, including the determination of recipients of grants thereunder, whether a grant will consist of Incentive Stock Options ("ISOs") or Non-Qualified Options ("NQOs") and the number of shares to be subject to such options. The Stock Option and Compensation Committee held one meeting during 1994 and one meeting in 1995. This committee has the responsibilities of administering the stock option plans and by adding compensation as an additional area, the committee now provides the Company with additional managerial resources in providing compensation guidelines for salaries, benefits, pension plans and other applicable areas. This committee consists of three directors. The present members are Messrs. Cherubini, Gold and Santmire.

         The Audit Committee, which held one meeting in 1994 and two meetings in 1995, reviews issues relating to the Company's existing system of internal controls and consults with the Company's independent auditors with regard to the adequacy of these systems. The Audit Committee is also responsible for reviewing the Company's audited financial statements and reports to the Board of Directors regarding same. The Audit Committee consists of three directors. The present members are Messrs. Cherubini, Cohen and Santmire.

EXECUTIVE COMPENSATION

         The table set forth below shows information concerning the compensation for services in all capacities during the years indicated paid to or earned by
(i) the Company's Chief Executive Officer and (ii) each executive officer of the Company (other than the Chief Executive) whose annual compensation exceeded $100,000 during 1995.



                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG TERM
                                         ANNUAL COMPENSATION                                         COMPENSATION
                                     ---------------------------                                     ------------
                                                                                     OTHER ANNUAL     SECURITIES
                                                                                     COMPENSATION     UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR               SALARY($)      BONUS($)         ($)           OPTIONS(#)     COMPENSATION($)
------------------------------------------------------------------------------------------------------------------------------------

Michael Strauss(1)                   1995               200,000          (2)           7,743(3)       1,000,000
Chairman, President &
Chief Executive Officer

Dr. Clifford M. Gross(4)             1995                                                                                150,000(6)
Chairman, President &                1994               150,000                       10,584(5)                            5,300(7)
Chief Executive Officer              1993               120,833                       15,396(5)                            5,460(7)
                                     1992               153,365                       24,167(5)                            5,460(7)

Robert P. Wong(8)                    1995               102,000                        6,000(9)        492,500
Vice Chairman & Chief
Technology Officer

Daniel Benjamin                      1995                95,000                        6,000(10)       150,000
Chief Financial Officer

--------------
(1) Mr. Strauss became employed by the Company as its President and Chief Operating Officer on January 2, 1995 at an annual salary of $200,000.

(2) Effective February 16, 1995, when Mr. Strauss was elected to the positions of Chairman of the Board of Directors and Chief Executive Officer, he became eligible to receive a bonus which may be granted by the Board of Directors of the Company in its sole discretion. However, the amount of such bonus for fiscal year 1995 is not presently calculable.

(3)  Reflects the cost to the Company of an automobile used by Mr. Strauss.

(4)  Dr. Gross resigned from all positions effective February 16, 1995.

(5)  Reflects the cost to the Company of automobiles used by Dr. Gross.

(6) Reflects consulting fees paid by the Company to Dr. Gross pursuant to an agreement with the Company effective February 16, 1995.

(7) Reflects premiums paid by the Company on a term life insurance policy for the benefit of Dr. Gross.

(8) Mr. Wong was elected Vice Chairman of the Board of Directors and Chief Technology Officer on February 16, 1995.

(9) Reflects the cost to the Company, on an annualized basis, of an automobile used by Mr. Wong.

(10) Reflects the cost to the Company, on an annualized basis, of an automobile used by Mr. Benjamin.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------------------------
                        NUMBER OF SECURITIES     % OF TOTAL OPTIONS          EXERCISE OR
                         UNDERLYING OPTIONS    GRANTED TO EMPLOYEES IN        BASE PRICE
            NAME            GRANTED (#)               FISCAL YEAR               ($/SH)       EXPIRATION DATE
-------------------------------------------------------------------------------------------------------------

Michael Strauss              300,000(1)                 15.94%                $1.03130          1/02/05
Chairman, President &        200,000(2)                 10.63                  0.92190          2/15/05
Chief Executive Officer      500,000(3)                 26.57                  1.04690          7/02/05

Robert P. Wong               175,000(4)                  9.30                   0.9219          2/15/05
Vice Chairman & Chief         25,000(5)                  1.33                   0.9219          2/15/05
Technology Officer            25,000(6)                  1.33                   1.0313          6/21/05
                             267,500(7)                 14.22                   1.0469          7/02/05

Dan Benjamin                 100,000(8)                  5.31                   1.0313          6/21/05
Chief Financial Officer       50,000(9)                  2.66                   1.0469          7/02/05

                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                        Number of Securities
                                                                       Underlying Unexercised            Value of Unexercised
                                       Aggregated Option                 Options at Fiscal              In-the-Money Options at
                                        Exercises in 1995                   Year-End (#)                Fiscal Year-End ($)(10)

                               SHARES ACQUIRED          Value
NAME                           ON EXERCISE (#)      Realized ($)      EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------------
Michael Strauss                      ___                 ___                 0/1,000,000                      $0/$45,280
Chairman, President &
Chief Executive Officer

Robert P. Wong                       ___                 ___                27,500/472,500                  $1,718/$31,355
Vice Chairman & Chief
Technology Officer

Daniel Benjamin                                                               0/150,000                        $0/$3,900
Chief Financial Officer
--------

(1) Options vest as follows: 100,000 shares on 1/3/96; 100,000 shares on 1/3/97; 50,000 shares on 1/3/98; and 50,000 shares on 1/3/99.

(2) Options vest as follows: 50,000 shares on 2/16/96; 50,000 shares on 2/16/97; 50,000 shares on 2/16/98; and 50,000 shares on 2/16/99.

(3) Options vest as follows: 125,000 shares on 7/3/96; 125,000 shares on 7/3/97; 125,000 shares on 7/3/98; and 125,000 shares on 7/3/99.

(4) Options vest as follows: 43,750 shares on 2/16/96; 43,750 shares on 2/16/97; 43;750 shares on 2/16/98; and 43,750 shares on 2/16/99.

(5) Options vest as follows: 10,000 shares on 8/16/95; 7,500 shares on 2/16/96; and 7,500 shares on 2/16/97.

(6) Options vest as follows: 10,000 shares on 12/22/95; 7,500 shares on 6/22/96; and 7,500 shares on 6/22/97.

(7) Options vest as follows: 66,875 shares on 7/3/96; 66,875 shares on 7/3/97; 66,875 shares on 7/3/98; and 66,875 shares on 7/3/99.

(8) Options vest as follows: 25,000 shares on 6/22/96; 25,000 shares on 6/22/97; 25,000 shares on 6/22/98; and 25,000 shares on 6/22/99.

(9) Options vest as follows: 12,500 shares on 7/3/96; 12,500 shares on 7/3/97; 12,500 shares on 7/3/98; and 12,500 shares on 7/3/99.

(10)Fair market value based upon price of $1.06 at close of trading on NASDAQ Small Cap Market, December 29, 1995.

         There were no options or stock appreciation rights granted or exercised or long term incentive plan payments during the year ending december 31, 1994 to the persons set forth in the summary compensation table.

MICHAEL STRAUSS

         Mr. Michael Strauss became the President and Chief Operating Officer of the Company effective January 2, 1995 pursuant to an employment agreement dated October 13, 1994 and amended on February 16, 1995. The Company is currently negotiating a new employment agreement with Mr. Strauss to replace the amended employment agreement, which expired on January 1, 1996. Mr. Strauss receives a base salary at a rate of $200,000 per annum. Pursuant to the employment agreement, Mr. Strauss received on the effective date options to purchase 300,000 shares of the Company's Common Stock at an exercise price of $1.0313. Mr. Strauss is also entitled to participate in the Company's benefit plans and to receive an allowance for the cost of an automobile. On February 16, 1995 the employment agreement was amended to employ Mr. Strauss as the Chief Executive 0fficer of the Company and Chairman of the Board of Directors. The employment agreement terminates upon death or long-term or permanent disability of Mr. Strauss. The Company may terminate Mr. Strauss' employment for "cause" which is defined as (i) being convicted of a felony, (ii) a material breach of or failure to perform under the employment agreement, or (iii) intentional dishonesty in the performance of his duties under the employment agreement. The Company may also terminate Mr. Strauss without cause on thirty days prior written notice. Upon termination on death or disability, Mr. Strauss receives all salary and other compensation to date of termination. Upon termination for "cause", Mr. Strauss receives all salary and other compensation except any earned but unpaid bonus. The employment agreement contains a covenant by which Mr. Strauss agreed not to disclose any of the Company's confidential information, nor use any of its property at any time, except as required in the conduct of his duties. Mr. Strauss further agreed to assign to the company all inventions and works of authorship made, discovered, or conceived by Mr. Strauss during the term of employment and agrees to assist the Company in perfecting its rights to such property. In addition, Mr. Strauss has agreed not to compete with the Company for a period of 12 months from that date of termination, or such shorter period as determined by the Company. The employment agreement also prevents Mr. Strauss from (i) soliciting business or engaging in business of the type conducted by the Company from any person, firm or entity which was a customer of the Company at any time within three years preceding his termination or a prospective customer, (ii) inducing any such customers to reduce their business with the Company, (iii) soliciting or attempting to solicit any employees of the Company to leave the employ of the Company, (iv) offering or causing to be offered employment to any person who was employed by the Company at any time during the three years prior to his termination of employment.

DR. CLIFFORD M. GROSS

         On February 9, 1995, Dr. Clifford M. Gross, the Company's Chairman of the Board and Chief Executive Officer, resigned his positions with the Company effective February 16, 1995 in order to pursue other interests. Dr. Gross remains a consultant to the Company. At the board meeting on February 16, 1995, the Executive Committee of the Board of Directors recommended the appointment of Michael Strauss, then the President and Chief Operating Officer, to the additional positions of Chairman of the Board of Directors and Chief Executive Officer. See "Risk Factors - Retention of Key Personnel;

Limited Management Experience," "Recent Events - Chairman" and "Management - Directors, Executive Officers and Significant Employees."

         Pursuant to an employment agreement (which had been effective as of January 1, 1989), Dr. Clifford M. Gross had agreed to serve as the Chairman of the Board, President and Chief Executive Officer of the Company until December 31, 1992 with such agreement to be automatically renewed for additional one-year periods unless either the Company or Dr. Gross provides written notice of termination to the other no less than ninety days prior to the expiration of any term. Dr. Gross relinquished his position as President upon the election of Mr. Deutsch as President from June 20, 1991 to January 1, 1993. Dr. Gross once again became the Company's president as of January 1, 1993 and served until January 2, 1995. Dr. Gross had been required under this agreement to devote substantially all of his business time and energies on behalf of the Company and was entitled to a base annual salary in the amount of $150,000. Dr. Gross was also entitled to receive the use of two automobiles to be supplied by the Company and to participate in all employee benefit plans made available by the Company to its other executive officers. From the period from January 1, 1993 to October 15, 1993, Dr. Gross had agreed to a $20,000 reduction in his annual salary and to the use of one rather than two automobiles which were to be supplied by the Company. He also repaid a $25,000 salary advance in 1993 which had been advanced to him in 1992. Subsequently, on October 15, 1993, his full compensation was restored including the use of the second automobile supplied by the Company.

         As of February 9, 1995, the Company and Dr. Gross entered into a separation agreement in which the Company and Dr. Gross terminated the employment agreement and granted certain mutual releases with respect thereto, and the Company, Gross Associates, Inc., and Dr. Gross entered into a consulting agreement providing for the engagement of Gross Associates, Inc. by the company. Gross Associates, Inc. is required to provide consulting services through Dr. Gross with respect to the Company's business. The consulting agreement has a term that commences on February 16, 1995 and terminates on February 15, 1996. The Company agreed to pay Gross Associates, Inc. the sum of $150,000 to be paid in twelve (12) equal monthly installments, and reimbursement for pre-approved expenses. During the term of this consulting agreement, Gross Associates, Inc. and Gross (i) shall not solicit any employees of the Company, (ii) shall keep all confidential information strictly confidential, (iii) shall deliver all information relating to the Company to the Company upon the Company's written request and at the termination of this consulting agreement, and (iv) shall not compete, directly or indirectly, against the Company in any business in which the Company is engaged or which the Company is pursuing on the date of the consulting agreement. This consulting agreement terminates before February 15, 1996, upon a default by a party, the insolvency of the Company, and the death and disability of Dr. Gross. Upon death or disability, Gross Associates, Inc. is paid any amounts accrued as of the termination date.

STOCK OPTIONS-STOCK OPTION PLANS

         The Board of Directors has approved and adopted the 1995 Plan. Pursuant to the 1995 Plan, the Company will be permitted to issue ISOs and NQOs to employees, directors or consultants of the Company (ISOs and NQOs are hereinafter collectively referred to as "Options"). ISOs under the 1995 Plan are intended to qualify for the tax treatment accorded under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). NQOs are intended to be Options which do not qualify for the tax treatment accorded under Section 422 of the Code. The Board of Directors believes the 1995 Plan will assist the Company in attracting and retaining the services of competent employees, directors and consultants. The 1995 Plan will replace all prior option plans and no further options will be granted under the prior option plans.

         Under the Code, generally, there will be no tax consequences from the grant or exercise of an ISO under the 1995 Plan. An employee holding (i) an ISO at least two years from the date of grant and (ii) the Common Stock issued on exercise for at least one year after the exercise, will have long term capital gain or loss income tax treatment for the gain or loss recognized on the sale of the Common Stock. The difference between the fair market value of the Common Stock at the time the ISO is exercised and the exercise price will be an "item of adjustment" under Code Section 56(b)(3) for purposes of the Alternative Minimum Tax under Code Section 55. If an employee disposes of the Common Stock without meeting these holding period requirements, the employee will realize ordinary income equal to the difference between the lesser of the fair market value of the Common Stock on the date of exercise and the exercise price or the amount realized over the adjusted basis and capital gain treatment for any excess realized, and the Company will be entitled to a corresponding income tax deduction, in an amount equal to the ordinary income realized by the employee. When an employee is entitled to capital gain treatment on the sale of the Common Stock, there is no taxable event to the Company. The employee also must remain a Company employee from the time the ISO was granted until three (3) months before the date of actual exercise, except that disabled employee or a deceased employee's representative may exercise an ISO twelve (12) months after termination of employment.

         Under the Code, generally, there will be no tax consequences from the grant of a NQO under the 1995 Plan. An employee, director or consultant holding a NQO shall be deemed to receive compensation upon exercise of the NQO in an amount equal to the excess, if any, of the fair market value of the Common Stock issued on exercise over the exercise price. The employee, director or consultant will realize ordinary income, and the Company will be entitled to a corresponding income tax deduction, in an amount equal to such excess. Such income constitutes "wages" subject to the withholding requirements of the Code. The basis of the Common Stock acquired pursuant to the NQO will be increased by the amount of taxable income attributable to the exercise. All gain or loss on the sale of the Common Stock will be capital gain or loss.

         The  foregoing  is  based  upon  the  current   Federal  tax  laws  and
regulations and is not a complete description of the tax aspects of the 1995 Plan. In addition, each optionee may be subject to state and local taxes.

         All employees, directors and consultants of the Company, any subsidiary or any parent of the Company are eligible to participate in the 1995 Plan. Currently, three officers, three non-officer directors, and all other employees are eligible to participate. The Board of Directors anticipates that the number of eligible employees, directors and consultants may increase with the growth of the Company.

         The 1995 Plan is administered by the Board of Directors of the Company, which to the extent it shall determine may delegate its powers with respect to the administration of the 1995 Plan to a committee (the "Committee") consisting of not less than three members, who shall be directors of the

Company. To the extent permitted under the express provisions of the 1995 Plan, the Board of Directors shall have authority to determine which employees, directors or consultants are eligible to receive Options, the number of shares covered by each grant of an Option, and otherwise to interpret and administer the 1995 Plan. The Board of Directors may at any time terminate the 1995 Plan and may, under certain circumstances, amend the 1995 Plan, provided that no amendment may materially increase the maximum number of shares subject to the 1995 Plan, materially increase the maximum benefits accruing under the 1995 Plan, materially modify the requirements for eligibility, make any change requiring shareholder approval under the Code or the 1934 Act, or change the terms of an outstanding Option without the consent of the optionee.

         Under the 1995 Plan, ISOs to purchase shares of the Company's Common Stock shall not be granted with an exercise price less than 100 percent of the fair market value of the Common Stock on the date the ISO is granted; provided, however, than an employee that owns more than ten (10%) percent of the voting power of all classes of the Company's Common Stock shall not be granted an ISO with an exercise price of less than 110% percent of the fair market value of the Common Stock on the date of the grant. The option price per share with respect to each NQO granted under the 1995 Plan shall be determined by the Board of Directors. The employee, director or consultant shall pay for the Common Stock acquired on exercise of Options under the 1995 Plan by delivering a check payable to the order of the Company, or cash, a promissory note, or shares of Common Stock having a fair market value on the date of delivery equal to aggregate exercise price for such number of Option shares and any income tax withholding due. In no event shall the optionee have any right or status as a shareholder prior to the issuance of the Option shares.

         Options under the 1995 Plan shall have a term of not more than ten (10) years; provided, however, that in no event shall any ISO granted to a person then owning more than ten (10%) percent of the voting power of all classes of the Company's Common Stock be exercisable more than five (5) years after the date the Option is granted. Except for provisions requiring acceleration of vesting, no Option shall vest or be first exercisable prior to six months from the date of grant. Any Option granted to an employee under the 1995 Plan shall terminate three (3) months after termination of employment, except as may be extended by the Board. Any Option granted to a consultant or non-employee director shall terminate twelve (12) months after he ceases to be a consultant or non-employee director, except as may be extended by the Board. Any Option granted under the 1995 Plan shall terminate (i) on the earlier of the expiration of the Option or twelve (12) months after the date on which the optionee ceases to be an employee, a non-employee director, or a consultant if such termination results from the optionee's permanent and total disability; and (ii) on the earlier of the expiration of the Option or twelve (12) months after the optionee's death, if the optionee was an employee, non-employee director or consultant at death, during which period the optionee's executors or administrators may exercise any Option not exercised by the optionee during his lifetime. If the optionee's death occurs within three (3) months after termination as an employee, a non-employee director or a consultant, the Option may be exercised until the earlier of twelve (12) months following the date of the optionee's death or the expiration of the Option. The aggregate fair market value, determined at the time the ISO is granted, of the Common Stock with respect to which ISOs are exercisable for the first time by an employee in any calendar year under the 1995 Plan may not exceed $100,000. Subject to the foregoing and to the specific limitations set out in the 1995 Plan, any Option granted pursuant to the 1995 Plan shall contain provisions established by the Board of Directors setting forth the manner of exercise of such Option.

         Pursuant to the terms of the 1995 Plan, the number of shares covered by an Option and the Option price per share (as well as the maximum number of shares as to which Options may be granted to any one individual) are subject to adjustment for stock dividends, stock splits, mergers, consolidations, and other similar events. Otherwise, the maximum number of shares that can be issued under the 1995 Plan is 2,000,000.

         In the event of a change of control, all Options become fully vested. Change of control is deemed to occur when (i) any group becomes the owner of at least 20% of the total voting power of all classes of capital stock of the Company entitled to vote in an election, (ii) the current directors shall cease to constitute a majority of the board, (iii) the shareholders approve a certain plan of liquidation or merger or consolidation of the Company where the Company's current shareholders do not hold at least a majority of common stock of the surviving corporation or the Board of Directors immediately prior to the merger or consolidation would not constitute a majority of the Board of Directors of the surviving corporation, or the shareholders approve an agreement providing for the sale or other disposition of substantially all of the Company's assets.

         Unless sooner terminated in accordance with its terms, the 1995 Plan will expire on the date ten (10) years after the date of its adoption by the Board of Directors and no Option may be granted after that date.

         In 1989, the directors of the Company adopted and the stockholders of the Company approved the adoption of the 1989 Plan. In 1992, the Board of Directors adopted and the stockholders approved the adoption of an amendment to the Plan to (a) increase the total number of shares with respect to which options may be granted by 500,000 to 1,565,957, (b) permit the granting of NQOs at a price per share less than the fair market value of the Company's Common Stock on the date of grant, (c) permit options to be exercised up to two years after termination of employment under certain circumstances, and (d) make certain other changes necessary to bring the 1989 Plan into compliance with Rule 16b-3 under Section 16 of the 1934 Act ("Rule 16b-3"). The purpose of the 1989 Plan was to enable the Company to attract and encourage key employees, including officers and consultants, to contribute to the success of the Company by granting such employees ISOs and/or NQOs and by granting NQOs to such consultants. The 1989 Plan provides for the granting of options to purchase shares of the Company's Common Stock at a price per share not less than the fair market value on the date of grant, provided that NQOs may be granted at less than the fair market value of the Common Stock on the date of grant. No option may be outstanding for more than ten years after its grant.

         The 1989 Plan is administered by the Board of Directors or a committee of not less than two or more directors appointed by the Board of Directors (the "Committee"). Members of the Board who are not employees of the Company are not eligible to participate in the 1989 Plan. The Board (or the Committee) will determine, among other things, the recipients of grants, whether a grant will consist of ISOs or NQOs or a combination thereof, and the number of shares to be subject to such options.

         Upon exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash or check or, if authorized by the Board of Directors, by promissory note or in shares of the Company's Common Stock, or in a combination of the above. Generally, options may be exercised while the recipient is an employee of the Company and within 3 months after termination of employment. In the event of a termination of employment due to the death or permanent disability of an employee, options may be exercised up to twelve months following the date of termination (but in no event after the scheduled expiration date of the option).


         The 1989 Plan may be terminated at any time by the Board of Directors, which may also amend the 1989 Plan, except that without stockholder approval the Board may not increase the number of shares subject to the 1989 Plan or change the class of persons eligible to receive options under the 1989 Plan, or adopt any other amendment which would require stockholder approval under Rule 16b-3. The 1989 Plan contains various provisions imposing certain additional requirements regarding, for example, administration of the 1989 Plan and amendments required to comply with Rule 16b-3.

         Pursuant to the 1995 Plan, the Board of Directors has granted options to acquire an aggregate of 1,712,500 shares of Common Stock of the Company (net of cancellations). The Board of Directors intends such options to be ISOs to the extent such is allowable under the Code. Any such options granted as ISOs which exceed such limitation shall be characterized as NQOs. The Board of Directors has also granted NQOs to acquire an aggregate of 220,000 shares of Common Stock (net of cancellations) pursuant to the 1995 Plan to various officers and directors and consultants.

         Pursuant to the 1989 Plan, the Board of Directors has granted ISOs to acquire 581,500 shares of Common Stock of the Company (net of cancellations). In addition, the Board of Directors has granted NQOs to acquire an aggregate of 400,000 shares of Common Stock of the Company (net of cancellations) to a consultant. The Board of Directors has also granted NQOs to acquire an aggregate of 264,167 shares of Common Stock (net of cancellations) pursuant to the Non-Statutory Plan to various officers and directors.

         All outstanding options are exercisable at prices ranging from $0.922 to $3.219 per share. The exercise prices of all outstanding options were determined by the Board to be not less than the fair market value of the Common Stock as of the date of grant. The options all expire not more than ten years after the date of grant and by their terms become void if any of the recipients violate any restrictive covenant or confidentiality agreement executed by them with respect to the Company.

DIRECTOR COMPENSATION

         Formerly, Directors received no cash compensation for their services as directors, but were reimbursed for expenses actually incurred by them with respect to attendance at Board of Directors meetings. However, effective July 1, 1995, non-employee Directors will receive $5,000 per year (paid on a quarterly basis) and $500 for every meeting attended. Prior to July 1, 1995, the Company had compensated non-employee directors solely through the issuance of NQOs pursuant to the Non-Statutory Plan, which has expired. As of December 1, 1995, options to purchase 100,000 shares of Common Stock under the Non-Statutory Plan remain outstanding. Non-employee directors are currently issued NQOs under the 1995 Plan. Accordingly, the Board has issued NQOs (exercisable during a ten-year term which options vest over a two-year period) to each of Messrs. Gold, Wong, Cohen, Cherubini and Santmire to purchase an aggregate of 220,000 shares of Common Stock at exercise prices ranging from $.922 to $1.680 per share, which was determined by the Board to be not less than the fair market value thereof on the date of grant.

TREASURY STOCK

         In connection with the closing of the IPO, the then-existing stockholders of the Company, pursuant to an agreement with the Underwriter, have caused to be placed in the Company's treasury, as treasury stock, 150,000 previously outstanding shares of Common Stock owned by them, to be used as determined by the Company's Board of Directors for "restricted stock" issuances.

CONSULTANTS

         NRC RESOURCES GROUP, INC.

         Effective February 1, 1990, the Company and NRC entered into an agreement (the "NRC Agreement") providing for NRC to render advisory and consulting services to the Company in connection with its business, during the period ending December 31, 1990. As sole compensation for these services, the Company issued and delivered to NRC, following the effectiveness of the Company's Registration Statement on Form S-1 (Registration No. 33-38204), in February 1991, an aggregate of 32,600 shares of Common Stock which then were sold pursuant to the NRC Agreement by NRC as a Selling Security Holder under such Registration Statement, for aggregate net proceeds of $55,015.20, of which $15.20 was remitted to the Company in cash.


INDEMNIFICATION OF DIRECTORS, OFFICERS AND AGENTS OF THE COMPANY

         The New York Business Corporation Law permits a corporation through its certificate of incorporation to prospectively eliminate or limit the personal liability of its directors to the corporation or its stockholders for damages for breach of fiduciary duty as a director, with certain exceptions. The exceptions include acts or omissions in bad faith or which involve intentional misconduct or knowing violations of law, improper declaration of dividends, and transactions from which the director personally gained in fact a financial profit or other advantage to which he was not legally entitled. The Company's Restated Certificate of Incorporation exonerates its directors from personal liability to the extent permitted by this statutory provision.


                              CERTAIN TRANSACTIONS

         The following information has been adjusted to give effect to the 3.7899-for-1 stock split of the Company's Common Stock effected in November 1989.

REDEMPTION

         Between October 1986 and April 1987, a group comprised of several investors acquired 682,182 shares of Common Stock (625,333 shares from the Company and 56,849 shares from Dr. Gross) in a private offering for an aggregate purchase price of $599,400 (approximately $.88 per share). Pursuant to separate Investment Agreements (the "Investment Agreements") entered into among each investor, the Company and Dr. Gross (i) the Company and Dr. Gross agreed to enter into an employment agreement whereby Dr. Gross would be employed for a period of five years, and was to receive an annual salary of $65,000 with an annual end-of-year bonus of 20% of the Company's pretax earnings in excess of $200,000, (ii) the Company agreed that within 60 days after receipt of a request from an investor, it would repurchase such investor's Common Stock for a price equal to 80% of the book value per share of Common Stock at that time, (iii) the Company and Dr. Gross agreed that during or before October 1991, the Company would redeem 227,394 shares of Common Stock owned by Dr. Gross at a price equal to the book value per share of Common Stock at that time, (iv) Dr. Gross agreed to nominate and elect a seven-person Board of Directors, including three persons designated by the investor group, and (v) Dr. Gross agreed that he would not agree to a sale of all or a majority of the outstanding shares of Common Stock of the Company or to the sale of the assets of the Company on or before October 1991 unless each investor were to receive for his shares of Common Stock $.88 per share plus 8% per annum on his investment from the date of such investment until the purchase of each investor's shares.

         The Company entered into a certain redemption agreement with each of such investors (the "Redemption Agreement") which provided for the redemption by the Company of all Common Stock owned by such investors, as well as any other securities received thereafter as a dividend thereon (which includes 602,680 shares of Convertible Preferred Stock received as a stock dividend in November
1989) for an aggregate of $810,000, $250,000 of which the Company paid upon the closing of the IPO. The Company also paid interest on the $810,000 purchase price, at the rate of 8% per annum, from October 1, 1989 through the date of the IPO, in the amount of $20,594. The Company issued promissory notes providing for the payment of an aggregate principal amount of $560,000 and interest calculated at an annual rate of 8% percent, payable as follows:

         (i) an aggregate of $176,726 per year, for a period of 44 months, payable in monthly installments including principal and interest, commencing February 1990; and

         (ii) additional principal payments, within thirty-one days after the end of any fiscal year (which will reduce the amount payable as described in (i) above) during which the Company's net revenues exceed $2,500,000, of an amount equal to 10% percent of such net revenues which exceed $2,500,000 until full satisfaction of the notes.

         As of September 1993, the promissory notes were paid in full.

         Pursuant to the Redemption Agreement, the Company had agreed to maintain a life insurance policy reserved to satisfy the obligations of the Company to the note holders insuring the life of Dr. Gross having a face amount equal to the aggregate outstanding principal balance of the promissory notes. The promissory notes were also secured by a security interest in the shares which were redeemed, which shares were subject to reissuance in the event of a default by the Company in its payment obligation.

         The investors, the Company and Dr. Gross further agreed to terminate each of the Investment Agreements previously entered into among the Company, each investor and Dr. Gross under which Dr. Gross had the right to receive a bonus equal to 20% of the Company's pre-tax earnings in excess of $200,000, had a $65,000 salary limitation and was obligated to have 227,394 shares of his Common Stock redeemed by the Company in October, 1991 at the book value of such shares. The execution of the Redemption Agreement on behalf of the Company and the increase in Dr. Gross' compensation to its then current level, retroactive to January 1, 1989 and the subsequent increase in Dr. Gross' salary in July 1990 (see "Management-Employment Agreements"), were approved and ratified by the Board of Directors of the Company at special meetings held in August 1989 and July 1990, respectively. In connection with the execution of the Redemption Agreement, each of the three directors designated by the investor group resigned as directors.

                             PRINCIPAL STOCKHOLDERS


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of December 1, 1995 based on information obtained from the persons named below with respect to the beneficial ownership of shares of Common Stock of the Company by (i) each person known by the Company to be owners of more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee and certain executive officers, and (iii) all officers and directors as a group.

                                                Common Stock
                                -------------------------------------------
                                 Amount and Nature           Percentage of
Name and Address of                of Beneficial              Common Stock
Beneficial Owner(1)                Ownership(2)                 Owned
------------------               ----------------            --------------
Clifford M. Gross                    951,266(3)                   6.40%

Elissa-Beth Gross                    951,266(4)                   6.40

Michael Strauss                             0                     0.00

Joel L. Gold                           50,000                         *

Robert P. Wong                              0                     0.00

Lawrence N. Cohen                           0                     0.00

Julian H. Cherubini                         0                     0.00

Glenn F. Santmire                           0                     0.00

All officers and directors as          50,000                        *
a group (8 persons)



(1) 1800 Walt Whitman Road, Melville, NY 11747, with the exception of Clifford and Elissa- Beth Gross, whose address is as follows: 773 Mainsail Drive, Tampa, FL 33602

(2) Except as otherwise indicated, each owner has sole voting and investment power of the shares owned.

(3) Includes 304,563 shares of Common Stock owned by his wife, Elissa-Beth Gross. Dr. Gross disclaims beneficial ownership of Mrs. Gross' shares. Based upon information set forth in Schedule 13G filed with the Commission.

(4) Includes 646,703 shares of Common Stock owned by her husband, Dr. Gross. Mrs. Gross disclaims beneficial ownership of Dr. Gross' shares. Based upon information set forth in Schedule 13G filed with the Commission.
---------------
(*)less than 1%

                           DESCRIPTION OF SECURITIES

COMMON STOCK

         In June 1995, the Company authorized an increase in its authorized Common Stock from 20,000,000 shares, $.01 par value per share, to 40,000,000 shares, $.01 par value per share. The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the Board of Directors may from time to time determine. See "Dividend Policy." Each stockholder is entitled to one vote per share of Common Stock held by him. Under the Company's Restated Certificate of Incorporation the Common Stock is not subject to redemption. See "Certain Transactions-Redemption." Upon liquidation, dissolution or winding up of the Company and following provision for the liquidation preference of all outstanding preferred stock, the assets legally available for distribution to the holders of Common Stock are distributable ratably among the holders of the outstanding Common Stock. All outstanding shares of Common Stock are, and the shares of Common Stock issuable upon exercise of the Warrants will upon issuance, be fully paid and non-assessable. In September 1989, the Company authorized and adopted a Restated Certificate of Incorporation which provided that the Company's Common Stock is not entitled to any preemptive rights. The Company has received from each of its Pre-IPO Stockholders waivers of any preemptive rights such stockholders may have been entitled to with respect to prior issuances of securities by the Company.

WARRANTS

Class A, Class B and Class E Warrants.

         The Class A, B, and E Warrants have been issued pursuant to a warrant agreement, dated January 17, 1990 (as amended, the "Warrant Agreement"), among the Company, the Underwriter and North American Transfer Co., as assignee from American Stock Transfer & Trust Company, warrant agent (the "Warrant Agent"), and are evidenced by warrant certificates in registered form. All Class A Warrants were exercised or redeemed, except those issued to the Underwriter in conjunction with the Company's 1990 public offering, prior to the date hereof.


Warrant Amendments

         On January 5, 1995, the Company extended the expiration date of the Company's Class A Warrants, Class B Warrants, Class E Warrants, the Underwriter's Option and the Finder's Option from January 16, 1995 to January 17, 1997 and amended the exercise price of the Class B Warrants as set forth in the table below.


         Each Class A Warrant initially entitled the registered holder thereof to purchase one share of Common Stock and one Class B Warrant at a price of $2.00, subject to adjustment, at any time from January 17, 1991 until the close of business on January 16, 1995, unless previously redeemed. Pursuant to the terms of the Company's Discounted Warrant Plan described below, each Class A Warrant entitled the registered holder thereof to purchase one share of Common Stock and one Class E Warrant at a price of $1.50, subject to adjustment, at any time during the Class A Limited Exercise Period, unless previously redeemed. In October of 1991, the Board of Directors of the Company approved the Discounted Warrant Plan, providing for (a) a reduction during the Class A Limited Exercise Period in the exercise price from $2.00 to the discounted price of $1.50 per share of Common Stock, and (b) the issuance to each holder who exercises a Class A Warrant during the Class A Limited Exercise Period, of a Class E Warrant, in lieu of a Class B Warrant, which has the same terms and conditions as the Class B Warrants, except that the price of each Class E Warrant which is exercised prior to its expiration date (currently January 17, 1997) is at the discounted price of $1.25 per share of Common Stock, compared to $2.69, through December 13, 1996 and $3.33 thereafter per share (as adjusted), for the Class B Warrants. The Class A Limited Exercise Period was the 70-day period ending on February 19, 1992. In November of 1991, the Board of Directors of the Company amended the Warrant Agreement to give effect to the Discounted Warrant Plan. In December of 1993, all Class A Warrants, except for the Class A Warrants which are part of the Underwriter's Unit Purchase Option, were exercised or redeemed.

         As provided initially in the Warrant Agreement, each Class B Warrant entitled the holder thereof to purchase one share of Common Stock at exercise prices, ranging from $3.33 to $4.67 per share, subject to adjustment, at any time commencing upon issuance of the Class B Warrants until the close of business on the expiration date (January 16, 1995), unless previously redeemed. The Class B Warrants are subject to redemption by the Company at any time on or after the date the Class A Warrants are redeemed, on not less than 30 days' prior written notice, at $.03 per Warrant, if (i) the average closing bid price of the Common Stock exceeds the applicable average closing bid price for any period of 30 consecutive business days ending within 15 days prior to the date of the notice of redemption and (ii) the Company has in effect a current prospectus covering the Common Stock issuable upon exercise of the Class B Warrants.


         The exercise price of the Class A, B, and E Warrants and the number and kind of shares of Common Stock or other securities and property to be obtained upon the exercise of those Warrants are subject to adjustment in certain circumstances, including a stock split of, or stock dividend on, or a subdivision, combination or recapitalization of, the Common Stock or sale of Common Stock at less than the market price of the Common Stock, provided that no adjustment shall be made unless and until the adjustment, or the aggregate of successive adjustments, would exceed $.25 per share. Additionally, an adjustment would be made upon the sale of all or substantially all of the assets of the Company so as to enable those Warrant holders to purchase the kind and number of shares of stock or other securities or property (including cash) receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon exercise of such Warrant. No adjustment for previously paid cash dividends, if any, will be made upon exercise of those Warrants.

         After  giving  effect  to  the  foregoing   provisions  for  adjustment
resulting from the issuance of certain securities and the amendments to the Class A, B and E Warrants, the exercise prices for the Class A and B Warrants have been adjusted to the prices set forth in the table below, and the number of shares to be obtained upon the exercise of the Class A and Class B Warrants has been increased from one share to one and two-tenths (1.2) shares; provided, that, the application of the foregoing provisions for adjustment upon the issuance of Class E Warrants has not resulted in a further adjustment in the exercise prices of the Class B Warrants because the amount of the adjustment has not exceeded $.25 per share.

         The current exercise prices for the Class A and Class B Warrants are as follows:

WARRANTS AND PERIOD                                          Exercise Price
                                                        (per share, as adjusted)

--------------------------------------------------------------------------------



Class A                                                             $1.72
-------
Class B                                                             $2.69
-------
  Until December 13, 1996

  From December 14, 1996 to January 17, 1997                        $3.23

         The Warrants do not confer upon the holder any voting or any other rights of a stockholder of the Company. Upon notice to the Warrant holders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.


         The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the respective expiration date (or earlier redemption date) of such Warrants at the offices of the Warrant Agent, with the form of "Election to Purchase" on the reverse side of the Warrant certificate duly completed and executed, accompanied by payment of the full exercise price (by certified check payable to the order of the Warrant Agent) for the number of Warrants being exercised.

         The terms of the Class E Warrants are identical to those of the Class B Warrants, excluding the adjusted exercise prices set forth above and the adjusted conversion ratio, provided that, pursuant to the terms of the Company's Discounted Warrant Plan, each Class E Warrant entitles the registered holder thereof to purchase one and one-tenth (1.1) shares of Common Stock at $1.25 per share, subject to adjustment, at any time prior to its expiration on January 17, 1997.

CLASS D WARRANTS


         The Class D Warrants have been issued pursuant to the Securities Purchase Agreement in connection with the 1991 Private Placement, and are evidenced by warrant certificates in registered form. The Class D Warrant holders are entitled to certain rights and benefits set forth in the Securities Purchase Agreement, including a right of first refusal and certain registration rights.

         As originally issued, each Class D Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $2.00 per share, subject to adjustment, at any time from June 25, 1991 through the close of business on June 25, 1996.

         The exercise price of the Class D Warrants and the number and kind of shares of Common Stock or other securities and property to be obtained upon the exercise of the Class D Warrants are subject to adjustment in certain circumstances, including a stock split of, or stock dividend on, or a subdivision, combination or recapitalization of, the Common Stock or sale of Common Stock at less than the exercise price of the Class D Warrants. Additionally, the Company will insure that upon any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the assets of the Company, Class D Warrant holders will be able to purchase the number of shares of stock or other securities or assets receivable in such event by a holder of the number of shares that might otherwise have been purchased upon exercise of such Warrant.


         After giving effect to the foregoing provisions for adjustment, the exercise price has been adjusted to $.875 per share of Common Stock, and the number of shares to be obtained upon the exercise of the Class D Warrants has been increased from one share to approximately two and twenty-nine hundredths (2.29) shares.

         The Class D Warrants are not subject to redemption by the Company.

         The Class D Warrants may be exercised at any time prior to the expiration date, upon surrender of the warrant certificate at the office of the Company or the Warrant Agent, together with a completed exercise agreement, accompanied by payment of the full exercise price for the number of Class D Warrants being exercised.

         The Class D Warrants do not confer upon the holder any voting or any other rights of a stockholder of the Company. Upon notice to the Class D Warrant holders, the Company has the right to reduce the exercise price or extend the expiration date of the Class D Warrants.

Class C Warrants

         Each Class C Warrant entitles the holder thereof to purchase from the Company one share of its Common Stock at a price of $1.00 per share, subject to adjustment.

         The terms of the Class C Warrants are substantially identical to those of the Class D Warrants except for the exercise price and except that the Class C Warrants have not been issued pursuant to the Securities Purchase Agreement and, accordingly, are not entitled to any of the benefits thereof, including a right of first refusal or any registration rights.

         After giving effect to the provisions for adjustment of the exercise price of the Class C Warrants and the number of shares of Common Stock to be obtained upon the exercise of the Class C Warrants, the exercise price has been adjusted to $.875 per share of Common Stock and the number of shares to be obtained upon the exercise of the Class C Warrants has been increased from one share to approximately one and fourteen hundredths (1.14) shares.

ACQUISITION PREFERRED STOCK

         The Company is authorized to issue 750,000 shares of its Acquisition Preferred Stock, $.01 par value, none of which are presently issued and outstanding. The Acquisition Preferred Stock is only permitted to be issued as consideration pursuant to (i) a statutory merger or consolidation as to which the Company is the surviving entity, (ii) the acquisition by the Company of substantially all the assets or business of another entity or (iii) the acquisition by the Company of 50% or more of the voting securities of another entity. The Acquisition Preferred Stock is issuable from time to time in one or more series. The Board of Directors is authorized to fix, before issuance, (i) the voting powers, if any, and (ii) the designations, preferences and any other rights, qualifications, limitations and restrictions applicable to each series of Acquisition Preferred Stock, including, without limitation, dividend rates and conditions, dividend preferences, conversion and redemption rights and liquidation preferences. The Board of Directors may without approval of the holders of the Common Stock issue the Acquisition Preferred Stock with voting and conversion rights which may adversely affect the rights, including voting rights, of the holders of the Common Stock.

8% PREFERRED STOCK

         The Company is authorized to issue 15,000 shares of its 8% Preferred Stock, $10.00 par value, none of which are issued and outstanding. Holders of 8% Preferred Stock do not have any voting rights.

         Holders of shares of 8% Preferred Stock are entitled to cumulative cash dividends at an annual rate of $.80 per share, payable quarterly, as and when declared by the Board of Directors, before any dividend may be paid or declared on the Common Stock. The Company may at any time, and within five years after issuance must, redeem the 8% Preferred Stock, at $10.00 per share, together with accrued and unpaid dividends, if any. In the event of the liquidation or winding up of the Company, holders of the 8% Preferred Stock will be entitled to receive $10.00 per share, together with all accrued and unpaid dividends, before any amounts may be paid in respect of the Company's Common Stock.

TRANSFER AGENT AND WARRANT AGENT

         North American Transfer Co., Freeport, New York is the Company's transfer and warrant agent.

BUSINESS COMBINATION PROVISIONS

         New York law regulates "business combinations," a term covering a broad range of transactions, between "resident domestic corporations" (as defined, which term would include the Company) and an interested stockholder, which is defined as any person beneficially owning, directly or indirectly, 20% or more of the outstanding voting stock of the resident domestic corporation or any affiliate or associate of such owner. However, if the interested stockholder has owned at least 5% of such outstanding voting stock at all times from October 31, 1985 to the date at which he or it first attains 20% ownership (the "Stock Acquisition Date"), the proposed business combination is exempt from this statute. Under the statute, a resident domestic corporation may not engage in any business combination with any interested stockholder unless (a) if the business combination is to occur within five years of the date the stockholder acquired 20% or more ownership, either the business combination or the stock acquisition must have been previously approved by the board of directors, or (b) the business combination is approved by a majority of outstanding voting shares (not including those shares owned by the interested stockholder), which approval may not be effectively given until approximately five years after the interested stockholder's Stock Acquisition Date, or (c) the consideration paid to the non-interested stockholders must meet certain stringent conditions imposed by the statute. The restrictions imposed by the statute will not apply to a corporation which amends its by-laws by the affirmative vote of a majority of its outstanding voting stock (not including those shares held by the interested stockholders) to "elect out" of the statute; provided that such amendment will not be effective for 18 months after such vote and will not apply to any business combination where the Stock Acquisition Date is on or prior to the date of the amendment.

         At this time, the Company will not seek to "elect out" of the statute and, therefore, the restrictions imposed by the statute will apply to the Company. The Company does not presently anticipate participating in any business combination or similar transaction covered by the "business combination" statute in the foreseeable future and is not actively considering or discussing any such transaction.

                        SHARES ELIGIBLE FOR FUTURE SALE

         Upon issuance of all shares of Common Stock registered hereby, the Company will have 14,948,651 shares of Common Stock outstanding, assuming that the Underwriter's Unit Purchase Option, the Class B Warrants, the Class C Warrants and the Class E Warrants are not exercised. All of the 958,008 shares of Common Stock currently outstanding and owned by the Pre-IPO Stockholders, including an aggregate of 951,266 shares owned by Dr. Gross and members of his family (See "Principal Stockholders"), are "restricted securities" within the meaning of Rule 144, promulgated under the 1933 Act. All of such shares have satisfied the two-year holding period requirement contained in Rule 144 and, therefore, will be eligible for sale in the public market in reliance upon Rule 144.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), holding shares of Common Stock that are restricted, and an "affiliate", as that term is defined under the 1933 Act, holding shares of Common Stock (whether or not "restricted"), is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock, or
(ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale; provided that, with respect to shares of Common Stock that are "restricted securities," a minimum of two years has elapsed between the later of the date of the acquisition of the shares from the Company or from an "affiliate" and such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person who is not an affiliate and has owned such shares for at least three years is entitled to sell such shares without regard to the volume or other requirements.


         The holders of the Underwriter's Unit Purchase Option and shares of Common Stock issued in the various private placements have demand and piggyback registration rights with respect to such securities and the securities underlying such securities.

         Sales of substantial amounts of Common Stock in the public market under Rule 144, pursuant to a registration statement or otherwise, could adversely affect the prevailing market price of the Common Stock.



                        AGREEMENTS WITH THE UNDERWRITER

         Pursuant to the Underwriting Agreement, the Company sold to the Underwriter, for nominal consideration, the Underwriter's Unit Purchase Option to purchase up to 107,500 Units at $5.20 per Unit, subject to certain anti-dilution adjustments which, as a result of various private placements, have caused such price to be reduced to $4.35 per Unit and the number of Units to be increased to approximately 127,547. The Units purchasable upon exercise of the Underwriter's Unit Purchase Option are identical to the Units sold in the IPO, except that the Warrants included therein are not redeemable by the Company. The Underwriter's Unit Purchase Option is exercisable during the period commencing January 17, 1992 and terminating on January 17, 1997. The Underwriter's Unit Purchase Option was not transferable for two years from the date of issuance except to officers of the Underwriter. For the life of the Underwriter's Unit Purchase Option, the holder thereof is given the opportunity to profit from a rise in the market price of the Common Stock of the Company with a resulting dilution in the interest of other stockholders. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriter's Unit Purchase Option is outstanding; and at any time when the holder of the Underwriter's Unit Purchase Option might be expected to exercise it, the Company would probably be able to obtain additional equity capital on terms more favorable than those provided in the Underwriter's Unit Purchase Option. The Company has agreed to register under the 1933 Act, at its expense on one occasion, and at the expense of the holder on another occasion, the Underwriter's Unit Purchase Option and/or the underlying securities at the request of the holder thereof. The Company has also agreed to certain "piggy-back" registration rights for the holders of the Underwriter's Unit Purchase Option and/or the underlying securities. See "Recent Events - 1991 Private Placement" for a description of the compensation arrangements between the Underwriter and the Company with respect to the 1991 Private Placement and "Description of Securities - Class C Warrants" for a description of the Class C Warrants issued to the Underwriter in connection therewith.

         The Company also agreed to issue the Finder's Option to NRC to purchase 2,981 Units, as adjusted, on terms substantially identical to the Underwriter's Unit Purchase Option, except that the holder of the Finder's Option is not entitled to demand registration rights and the Warrants issuable under the Finder's Option are redeemable. In addition, in connection with the IPO, the Underwriter paid to NRC a finder's fee of $10,000. See "Management-Consultants."

         The Underwriter is a market maker for the securities of the Company.

         The Company has entered into an agreement with the Underwriter providing for the payment of a fee to the Underwriter in the event the Underwriter is responsible for a merger or other acquisition transaction to which the Company is a party which agreement replaced a previous agreement between the Company and the Underwriter pursuant to which no fees were paid.

         The Company entered into a consulting agreement with the Underwriter pursuant to which the Underwriter acted as the Company's investment banker through December 31, 1990 for a fee of $38,000.

         The Company will pay the Underwriter a fee of 4% of the aggregate exercise price of each Class A, Class B or Class E Warrant exercised after January 17, 1991 if (i) the market price of the Company's Common Stock on the date the Warrant is exercised is greater than the then Warrant exercise price;
(ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc.; (iii) the Warrant was not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the IPO and at the time of exercise of the Warrant; and (v) the solicitation of exercise of the Warrant was not in violation of Rule 10b-6 promulgated under the 1934 Act. The Company has agreed not to solicit the exercise of any Warrants other than through the Underwriter.

         The Company has agreed in principle with the Underwriter and a broker associated with the Underwriter that the Underwriter and such broker will solicit exercises of Class E Warrants and will receive a fee of 10% of the aggregate exercise price of each Class E Warrant exercised during an agreed upon period of time (currently anticipated to be a thirty-day period) in lieu of such 4% fee.

         Under applicable rules and regulations under the 1934 Act, any person engaged in a distribution of any of the securities offered hereby, including without limitation, the Company and the Selling Security Holders, may not simultaneously engage in market activities with respect to any of such securities for a period of nine business days, or such other applicable periods as Rule 10b-6 promulgated under the 1934 Act may provide, prior to the commencement of such distribution, until the distribution, or in certain cases the participation of the person in the distribution, has been completed. In addition to and without limiting the foregoing, any person participating in such distribution may be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including without limitation Rules 10b-6, 10b-6A or 10b-7, which provisions may limit the timing of purchases and sales of any of the securities offered hereby. All of the foregoing may affect the marketability of the securities offered hereby and the ability of any person to engage in market making activities with respect to the securities offered hereby.

         Pursuant to the Securities Purchase Agreement, the Company sold securities consisting of $1,101,562 of the Notes, convertible into Common Stock at $1.00 per share, 660,937 shares of Common Stock at $1.00 per share and 176,250 Class D Warrants exercisable over a five-year term at $2.00 per share for 176,250 shares of Common Stock. A total of 35.25 of these 1991 Units were sold at $50,000 each, consisting of a $31,250 Note, 18,750 shares of Common Stock and 5,000 Class D Warrants. The Securities Purchase Agreement contains covenants, which survived the conversion and prepayment of the Notes, (i) to register the securities issued pursuant to the Securities Purchase Agreement and
(ii) to maintain a minimum net worth equal to the lesser of (i) the minimum net worth requirements of NASDAQ in order to maintain the listing of its Common Stock or (ii) $500,000. See "Risk Factors -- Future Sales of Common Stock." As of December 31, 1992, the holders of approximately 91% of the aggregate face value of the Notes had converted their Notes into Common Stock. A total of 1,000,004 shares of Common Stock were issued as a result of this conversion. Pursuant to the Securities Purchase Agreement, those Notes which were not converted were prepaid in full in 1992. Since the Notes have been paid in full, if the Company breached the covenants there would be no liability except to register the securities and use its best efforts to maintain the minimum net worth required. See "Recent Events - 1991 Private Placement" and "Risk Factors - Limited Operating History; Losses; Accumulated Deficit and Future Sale of Common Stock." The Company currently meets the minimum net worth covenant; however, if the Company continues to sustain losses, at some point in the future, it will breach this covenant. The breach of this covenant could have a material adverse effect on the market price of the Common Stock.

         The exercise prices and other terms of the Class D Warrants, the Finder's Option and the Warrants included therein have been determined by negotiation between the Company and the Underwriter and are not necessarily related to the Company's asset value, net worth or other established criteria of value. Factors considered in determining the exercise price of the respective Warrants and Finder's Option included the then present state of the Company's development, the future prospects of the Company, an assessment of management, the general condition of the securities markets and other factors deemed relevant.

                            SELLING SECURITY HOLDERS

         The following table sets forth certain information with respect to the Selling Security Holders and their beneficial ownership of shares of Common Stock as of December 1, 1995, including shares issuable upon the exercise of the Class D Warrants and shares underlying stock options, warrants and convertible securities which were immediately exercisable or convertible or which became immediately exercisable or convertible within 60 days of the date hereof. The amounts set forth below reflect adjustments made under relevant antidilution provisions.

                                     Shares of                                                        Shares of
                                    Common Stock                                                    Common Stock
                                    Beneficially                                                    Beneficially
     Name of Selling Security      Owned Prior to       Percentage of         Shares to be           Owned After       Percentage of
              Holder                 Offering(1)          Class Owned              sold               Offering(1)       Class Owned
------------------------------------------------------------------------------------------------------------------------------------

Walter Absil                          30,179                  *                   30,179                ---                 ---
Jose Banaag                           5,000                   *                    5,000                ---                 ---
James H. Barber, Jr.                  194,229(2)              1.32                61,429             132,800(2)                *
Isaac Berman                          61,429                  *                   61,429                ---                 ---
Steven Berman                         30,714                  *                   30,714                ---                 ---
Edward D. Burger                      30,714                  *                   30,714                ---                 ---
Jim D. Burrow                         33,107                  *                   15,357              17,750                   *
Nancy Chervin                         1,000                   *                    1,000                ---                 ---
Harry D. Cohen                        30,714                  *                   30,714                ---                 ---
Kevin Costello                        68,612                  *                    5,000              63,612                   *
David Deutsch                         237,973                 1.62                76,786             161,187               1.09
Donna Dressel                         2,000                   *                    2,000                ---                 ---
Arthur Fein                           140,000                 *                   40,000             100,000                   *
Denis Fortin                          61,429                  *                   61,429                ---                 ---
Henry A. Fredericks                   132,929                 *                   61,429              71,500                   *
Amy Fuchs                             68,612                  *                    5,000              63,612                   *
Joseph Giamanco                       30,714                  *                   30,714                ---                 ---
Ravindra Goonetilleke                 3,000                   *                    3,000                ---                 ---
Daniel L. Gorman                      30,714                  *                   30,714                ---                 ---
Leo Guthart                           30,714                  *                   30,714                ---                 ---
Robert P. Hauptfuhrer                 61,429                  *                   61,429                ---                 ---
Herbert B. Hirsch                     90,429                  *                   61,429              29,000                  *
The Revocable Inter Vivos             65,429                  *                   61,429               4,000                  *
         Trust of Carlynne L.
         Holmes dated February
         19, 1987 - Carlynne L.
         Holmes, Trustee
F. Donald Hudson                      61,429                  *                   61,429                ---                 ---
Eric Joss                             7,678                   *                    7,678                ---                 ---
Ivan F. Katz                          15,357                  *                   15,357                ---                 ---
Hersch Klaff                          7,678                   *                    7,678                ---                 ---
Victor Kaufman                        30,714                  *                   30,714                ---                 ---
James C. Klouda                       122,857                 *                  122,857                ---                 ---
Marlene R. Krauss, M.D.               30,179                  *                   30,179                ---                 ---
Donald B. Kuspit and Judith C.        35,357                  *                   15,357              20,000                  *
         Kuspit - JTWROS
Kenneth Lazar                         30,714                  *                   30,714                ---                 ---
Michael Librizzi                      15,357                  *                   15,357                ---                 ---
George Lionikis, Sr.                  61,429                  *                   61,429                ---                 ---
Neil Lowenbraun and Elizabeth         61,429                  *                   61,429                ---                 ---
         Gordon - JTWROS
Karl G. Mangold and Janet L.          61,429                  *                   61,429                ---                 ---
         Mangold, JTWROS
James T. McMillan, II                 30,714                  *                   30,714                ---                 ---
Melvin Miller                         124,143                 *                   92,143              32,000                  *
Chandra Nair                          3,000                   *                    3,000                ---                 ---
NRC(3)                                23,251                  *                   23,251

                                     Shares of                                                        Shares of
                                    Common Stock                                                    Common Stock
                                    Beneficially                                                    Beneficially
     Name of Selling Security      Owned Prior to       Percentage of         Shares to be           Owned After       Percentage of
              Holder                 Offering(1)          Class Owned              sold               Offering(1)       Class Owned
------------------------------------------------------------------------------------------------------------------------------------

John V. Parker                       122,857                  *                  122,857                ---                 ---
Richard L. Quackenbush                30,714                  *                   30,714                ---                 ---
John J. Reilly, M.D.                  30,714                  *                   30,714                ---                 ---
George P. Rutland                     61,429                  *                   61,429                ---                 ---
Bernard R. Schiel                     19,357                  *                   15,357               4,000                  *
Gail Schneider                        30,714                  *                   30,714                ---                 ---
Terrace W. Schwab                     21,544                  *                    7,544              14,000                  *
Lynda Silberstein                     15,357                  *                   15,357                ---                 ---
Melvin Spielman                       61,429                  *                   61,429                ---                 ---
Dr. Thomas Stelmack                   37,357                  *                   15,357              22,000                  *
Ava Stern                             41,000                  *                    5,000              36,000                  *
Vidalia Internal Medicine,           111,429                  *                   61,429              50,000                  *
         P.C., Profit Sharing
         Plan dated May 15, 1989
         James Barber, Jr. and
         Ron Smith, M.D.,
         Trustees
Gerald Waldman                        15,357                  *                  15,357                 ---                 ---
Mr. Chamer Wei                        61,429                  *                  61,429                 ---                 ---
Robert Weiner                         30,714                  *                  30,714                 ---                 ---
Edward W. Weingartner                 52,589                  *                  15,089               37,500                  *
M. Dale Williams                      30,714                  *                  30,714                 ---                 ---
Robert I. Williams                    30,714                  *                  30,714                 ---                 ---

-------------------
(1) Based on Company records and information furnished by the Selling Security Holders. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or it.


(2) Includes 108,000 shares owned by Vidalia Internal Medicine, P.C., Profit SharIng Plan dated 5/15/89 held indirectly by Mr. Barber as co-trustee.

(3) Includes the Finder's Option, which was exercisable for 2,981 Units, consisting of 8,943 shares of Common Stock and 5,962 Class A Warrants, which in turn are exercisable to purchase 7,154 shares of Common Stock and 5,962 Class B Warrants, which in turn are exercisable to purchase 7,154 shares of Common Stock issued under the Class B Warrants. Each of the Finder's Option and the Units, Class A Warrants, Class B Warrants and underlying Common Stock beneficially owned by NRC is being offered for resale pursuant to this Prospectus. NRC has exercised the Finder's Option for 1,413 Units and has an option to purchase 1,568 Units which consist of 4,704 shares of Common Stock.

-------------------
(*) less than 1%.

         David Deutsch, a former director, President and Chief Operating Officer, and Chief Financial Officer, resigned as a director, officer and employee of the Company, effective January 1, 1993.

         Arthur Fein, a former director, Executive Vice President-Operations and Finance, Executive Vice President, and Chief Financial Officer and Treasurer, resigned as a director on April 11, 1994 and as an officer and employee effective April 17, 1992.

         Amy Fuchs, a former Vice President-Administration, resigned this position in January 1992 and is presently employed in the sales and marketing areas.

         Ava   Stern,   a  former   Vice   President-Corporate   Communications,
consultant, and regional sales manager, resigned from the Company effective March 31, 1992.

         The following Selling Security Holders have been employees of the Company during the respective periods shown below:

         Name                                        Period of Service
         ----                                        -----------------
         Jose Banaag                                 1/89  -  1/92
         Nancy Chervin                               6/90  -  12/92
         Kevin Costello                              1/86  -  11/93
         Donna Dressel                               4/90  -  3/92
         Ravindra Goonetilleke                       1/90  -  9/91
         Chandra Nair                                3/89  -  11/93



         For a description of the relationships between NRC and the Company, see "Management - Consultants - NRC Resources Group, Inc." For a description of the relationships between the Underwriter and the Company, see "Agreements with the Underwriter."

         No other Selling Security Holder has had any position, office or other material relationship with the Company, or its affiliates within the past three years.


PLAN OF DISTRIBUTION

         The shares of Common Stock and the Finder's Option (including for the purposes hereof, the Units covered thereby and the shares of Common Stock and Warrants comprising the Units or issuable upon exercise of such Warrants) offered by the Selling Security Holders were issued to the Selling Security
Holders in connection with the IPO, the 1991 Private Placement or from the treasury, as the case may be. In connection therewith, the Company agreed, under certain circumstances, to register these securities. All costs, expenses and fees in connection with the registration of the shares of Common Stock and Finder's Option offered hereby will be borne by the Company. Brokerage commissions, if any, attributable to the sale of the shares and the Finder's Option will be borne by the Selling Security Holders.

         The Selling Security Holders have advised the Company that sales of the shares and the Finder's Option may be effected from time to time in transactions (which may include block transactions) on the Boston Stock Exchange, in the over-the-counter market, in negotiated transactions, through the writing of options on the shares or the Finder's Option, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale or negotiated prices. The Selling Security Holders may effect such transactions by selling shares or the Finder's Option directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares or the Finder's Option for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Security Holders and any broker-dealers that act in connection with the sale of the shares or the Finder's Option might be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any commission received by them and any profit on the resale of the shares or the Finder's Option as principals might be deemed to be underwriting discounts and commissions under the 1933 Act. Sales of the shares or the Finder's Option may be made either pursuant to the Registration Statement of which this Prospectus is a part or pursuant to Rule 144 under the 1933 Act.

         The Selling Security Holders may agree to indemnify any agent, or broker-dealer that participates in transactions involving sales of the shares or the Finder's Option against certain liabilities, including liabilities arising under the 1933 Act. The Company and the Selling Security Holders may agree to indemnify each other and certain other persons against certain liabilities in connection with the offering of shares or the Finder's Option, including liabilities arising under the 1933 Act.

                                 LEGAL MATTERS

         Certain legal matters with respect to the securities offered hereby will be passed upon for the Company by Rivkin, Radler & Kremer, Uniondale, New York.

                                    EXPERTS

         The consolidated balance sheet of BCAM International, Inc. (formerly Biomechanics Corporation of America) as of December 31, 1994 and the related consolidated statements of operations, common shareholders' equity and cash flows for each of the two years in the period ended December 31, 1994, appearing in this Prospectus and in the Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            BCAM INTERNATIONAL, INC.

                         Index of Financial Statements

                                                                            Page
                                                                            ----
Condensed Consolidated Balance Sheet--September 30, 1995 (Unaudited)........F-2

Condensed Consolidated Statements of Operations - Three Months
   and Nine Months Ended September 30, 1995 and 1994 (Unaudited)............F-3

Condensed Consolidated Statements of Cash Flows - Nine Months Ended
   September 30, 1995 and 1994 (Unaudited)..................................F-4

Notes to Condensed Consolidated Financial Statements - September 30, 1995
   (Unaudited)..............................................................F-5

Report of Independent Auditors..............................................F-6

Consolidated Balance Sheet--December 31, 1994 ..............................F-7

Consolidated Statements of Operations - Year Ended
   December 31, 1994 and 1993...............................................F-8

Consolidated Statements of Common Shareholders'
   Equity.................................................................. F-9

Consolidated Statements of Cash Flows - Year Ended
   December 31, 1994 and 1993...............................................F-10

Notes to Condensed Consolidated Financial Statements - December 31, 1994....F-12

                            BCAM International, Inc.
                Condensed Consolidated Balance Sheet (Unaudited)
                               September 30, 1995


Assets
Current assets:
    Cash and cash equivalents                                                                 $        2,538,333
    Accounts receivable, less allowance for doubtful accounts of $3,326                                  315,074
    Prepaid expenses and other current assets                                                             93,794
                                                                                             --------------------
Total current assets                                                                                   2,947,201

Property, plant, and equipment, at cost:
    Furniture and fixtures                                                                               220,318
    Equipment                                                                                            587,511
    Leasehold improvements                                                                                50,519
                                                                                             --------------------
                                                                                                         858,348
    Less accumulated depreciation and amortization                                                      (558,790)
                                                                                             --------------------
                                                                                                         299,558
Other assets, principally patents (net of accumulated amortization of $144,538)                          197,805
                                                                                             --------------------
Total assets                                                                                  $        3,444,564
                                                                                             ====================

Liabilities and shareholders' equity
Current liabilities:
    Accounts payable                                                                          $           12,996
    Accrued expenses and other current liabilities                                                       376,845
                                                                                             --------------------
Total current liabilities                                                                                389,841

Other liabilities                                                                                          5,490
Acquisition preferred stock, par value $.01 per share:
    authorized 750,000 shares; no shares issued or outstanding                                           -

Common shareholders' equity:
    Common stock, par value $.01 per share; authorized 40,000,000 shares,
    15,620,415 shares issued and 14,857,233 shares outstanding                                           156,204
    Paid-in surplus                                                                                   15,033,759
    Deficit                                                                                          (11,241,630)
                                                                                             --------------------
                                                                                                       3,948,333
    Less 763,182 treasury shares                                                                        (899,100)
                                                                                             --------------------
                                                                                                       3,049,233
                                                                                             --------------------
Total liabilities and shareholders' equity                                                    $        3,444,564
                                                                                             ====================

See notes to condensed consolidated financial statements (unaudited).

                                                      BCAM International, Inc.
                                  Condensed Consolidated Statements of Operations (Unaudited)





                                              Three months ended September 30           Nine months ended September 30
                                          ----------------------------------------   --------------------------------------
                                                 1995                  1994                 1995                 1994
                                          ------------------    ------------------   ------------------    ----------------


Net revenue                               $         158,485     $         224,130    $         572,881     $     1,085,809
Interest and other income                            40,707                51,657              141,820             133,261
                                          ------------------    ------------------   ------------------    ----------------
                                                    199,192               275,787              714,701           1,219,070
                                          ------------------    ------------------   ------------------    ----------------
Costs and expenses:
   Direct costs of revenue                          131,478               136,851              558,125             677,514
   Selling, general and administrative              505,753               546,235            1,396,769           1,511,716
   Research and development                         -                      61,837                3,767             122,017
                                          ------------------    ------------------   ------------------    ----------------
                                                    637,231               744,923            1,958,661           2,311,247
                                          ------------------    ------------------   ------------------    ----------------


Net (loss)                                $        (438,039)     $       (469,136)    $     (1,243,960)     $   (1,092,177)
                                          ==================    ==================   ==================    ================

Net (loss) per share                      $          (0.03)     $          (0.03)    $          (0.08)     $        (0.07)
                                          ==================    ==================   ==================    ================

Weighted average number of common
   shares outstanding                            14,857,233            14,670,466           14,804,852          14,660,855
                                          ==================    ==================   ==================    ================

See notes to condensed consolidated financial statements (unaudited).

                                                   BCAM International, Inc.

                             Condensed Consolidated Statements of Cash Flows (Unaudited)


                                                                                  Nine months ended September 30
                                                                          ---------------------------------------------
                                                                                   1995                     1994
                                                                          --------------------       ------------------

Operating activities
Net (loss)                                                                $        (1,243,960)        $     (1,092,177)
Adjustments to reconcile net (loss) to net cash (used in)
    operating activities
       Depreciation and amortization                                                  126,105                  103,149
       Amortization of premium on held to maturity securities                           -                        7,510
       Accrued interest on held to maturity securities                               (107,198)                 (44,046)
       Loss on sale of available for sale securities                                    -                        5,992
       Issuance of common shares in lieu of compensation                                -                       29,117
       Changes in operating assets and liabilities:
         (Increase) decrease in accounts receivable                                  (195,219)                 128,413
         Decrease (increase) in prepaid expenses and other
            current assets                                                            136,686                  (71,697)
         (Increase) in other assets                                                   (32,109)                (135,448)
         (Decrease) increase in accounts payable, accrued
            expenses and other current liabilities                                   (310,828)                  53,142
         (Decrease) in other liabilities                                              (29,241)                 (16,804)
                                                                          --------------------       ------------------
Net cash (used in) operating activities                                            (1,655,764)              (1,032,849)
                                                                          --------------------       ------------------

Investing activities
Purchase of property, plant and equipment                                              (5,188)                 (69,814)
Purchase of available for sale securities                                               -                     (143,298)
Purchase of held to maturity securities                                            (1,299,782)              (4,161,884)
Proceeds from available for sale securities                                             -                    2,281,331
Proceeds from held to maturity securities                                           4,535,000                2,179,161
Proceeds from sale of equipment                                                         1,200                    1,050
                                                                          --------------------       ------------------
Net cash provided by investing activities                                           3,231,230                   86,546
                                                                          --------------------       ------------------

Financing activities
Net proceeds from sale of common stock and exercise of
    warrants                                                                            -                       90,255
Redemption of convertible preferred stock                                               -                      (16,473)
Payment of registration and issuance costs                                           (77,234)                  (29,644)
                                                                          --------------------       ------------------
Net cash (used in) provided by financing activities                                  (77,234)                   44,138
                                                                          --------------------       ------------------

Increase (decrease) in cash and cash equivalents                                   1,498,232                  (902,165)
Cash and cash equivalents at beginning of period                                   1,040,101                 1,757,653
                                                                          ====================       ==================
Cash and cash equivalents at end of period                                $        2,538,333         $         855,488
                                                                          ====================       ==================

See notes to condensed consolidated financial statements (unaudited).

                            BCAM International, Inc.
                                 ("the Company")

              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

                               September 30, 1995

1. Basis of Presentation

          On June 22, 1995, the Company's shareholders approved a change of the name of the corporation from Biomechanics Corporation of America to BCAM International, Inc.

          The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month and nine-month periods ended September 30, 1995 are not necessarily indicative of the results that may be expected for the year ending December-31, 1995. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form-10-KSB for the year ended December 31, 1994.

2. Per Share Data

          Net loss per share has been computed on the basis of the weighted average number of common shares outstanding for each of the periods presented. Common share equivalents have been excluded since their effect is anti-dilutive.

3. Income Taxes

          The Company accounts for income taxes in accordance with Financial Accounting Standards Board ("FASB") Statement No. 109, "Accounting for Income Taxes". The Company has not reflected a benefit for income taxes in the accompanying condensed consolidated statements of operations for the three months and nine months ended September 30, 1995 and 1994 since the future availability of net operating loss carryforwards have been offset in full by valuation allowances in accordance with FASB Statement No. 109.


4. Significant Customers

          During the three months ended September 30, 1995, two customers accounted for approximately $67,000 and $32,000, or 62% of net revenue. During the three months ended September 30, 1994, three customers accounted for approximately $100,000, $53,000 and $50,000 or 90% of net revenue.

          During the nine months ended September 30, 1995, two customers accounted for $151,000 and $84,000, or 41% of net revenue. During the nine months ended September 30, 1994, two customers accounted for approximately $616,000 and $175,000 or 73% of net revenue.

ERNST & YOUNG LLP

                         REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
Biomechanics Corporation of America

We have audited the accompanying consolidated balance sheet of Biomechanics Corporation of America as of December 31, 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Biomechanics Corporation of America at December 31, 1994, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
Melville, New York
March 21, 1995

                       BIOMECHANICS CORPORATION OF AMERICA

                           Consolidated Balance Sheet

                               December 31, 1994


ASSETS
Current assets:
  Cash and cash equivalents                                         $ 1,040,101
  Held-to-maturity securities (Notes 2 and 3)                         3,128,020
  Accounts receivable - trade, less allowance for doubtful
    accounts of $3,600                                                  119,855
  Prepaid expenses and other current assets                             230,480
                                                                    -----------
Total current assets                                                  4,518,456
Property, plant, and equipment, at cost:
  Furniture and fixtures                                                220,020
  Equipment                                                             585,564
  Leasehold improvements                                                 50,319
                                                                    -----------
                                                                        855,903
Less accumulated depreciation and amortization                          482,878
                                                                    -----------
                                                                        373,025
Other assets,  principally patents (net of
accumulated  amortization of $95,888)                                   196,411
                                                                    -----------
Total assets                                                        $ 5,087,892
                                                                    ===========
LIABILITIES AND  SHAREHOLDERS'  EQUITY
Current liabilities:
  Accounts payable                                                    $ 125,288
  Accrued expenses and sundry liabilities                               575,381
  Deferred revenue (Note 12)                                            100,000
                                                                    -----------
Total current liabilities                                               800,669
Other  liabilities                                                       34,731

Commitments  and contingencies (Notes 4 and 9)                               --
Acquisition  preferred  stock,  par value
  $.01 per share -  authorized 750,000
  shares,  no shares issued or outstanding  (Note 6)                         --

Common  shareholders'  equity (Notes  7, 8 and 10)
  Common  stock,  par  value  $.01 per share - authorized
  20,000,000 shares, 15,520,415 shares issued and
  14,757,233 shares  outstanding                                        155,204

  Paid-in surplus                                                    14,994,058

  Deficit                                                            (9,997,670)
                                                                    -----------
                                                                      5,151,592
  Less 763,182 treasury shares                                         (899,100)
                                                                    -----------
                                                                      4,252,492
                                                                    -----------
Total liabilities and shareholders' equity                          $ 5,087,892
                                                                    ===========

See accompanying notes.

                      BIOMECHANICS CORPORATION OF AMERICA

                     Consolidated Statements of Operations


                                                     YEAR ENDED DECEMBER 31,
                                                      1994             1993
                                                  -----------------------------
Net revenue                                       $  1,138,304     $  1,381,507
Interest and other income                              154,636           59,395
                                                  -----------------------------
                                                     1,292,940        1,440,902
                                                  -----------------------------
Costs and expenses:
Direct costs of revenues (Note 11)                   1,140,698          461,424
Selling, general and administrative                  2,339,225        1,453,340
Research and development                               120,470           57,208
Interest expense                                          --              4,343
Loss on investments (Note 1)                            81,500           59,599
                                                  -----------------------------
                                                     3,681,893        2,035,914
                                                  -----------------------------
Net (loss)                                        $ (2,388,953)    $   (595,012)
                                                  =============================
Net (loss) per share                              $       (.16)    $       (.05)
                                                  =============================
Weighted average number of common shares
and common equivalent shares outstanding            14,681,530       10,949,876
                                                  =============================
See accompanying notes.

                      BIOMECHANICS CORPORATION OF AMERICA

             Consolidated Statements of Common Shareholders' Equity

                                         COMMON STOCK $.01 PAR
                                                 VALUE                                                      SHARES
                                        ----------------------     PAID-IN                                 HELD IN
                                          SHARES      AMOUNT       SURPLUS     (DEFICIT)      SUBTOTAL     TREASURY      TOTAL
                                        ------------------------------------------------------------------------------------------
Balance at December 31, 1992            10,207,882  $  102,079  $  8,977,126  $(7,013,705)  $  2,065,500  $(899,100)  $  1,166,400
Shares issued in connection
  with Private Placements (Note 10)      1,943,873      19,439     2,020,486           --      2,039,925         --      2,039,925
Exercise of Finders Option (Note 8)         85,674         857          (857)          --             --         --             --
Exercise of common stock
  warrants (Note 7)                      2,491,443      24,913     3,396,058           --      3,420,971         --      3,420,971
Exercise of stock options                  638,167       6,382       742,618           --        749,000         --        749,000
Shares issued in lieu of compensation        5,000          50         6,650           --          6,700         --          6,700
Registration and issuance costs                 --          --      (126,858)          --       (126,858)        --       (126,858)
Net (loss)                                      --          --            --     (595,012)      (595,012)        --       (595,012)
                                        ------------------------------------------------------------------------------------------
Balance at December 31, 1993            15,372,039     153,720    15,015,223   (7,608,717)     7,560,226   (899,100)     6,661,126
Shares issued in connection with
  private placements                        16,870         169        16,584           --         16,753         --         16,753
Exercise of finders options (Note 7)         4,239          42         6,104           --          6,146         --          6,146
Exercise of common stock warrants
  (Note 7)                                  71,767         718        61,495           --         62,213         --         62,213
Exercise of stock options (Note 8)          55,500         555        67,920           --         68,475         --         68,475
Registration and issuance costs                 --          --      (173,268)          --       (173,268)        --       (173,268)
Net (loss)                                      --          --            --   (2,388,953)    (2,388,953)        --     (2,388,953)
                                        ------------------------------------------------------------------------------------------
Balance at December 31, 1994            15,520,41  $   155,204  $ 14,994,058  $(9,997,670)  $  5,151,592  $(899,100)   $ 4,252,492
                                        ==========================================================================================

See accompanying notes

                      BIOMECHANICS CORPORATION OF AMERICA

                     Consolidated Statements of Cash Flows


                                                       YEAR ENDED DECEMBER 31
                                                        1994           1993
                                                    --------------------------
OPERATING ACTIVITIES
Net (loss)                                          $(2,388,953)   $  (595,012)
Adjustments to reconcile net loss
  to net cash used in operating activities:
  Depreciation and amortization                         143,879        124,532
  Amortization of premium/(discount)
    on held-to-maturity securities                        9,966          2,065
  Accrued interest on held-to-maturity
    securities (1994) or marketable
    securities (1993)                                  (110,736)       (11,553)
  Common  stock  issued  in  lieu  of
    cash  compensation                                       --          6,700
  Loss on sale of available-for-sale securities          61,612             --
  Changes  in operating assets and
    liabilities:
    Decrease in accounts  receivable                     65,114         32,980
    Decrease (increase) in prepaid  expenses,
      inventories  and other current  assets             42,364       (123,264)
    (Increase) in other assets                         (149,404)       (21,026)
    Increase  (decrease) in accounts
      payable,  accrued expenses and sundry
      liabilities                                       563,467       (172,140)
    Increase in deferred revenue                             --         71,725
    (Decrease) in other liabilities                     (24,990)       (12,168)
                                                    --------------------------
Net cash (used in) operating activities              (1,787,681)      (697,161)
                                                    --------------------------
INVESTING ACTIVITIES
Purchases of property, plant, and equipment             (88,749)       (41,424)
Proceeds from sale of equipment                           1,050          1,300
Purchases of available-for-sale securities             (167,820)            --
Purchases of held-to-maturity securities             (4,161,884)            --
Proceeds from sale of available-for-sale
securities                                            2,312,686             --
Proceeds from sale of held-to-maturity
securities                                            3,211,000
Purchases of marketable securities                           --     (4,276,991)
                                                    --------------------------
Net cash provided by/(used in) by
investing activities                                  1,106,283     (4,317,115)
                                                    --------------------------

                      BIOMECHANICS CORPORATION OF AMERICA

                                                      YEAR ENDED DECEMBER 31,
                                                        1994           1993
                                                    --------------------------
FINANCING ACTIVITIES
Net proceeds from sale of common stock
and exercise of warrants                            $    85,112     $3,420,972
Net proceeds from private placement                       --         2,039,925
Net proceeds from exercise of stock
  options                                                68,475        749,000
Payment of stock registration and
  issuance costs                                       (173,268)      (126,858)
Redemption of convertible preferred
  stock (Note 5)                                        (16,473)            --
Principal payments on long-term debt
  and capital lease obligations                              --       (128,232)
                                                    --------------------------
Net cash (used in)/provided by financing
  activities                                            (36,154)     5,954,807

(Decrease) increase in cash and cash
  equivalents                                          (717,552)       940,531
Cash and cash equivalents at beginning
  of year                                             1,757,653        817,122
                                                    --------------------------
Cash and cash equivalents at end of year             $1,040,101     $1,757,653
                                                    ==========================
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                        $       --     $    4,000
                                                    ==========================
See accompanying notes.

                      BIOMECHANICS CORPORATION OF AMERICA

                   Notes to Consolidated Financial Statements

                               December 31, 1994


1. DESCRIPTION OF BUSINESS AND PRINCIPLES OF CONSOLIDATION

Biomechanics Corporation of America was organized in 1984 to provide a broad range of consulting services using the principles of ergonomics and biomechanics. These principles combine elements of engineering and physical medicine in the design of products, tools and manufacturing processes which are suited to be more compatible with the human body. As part of its consulting services, the Company utilizes computer analysis and certain proprietary technology to quantify forces acting on the human body as it engages in particular activities. In February 1993, the Company decided to concentrate its business on integrating its patented Intelligent Surface Technology to develop and license intelligent products. The Company also provides product analysis and redesign, and ergonomic workplace risk assessment services.

The consolidated financial statements include the accounts of Biomechanics Corporation of America and its subsidiaries, ErgoRisk Services, Inc., formerly ErgoLab, Inc., BCA Associates, Inc. which was formed in December 1992, and ErgoRisk Services, Inc. (Canada) which was acquired in December 1994 (collectively referred to as, the "Company"). The operations of BCA Associates Inc., which were not significant, were terminated in December 1993 and its investment of approximately $72,000 in a partnership was written off ($17,000 in 1994 and $55,000 in 1993). ErgoRisk Services, Inc. (Canada) was purchased for $65,000 to effectively terminate a joint venture, and was subsequently written off.

ErgoRisk Services, Inc. was established in December 1993 to directly focus on providing comprehensive ergonomic laboratory assessment services, to U.S. manufacturing and service industries for measuring the potential risk of muscoloskeltal injury. The subsidiary had no activity in 1993 as these services were provided directly by Biomechanics Corporation of America. Operations for ErgoRisk Services, Inc. commenced in 1994.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at December 31, 1994 consist of demand and money market accounts with U.S. banks ($209,780) and a money market account with a U.S. investment institution ($830,321).

                      BIOMECHANICS CORPORATION OF AMERICA

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

HELD-TO-MATURITY SECURITIES

Management determines the appropriate classifications of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. The Company has classified $3,128,020 of securities as "held-to-maturity securities" at December 31, 1994. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity and such securities are stated at amortized cost. Interest and dividends are included in interest and other income. Realized gains and losses, and declines in value, if they are judged to be other than temporary, are also included in interest and other income. For the period ended December 31, 1994 there was no decline in value of such securities. Available-for-sale securities (none at December 31, 1994) are stated at fair value, with the unrealized gains and losses reported as a separate component of shareholders' equity. For the year ended December 31, 1994, there was a net realized loss of approximately $62,000, determined on a specific identifiable basis applicable to available-for-sale securities, which has been netted with interest and other income in the accompanying statement of operations.

At December 31, 1994, all held-to-maturity securities are U.S. Government Treasury Securities and are contractually due to mature within one year. There are no unrealized gains or losses related to such securities.

REVENUES

Revenues are recognized when products are shipped or as services are rendered, and no significant obligations remain outstanding and collection of the accounts receivable are deemed probable by management.

PROPERTY, PLANT AND EQUIPMENT

Depreciation is computed using the straight-line method at rates based on the estimated useful lives of the related assets. The estimated useful life for furniture and fixtures is 10 years and equipment is 7 years. Leasehold improvements are amortized over the lease term or estimated useful life of the improvements, whichever is shorter.

PATENTS

Patents are being amortized by the straight-line method over the estimated useful lives of the patents.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred.

                      BIOMECHANICS CORPORATION OF AMERICA

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company accounts for income taxes using Financial Accounting Standards Board ("FASB") Statement No. 109, "Accounting for Income Taxes". At December 31, 1994, the Company has net operating loss carryforwards of approximately $10,428,000 for income tax purposes, expiring through 2009.

At December 31, 1994 and 1993, deferred tax assets approximating $3,546,000 and $2,890,000, respectively, arising from the future availability of net operating loss carryforwards have been offset in full by valuation allowances in accordance with FASB Statement No. 109.

NET LOSS PER SHARE

Net loss per share has been computed on the basis of the weighted average number of common shares outstanding. Common stock equivalents have been excluded because their effect is antidilutive.

3. ACCOUNTING CHANGE

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective for fiscal years beginning after December 15, 1993. The Company has adopted the provisions of the new standard for investments held as of or acquired after January 1, 1994. In accordance with the statement prior period financial statements have not been restated to reflect the change in accounting principle. There was no cumulative effect of adopting SFAS No. 115 on the 1994 net loss or shareholders' equity at January 1, 1994.

4. LETTER OF CREDIT

The Company has a $35,000 letter of credit outstanding with a bank at December 31, 1994.

5. CONVERTIBLE PREFERRED STOCK

In November 1989, the Company issued 2,250,000 shares of convertible preferred stock in the form of a stock dividend on a pro rata basis to holders of common stock.

                       BIOMECHANICS CORPORATION OF AMERICA

5. CONVERTIBLE PREFERRED STOCK (CONTINUED)

Immediately following issuance, 602,680 of such shares were redeemed by the Company pursuant to a redemption agreement with certain common shareholders.

The holders of the convertible preferred stock had the right to vote, along with the holders of the common stock, on any and all matters which stockholders may vote, and had a nominal noncumulative dividend right entitling them to receive a dividend in the amount of $.0001 per share before any dividends may be paid or declared upon any shares of the Company's common stock. Shares of convertible preferred stock were nontransferable and were subject to mandatory redemption on April 15, 1994 (if such shares were not previously converted into common stock), effective as of January 1, 1994, at $.01 per share. The convertible preferred stock was convertible into common stock at various rates and times, if certain pretax earnings were achieved. Since the pretax earnings were not achieved the convertible preferred stock issued was redeemed effective January 1, 1994, for a total of $16,473.

6. ACQUISITION PREFERRED STOCK

The Company is authorized to issue 750,000 shares of its acquisition preferred stock, $.01 par value, none of which are presently issued and outstanding. The acquisition preferred stock is only permitted to be issued as consideration pursuant to (i) a statutory merger or consolidation as to which the Company is the surviving entity, (ii) the acquisition by the Company of substantially all the assets or business of another entity or (iii) the acquisition by the Company of 50% or more of the voting securities of another entity. The acquisition preferred stock is issuable from time to time in one or more series. Subject to prior liquidation rights of the convertible preferred stock, the Board of Directors is authorized to fix, before issuance, the voting powers, if any, the designations, preferences and any other rights, qualifications, limitations and restrictions applicable to each series of acquisition preferred stock, including, without limitation, dividend rates and conditions, dividend preferences, conversion and redemption rights and liquidation preferences.

7. COMMON SHAREHOLDERS' EQUITY

(a) On January 24, 1990, the Company issued and sold 1,100,000 units for $4.00 per unit in connection with a public offering. The net proceeds, after accounting for direct expenses of the offering, were approximately
    $3,397,000. On February 26, 1990, the underwriter issued and sold an additional 165,000 units at $4.00 per unit resulting from the exercise of the overallotment option and the Company received net proceeds of $574,200. Each unit consists of three shares of common stock and two Class A warrants. Each Class A warrant is exercisable to purchase one share of common stock and one Class B warrant at a price of $2.00, subject to adjustment, commencing one year from the date of the Prospectus (January 17, 1990) until January 17, 1997 (extended from January 16, 1995) subject, in certain circumstances, to earlier redemption by the Company. As a result of the dilutive effects of private placements (see Note 10) and the Discounted Warrant Plan (see Note 7(d)), the number of shares issuable under and the exercise price of the Company's Class B warrants, which may be exercised commencing upon issuance until January 17, 1997 (extended from January 16,
    1995), have been adjusted such that each Class B warrant, as adjusted, entitles the holder to purchase one and two tenths (1.2) shares (originally one share) of Common stock at an adjusted price that varies from $2.69 to $3.23 (originally $3.33 to $4.67) per share. As a result of the issuance of approximately 1,717,000 Class E warrants pursuant to the Discounted Warrant Plan, each Class A warrant remaining unexercised entitles the holder thereof to purchase one and two-tenth (1.2) (originally one share) shares of common stock and one Class B warrant at an adjusted price per share, subject to further adjustment, of $1.72. Since the Company has satisfied the condition of redemption, namely the closing bid price of common stock of the Company exceeding $2.67 for a period of 30 consecutive business days, the remaining Class A Warrants were called effective November 19, 1993. The Company extended the redemption date to December 20, 1993 and 807,659 Class A
    Warrants were exercised resulting in the issuance of 969,191 shares of common stock and 807,659 Class B Warrants exercisable to purchase 969,191 shares of common stock and receipt by the Company of net proceeds of $1,667,008.

(b) In connection with the public offering, the Company sold 110,000 Unit Purchase Options (the "Unit Options") to the underwriter and a finder on January 24, 1990 for a nominal consideration. The units purchasable upon exercise of the Unit Options are identical to the units sold in the public offering, except that the warrants included therein are not redeemable. The Unit Options are exercisable at 130% of the public offering price subject to certain antidilution adjustments. The Unit Options are exercisable during the five-year period (originally three-years) commencing two years from the date of the public offering, expiring January 17, 1997. As a result of the dilutive effects of the private placement, the number of Unit Options has been increased to 127,547 and the unit price adjusted to $4.35 per unit (originally $5.20 per unit). Pursuant to a settlement agreement certain Unit Purchase Option holders surrendered for exercise in full 30,369 units in a

                       BIOMECHANICS CORPORATION OF AMERICA

7. COMMON SHAREHOLDERS' EQUITY (CONTINUED)

    cashless transaction that provided them with 85,674 shares of common stock representing the excess of the fair market value of the common stock and Class A warrants, over the exercise price of the Unit. At December 31, 1994, there were 97,178 units (underwriter) and 1,568 units (finder) outstanding.

(c) The Company issued 5,000 shares of common stock in 1993 for consulting services provided by a third party.

(d) In October 1991, the Board of Directors of the Company approved a Discounted Warrant Plan, providing for 1) a reduction in the price of each Class A warrant which was exercised during the Class A Limited Exercise Period (expired in 1992) from $2.00 to the discounted price of $1.50 per share of common stock, and 2) the issuance to each holder who exercised a discounted Class A warrant during the Class A Limited Exercise Period, a Class E warrant, in lieu of a Class B warrant, which has the same terms and conditions as the Class B warrants, except that the price of each Class E warrant was reduced to the discounted price of $1.25 per share of common stock until the expiration date on January 17, 1997 (extended from January 16, 1995).

    Pursuant to the Discounted Warrant Plan, approximately 1,717,000 Class A warrants were exercised resulting in the issuance of approximately 1,717,000 shares of common stock and 1,717,000 Class E warrants exercisable to purchase approximately 1,888,700 shares of common stock and the receipt by the Company of net proceeds of approximately $2,500,000. During the year ended December 31, 1993, 1,022,825 Class E warrants were exercised resulting in an issuance of 1,125,109 shares of common stock and receipt by the Company of net proceeds of $1,406,464. In connection with the exercise of the E warrants, options to purchase 38,508 unregistered shares of common stock exercisable at prices ranging from $3.31 through $3.44 per share were issued to two registered brokerage houses, as an inducement for their exercise of the aforementioned Class E warrants. The options are exercisable for 18 months from the dates of exercise of the Class E warrants (October
    1993). In addition, through December 31, 1992, 202,588 Class E warrants were exercised resulting in the issuance of approximately 223,000 shares of common stock and the receipt by the Company of net proceeds of approximately $280,000. In connection with the Discounted Warrant Plan, the Board of Directors issued in 1992 an aggregate of 166,154 restricted shares of common stock of the Company to two registered brokers, in full payment of the compensation due them for soliciting the exercise of the Class A warrants.

                      BIOMECHANICS CORPORATION OF AMERICA

7. COMMON SHAREHOLDERS' EQUITY (CONTINUED)

(e) In June 1991, Class D warrants exercisable over a five-year term to purchase 176,250 shares of common stock at $2.00 per share and Class C warrants exercisable over a five and one-half year term (originally five-year term to purchase 200,000 shares of common stock at $1.00 per share were issued in connection with the private placement (see Note 10). As a result of the exercise of Class E warrants and pursuant to provisions for adjustment of the exercise price of the Company's Class D warrants, each Class D warrant entitles the holder to purchase approximately two and three-tenths (2.3) (originally one share) shares of common stock at an adjusted price per share, subject to further adjustment, of approximately $.88 per share and each Class C warrant to purchase 228,571 (originally 200,000) shares of common stock at $.88 per share. Through December 31, 1994, 173,750 Class D warrants have been exercised resulting in an issuance of 397,143 shares of common stock and the receipt of the Company of $347,500 and 63,334 Class C warrants have been exercised resulting in an issuance of 72,334 shares of common stock and the receipt of the Company of $63,344.

(f) Common shares reserved for future issuance as of December 31, 1994 are as follows:

                                                                     NUMBER OF
                                                                       SHARES
                                                                     ---------
Units sold in public offering in 1990:
  Class B warrants                                                     969,191
  Class E warrants                                                     540,745
Third party options (Note 8)                                           100,000
Unit Options                                                           766,083
1989 Stock Option Plan (Note 8) 1,036,457
Nonstatutory Stock Options (Note 8)                                    190,833
Warrants issued in private placement in 1991 (Note 10):
  Class C warrants                                                     156,189
  Class D warrants                                                       5,714
                                                                     ---------
                                                                     3,765,212
                                                                     =========

8. STOCK OPTIONS

In 1989, the shareholders of the Company approved the adoption of a 1989 Stock Option Plan (the "Plan"). The Plan provides for the granting of incentive stock options ("options") and/or nonqualified stock options to key employees and

                      BIOMECHANICS CORPORATION OF AMERICA

8. STOCK OPTIONS (CONTINUED)

consultants to purchase shares of the Company's common stock at a price per share not less than the fair market value on the date of grant. In 1992, the Plan was amended to (a) increase the number of shares to 1,565,957, (b) permit the granting of nonqualified stock options at a price per share less than the fair market value of the Company's Common Stock on the date of grant and (c) permit options to be exercised up to two years after termination of employment under certain circumstances. Options vest based on certain provisions related principally to future services. Options are exercisable over various periods up to six years from date of grant. No option may be granted under the Plan after August 1999, and no option may be outstanding for more than ten years after its grant. At December 31, 1994 there were 48,449 shares available for granting of future options.

In 1989 the Company adopted a Nonstatutory Stock Option Plan ("Nonstatutory Plan") for directors. Under the Nonstatutory Plan, the Company can grant options for the purchase of an aggregate of 355,000 shares of common stock at not less than fair market value at the date of grant. The options expire at various dates. At December 31, 1994, there were no shares available for granting of future options.

Option activity during each of the two years ended December 31, 1994 are summarized as follows:

                                            STOCK OPTION PLAN                    NONSTATUTORY PLAN
                                           SHARES UNDER OPTION                  SHARES UNDER OPTION
                                      ----------------------------------------------------------------
                                      OPTION PRICE         NUMBER OF        OPTION PRICE     NUMBER OF
                                        PER SHARE           SHARES            PER SHARE        SHARES
                                      ----------------------------------------------------------------
Balance at December 31, 1992:                             1,184,000                            295,000
Granted                               $ .88 to $3.44        921,508                                 --
Exercised                             $1.10 to $1.75       (481,500)       $1.10 to $1.50     (156,667)
Cancelled/expired                     $1.00 to $2.00       (838,000)       $1.13 to $1.50      (23,333)
                                                          ---------                            -------
Balance at December 31, 1993:                               786,008                            115,000
Granted                               $1.63 to $3.47        265,000        $1.68 to $2.56       98,333
Exercised                             $1.10 to $1.50        (48,000)                $1.13       (7,500)
Cancelled/expired                     $1.31 to $3.19        (15,000)                $1.13      (15,000)
Balance at December 31, 1994:                               988,008                            190,833


In addition, the Company granted 100,000 nonstatutory stock options at fair market value to a third party in 1994 all of which are outstanding at December 31, 1994. The options, which vest ratably over two years, are exercisable for a period of five years at a price of $1.69 per share.

9. LEASES

The Company has an operating lease for office space expiring November 30, 1995. The lease provides the Company with the option to cancel any time after three years (June 1993). On January 30, 1995, the Company informed the landlord that it will cancel its lease effective July 31, 1995. The Company is currently negotiating for a new lease.

Rent expense in 1994 and 1993, under all operating leases, was approximately $185,000 and $133,000, respectively.

10. PRIVATE PLACEMENT

On June 25, 1991, the Company completed a private placement, for which D.H. Blair and Co. Inc. ("Blair") acted as placement agent, of $1,762,500 of its securities, consisting of $1,101,562 of Senior Secured Convertible Promissory Notes (the "Notes") convertible into Common Stock at $1.00 per share, 660,937 shares of Common Stock at $1.00 per share and 176,250 Class D warrants exercisable over a five-year term at $.88 per share (originally $2.00 per share) for 402,731 shares (originally 176,250 shares) of Common Stock. These securities had been sold pursuant to a Securities Purchase Agreement among the Company, the purchasers and Blair as Purchasers' Representative (the "Purchase Agreement"), in a total of 35.25 Units of $50,000 each, consisting of a $31,250 Note, 18,750 shares of Common Stock and 5,000 Class D warrants. The Company paid Blair a fee of $176,250 and expenses of $56,750 and issued to Blair, Class C warrants exercisable over a five-year term to purchase 228,571 shares (originally 200,000 shares) of Common Stock at $.88 (originally $1.00 per share). All of the Notes were converted or redeemed in 1992.

During the period commencing in June 1993 and ending in September 1993, the Company completed four separate private placements ("Private Placements"), of an aggregate of 1,843,873 shares of the Company's common stock at prices ranging from $1.10 to $1.15 per share for net proceeds of $2,039,925. The Company paid commissions in the amount of $35,075 to an individual, granted 100,000 shares of unregistered common stock and options to purchase an additional 425,000 shares of common stock at prices ranging from $1.31 to $3.47 per share, in consideration of services rendered in connection with the Private Placements.

                      BIOMECHANICS CORPORATION OF AMERICA

11. FOURTH QUARTER ADJUSTMENTS (UNAUDITED)

During the fourth quarter of 1994, the Company charged "direct costs of revenues" in the accompanying consolidated statement of operations for approximately $308,000 ($.02 per share) for changes in estimates to complete certain contracts principally related to the Company's Intelligent Products Services, including approximately $149,000 relating to a pending revision to a licensing and development agreement with McCord Winn Textron.

12. DEFERRED REVENUE

On December 27, 1993, the Company sold 100,000 shares (2.4% interest) of its subsidiary ErgoRisk Inc. ("ErgoRisk") to Polaris Partners for the sum of $100,000 resulting in the Company recording such amount as deferred revenue. The Company has agreed to convert the 100,000 shares of ErgoRisk into 100,000 shares of Biomechanics Corporation of America in 1995, at which time the $100,000 of deferred revenue will be credited to paid-in surplus.

13. SIGNIFICANT CUSTOMERS

The Company generated a significant percentage of its revenues from a small number of customers as summarized below:

                      1994                           1993
             ------------------------------------------------------
                             % OF NET                      % OF NET
  CUSTOMER    SALES          REVENUES         SALES        REVENUES
  -----------------------------------------------------------------
     A       $    --           --           $604,000         44%
     B       669,000           59%                --          --
     C            --            --            83,000          6%
     D       194,000           17%                --          --
     E       100,000            9%                --          --

                          TABLE OF CONTENTS
                                                                 PAGE
Available Information............................................   4
Prospectus Summary...............................................   5
The Company......................................................   5
Risk Factors.....................................................  13
Dividend Policy..................................................  19
Market for Company's Common
  Equity and Related Stockholder
  Matters........................................................  19
Dilution.........................................................  21
Use of Proceeds..................................................  22
Capitalization...................................................  23
Management's Discussion and
  Analysis of Financial
  Condition and Results
  of Operations..................................................  25
Recent Events....................................................  31
Business.........................................................  37
Directors and Executive Officers.................................  49
Certain Transactions.............................................  62
Principal Stockholders...........................................  64
Description of Securities........................................  64
Shares Eligible for Future Sale..................................  70
Agreements with the Underwriter..................................  70
Selling Security Holders........................................   73
Plan of Distribution.............................................  75
Legal Matters....................................................  76
Experts..........................................................  76
Index of Financial Statements.................................... F-I


                            BCAM INTERNATIONAL, INC.
                        1,795,316 Shares of Common Stock
                         402,857 Shares of Common Stock
                        Issuable Upon Exercise of Class D
                         Common Stock Purchase Warrants

                        Finder's Unit Purchase Option to
                         Purchase 2,981 Units (including
                        8,943 Shares of Common Stock and
                       5,962 Redeemable Class A Warrants;
                        7,154 Shares of Common Stock and
                        5,962 Redeemable Class B Warrants
                            Issuable upon Exercise of
                        Redeemable Class A Warrants; and
                          7,154 Shares of Common Stock
                            Issuable upon Exercise of
                          Redeemable Class B Warrants).





                              ____________________

                                   PROSPECTUS

                              ____________________







                                JANUARY __, 1996

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 721 through 725 of the New York Business Corporation Law provide that New York corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in such actions, suits or proceedings. Article Seventh of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company generally in accordance with New York law.

         Section 721 of the New York Business Corporation Law permits a corporation to enter into agreements with its directors and officers providing for indemnification for actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors or officers, against expenses incurred in such actions, suits or proceedings, provided, however, that no such indemnification may be provided if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Pursuant to such authority, the Company has entered into an agreement with each of its current directors indemnifying them to the maximum extent permitted by Section 721. The agreement provides for the indemnification of these individuals against any and all civil or criminal actions or proceedings brought as a result of such individual being a director or officer of the Company and any judgments and amounts paid in settlement costs and expenses, including reasonable attorneys fees. No indemnification may be made, however, if a judgment or final adjudication establishes that the individual committed acts in bad faith or with deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained financial profit or other advantage to which he was not legally entitled. Such indemnification shall be made only by the Board acting with a quorum consisting of directors who are not parties to the action in question, or by independent legal counsel, or by the stockholders and in all cases only after a finding that the applicable standard of conduct has been met.

         Under Section 722(a), the corporation may indemnify any director or officer in any action (other than an action by or in the right of the corporation) brought against him by reason of the fact that he, his testator or intestate was a director or officer of the corporation, or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation. Indemnification may be given for judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, if such director or officer is shown to have acted in good faith, in furtherance of a purpose believed to be in the best interests of the corporation, and, in the case of a criminal action or proceeding, to have had no reason to believe such conduct was unlawful.

         Section 722(c) of the New York Business Corporation Law provides for permissive indemnification by the corporation of directors and officers, sued by or in the right of the corporation, against reasonable expenses including attorney's fees unless the director or officer is found to have breached his duty to the corporation under Section 717 or Section 715(h) of the Business Corporation Law, respectively. Amounts paid under this section may not include amounts paid in settlement of a threatened or pending action and expenses incurred in defense of a threatened action or settlement of a pending action without court approval.

         Indemnification may be by court order under Section 724 or by approval of the corporation in the manner set forth in the statute. Under Section 723(a), success on the merits or otherwise entitles the director or officer to indemnification under Section 722. If not wholly successful, indemnification shall be made by the corporation only if a quorum of the board, not including parties to the action, finds that the standards of Section 722 have been met. If a quorum cannot be obtained, approval may be by the board upon (i) the opinion of independent legal counsel or (ii) a determination by the stockholders that the standards of conduct have been met by the director or officer. Expenses may be paid in advance if authorized by one of the methods discussed above. Under
Section 724, if the corporation fails to provide indemnification, the director or officer may apply to the court and may receive indemnification to the extent authorized under Section 722. Expenses may also be advanced if the court finds the defendant director or officer to have raised genuine issues of fact or law. Expenses advanced must be repaid to the corporation if (i) the director or officer has not met the applicable standard which entitles him to indemnification or (ii) if he has been paid in excess of the amount to which he is entitled. Indemnification may not be made if it is inconsistent with the corporation's certificate, by-laws, board resolutions or agreements or a condition imposed by the court in approving a settlement.

         The New York Business Corporation Law permits a corporation through its certificate of incorporation to prospectively eliminate or limit the personal liability of its directors to the corporation or its stockholders for damages for breach of fiduciary duty as a director, with certain exceptions. The exceptions include acts or omissions in bad faith or which involve intentional misconduct or knowing violations of law, improper declaration of dividends, and transactions from which the director personally gained in fact a financial profit or other advantage to which he was not legally entitled. The Company's Restated Certificate of Incorporation exonerates its directors from personal liability to the extent permitted by this statutory provision.


         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with this offering are as follows:

Accounting fees and expenses.............................................$ 3,000

Legal fees and expenses..................................................$10,000

Printing and Miscellaneous expenses......................................$ 5,000
                                                                         -------
TOTAL....................................................................$18,000
                                                                         =======

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         In 1993 the Company granted options to purchase up to 650,000 shares of Common Stock at exercise prices ranging from $.875 to $3.22 per share to Strategic Growth International Inc. in consideration for public relations services rendered and to be rendered to the Company and other services. On July 1, 1995 options to purchase 250,000 shares of Common Stock expired. The Company then issued options to purchase up to 300,000 shares of Common Stock at $1.047 per share, the market price in July 3, 1995, the date of grant.

         During the period commencing June 1993 and ending September 1993, the Company completed private placements of 1,843,873 shares of Common Stock at prices ranging from $1.10 to $1.15 per share. See "Recent Events - 1993 Private Placements."

         In October 1993, the Company granted non-qualified stock options to purchase (i) 26,029 shares of Common Stock at $3.31 per share to R.A. Mackie & Co., L.P. and (ii) 6,747 shares of Common Stock at $3.31 per share and 5,732 shares of Common Stock at $3.44 per share to Allen & Co., Inc. The options have terms of 18 months and were issued at the market value of the Common Stock on the date of grant. The holders have "piggy-back" registration rights under certain circumstances with respect to the shares of Common Stock issuable under the options.

         No underwriter was engaged in connection with the foregoing sales of securities. Such sales were made in reliance upon exemptions from the registration provisions of the 1933 Act set forth in Sections 4(2) and 3(b) thereof as transactions by an issuer not involving any public offering and/or as an exempt limited offering. The Company has reason to believe that all of the foregoing purchasers were familiar with or had access to information concerning the operations and financial condition of the Company, and each of those individuals acquiring securities in exchange for cash considerations represented that he was acquiring the shares for investment and not with a view to the distribution thereof. At the time of issuance, all of the foregoing shares of Common Stock were deemed to be restricted securities for purposes of the 1933 Act and the certificates representing such shares bore legends to that effect.

ITEM 27.  EXHIBITS.

 3.1        Restated Certificate of Incorporation(1)
 3.2        Restated and Amended By-Laws(1)
 3.3        Amendment to Certificate of Incorporation(11)
 4.1        Underwriter's Unit Purchase Option(4)
 4.2        Finder's Unit Purchase Option(4)
 4.3        Warrant Agreement(4)
 4.4        Form of Senior Secured Convertible Promissory Note(5)
 4.5        Form of Class C Common Stock Purchase Warrant(5)
 4.6        Form of Class D Common Stock Purchase Warrant(5)
 4.7        Revised Form of Amendment No. 1 to Warrant Agreement(7)
 4.8        Revised Form of Class E Common Stock Purchase Warrant(7)
 5.1        Opinion of Rivkin, Radler & Kremer (12)

10.1     Stock Redemption Agreement(1)
10.2     1989 Stock Option Plan(1)
10.3     Employment Agreement with Dr. Clifford M. Gross(1)
10.4     Employment Agreement with Arthur Fein (1)
10.5     Bridge Warrant(1)
10.6     Bridge Note and Related Loan Agreement(1)
10.7     Consulting Agreement with Lear Siegler Seating Corporation(1)
10.8     Extension Agreement to Redemption Agreement (Exhibit 10.1)
10.9     Consulting  Agreement  dated August 1, 1988 with  NRC Resources  Group,
         Inc.(1)
10.10    General Release of NRC Resources Group, Inc.(1)
10.11 Mortgage Note and Related Loan Agreement and Mortgage and Security Agreement(1)
10.12    Second Extension Agreement to Redemption Agreement(4)
10.13    Merger and Acquisition Agreement with D.H. Blair & Co., Inc.(4)
10.14    1989 Nonstatutory Stock Option Plan(2)
10.15    Consulting Agreement with D.H. Blair & Co., Inc.(4)
10.16    Consulting Agreement with Steelcase, Inc.(2)
10.17    License  and  Manufacturing  Agreement with  MicroComputer Accessories,
         Inc.(4)
10.18    Employment Agreement with Cynthia Roth(4)
10.19 Employment Agreement with Kenneth Goodman(4) 10.20 Form of Employment Agreement with Ava Stern(4)
10.21    Form of Employment Agreement with William Sirois(4)
10.22    Lease Of Premises at 1800 Walt Whitman Road,  Melville,  New York(4)
10.23 Consulting Agreement dated as of February 1, 1990 with NRC Resources Group, Inc.(4)
10.24    Underwriting Agreement (for IPO) with D.H. Blair & Co., Inc.(4)
10.25 Securities Purchase Agreement dated June 25, 1991 among the Company, the Purchasers and D.H. Blair & Co., Inc.(5)
10.26 Security Agreement dated as of June 25, 1991 between the Company and D.H. Blair & Co., Inc., as Purchasers' Representative(5)
10.29    Employment Agreement dated as of June 20, 1991 between David A.
         Deutsch and the Company(5)
10.30    Letter of Understanding  between  Kenneth A. Goodman and the Company(5)
10.31 Employment Agreement dated as of August 1, 1991 between Joel Sher and the Company(5)
10.32    Amendment to 1989 Stock Option Plan(5)
10.33    Distributor Agreement with Techexport, Inc.(3)
10.34 Partnership Agreement dated December 28, 1992 for Ergonomics Solutions Group (ESG)(8)
10.35    License Agreement dated December 28, 1992, between the Company and
         ESG(8)
10.36 Development and Licensing Agreement dated March 5, 1993 between the Company and McCord Winn Textron, Inc.(8)
10.37 Agreement dated August 22, 1992 between the Company and PT Industries Pesawat Terbang Nusantra (IPTN)(8)
10.38    Further Amendments to 1989 Stock Option Plan(8)
10.39 Amendment to Development and Licensing Agreement dated October 27, 1993 between the Company and McCord Winn Textron(9)
10.40    Investors  Consulting  Agreement  with  Strategic  Growth International
         Inc.(9)
10.41 Agreement dated December 22, 1993 between the Company and PT Industries Pesawat Terbang Nusantra (IPTN)(9)
10.42 Agreement dated September 29, 1993 between the Company, McCord Winn Textron, Inc. and Lear Seating Company(9)

10.43 Development and Licensing Agreement dated January 4, 1994 between the Company and Reebok International Ltd.(9)
10.44 License Agreement dated September 28, 1994 between the Company and Lumex, Inc.(10)
10.45 Employment Agreement dated October 13, 1994 between Michael Strauss and the Company(10)
10.46    1995 Stock Option Plan(11)
10.47 Amendment to Employment Agreement dated February 16, 1995 between the Company and Michael Strauss(11)
24.1     Consent of Rivkin, Radler & Kremer - included in Exhibit 5.1(12)
24.2     Consent of Ernst & Young LLP(12)
25.1     Power of Attorney executed by Robert P. Wong(12)
25.2     Power of Attorney executed by Julian H. Cherubini(12)
25.3     Power of Attorney executed by Lawrence N. Cohen(12)
25.4     Power of Attorney executed by Joel L. Gold(12)
25.5     Power of Attorney executed by Glenn F. Santmire(12)

-------

(1) Filed as an Exhibit to Registrant's Registration Statement on Form S-18 (file no. 33-31282) and incorporated herein by reference thereto.
(2) Filed as an Exhibit to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (file no. 0-18109) and incorporated herein by reference thereto.
(3) Filed as part of Item 14 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 (file no. 0-18109) and incorporated herein by reference thereto.
(4) Filed as an Exhibit to Registrant's Registration Statement on Form S-1 (file no. 33-38204) and incorporated herein by reference thereto.
(5) Filed as an Exhibit to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-1 (file no. 33-38204) and incorporated herein by reference thereto.
(6) Filed as an Exhibit To Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-1 (file no. 33-38204) and incorporated herein by reference thereto.
(7) Filed as an Exhibit to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-1 (file no. 33-38204) and incorporated herein by reference thereto.
(8) Filed as an Exhibit to Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992 (file no. 0-18109) and incorporated herein by reference thereto.
(9) Filed as an Exhibit to Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1993 (file no. 0-18109) and incorporated by reference thereto.
(10) Filed as an Exhibit to Registrant's Form 10-QSB/A filed December 5, 1994 amending the Form 10-QSB for the quarterly period ended September 30, 1994 (file no. 0-18109) and incorporated by reference thereto.
(11) Filed as an Exhibit to Registrant's Form 10-QSB/A for the quarterly period ended September 30, 1995 (file no. 0-18109) and incorporated by reference thereto.
(12)    Filed herewith.

ITEM 28.  UNDERTAKINGS.

          Undertakings Required by Regulation S-B, Item 512 (a):

          (a)     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)to include any prospectus required by Section 10(a) (3) of the 1933 Act;

                  (ii)to reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any additional or changed material information on the plan of distribution.

         (2) That, for determining liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

          Undertaking Required by Regulation S-B, Item 512 (e):

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 7 on Form SB-2 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Suffolk, State of New York, on the 26th day of January, 1996.

BCAM INTERNATIONAL, INC.

By:/s/ Michael Strauss
   --------------------------------------------------
   Michael Strauss
           Chairman of the Board, President and Chief
           Executive Officer
                                      II-7

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                  TITLE                     DATE
---------                                  -----                     ----

PRINCIPAL EXECUTIVE OFFICER:
/s/ Michael Strauss
----------------------------       Chairman of the Board,       January 26, 1996
     Michael Strauss               President, Chief
                                   Executive Officer and
                                   Director



PRINCIPAL FINANCIAL OFFICER:       Chief Financial Officer      January 26, 1996
/s/ Daniel Benjamin
----------------------------
     Daniel Benjamin


ADDITIONAL DIRECTORS:

            *
----------------------------       Director, Vice Chairman      January 26, 1996
Robert P. Wong                     and Chief Technology
                                   Officer


            *
----------------------------       Julian H. Cherubini          January 26, 1996
Director


            *
----------------------------       Lawrence N. Cohen            January 26, 1996
Director


            *
----------------------------       Joel L. Gold                 January 26, 1996
Director


            *
----------------------------
Director                           Glenn F. Santmire            January 26, 1996


          *Michael Strauss, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such person and filed herewith as exhibits to this Post-Effective Amendment No. 7 on Form SB-2 to Form S-1 Registration Statement.


                                                            /s/ Michael Strauss
                                                            --------------------
                                                            Michael Strauss
                                                            Attorney-in-Fact

                              EXHIBIT INDEX


Exhibit                       Description                               Page No.

5.1                           Opinion of Rivkin, Radler & Kremer           E-1

24.1                          Consent of Rivkin, Radler & Kremer           E-1
                              (included in Exhibit 5.1)

24.2                          Consent of Ernst & Young LLP                 E-2

25.1                          Power of Attorney executed by Robert P.      E-3
                              Wong

25.2                          Power of Attorney executed by Julian H.      E-4
                              Cherubini

25.3                          Power of Attorney executed by Lawrence N.    E-5
                              Cohen

25.4                          Power of Attorney executed by Joel L. Gold   E-6

25.5                          Power of Attorney executed by Glenn F.       E-7
                              Santmire

                                   EXHIBIT 5.1

                            RIVKIN, RADLER & KREMER
                                   EAB Plaza
                            Uniondale, NY 11556-0111


                                                     January 22, 1996






BCAM International, Inc.
1800 Walt Whitman Road
Melville, New York 11747

Gentlemen:

         You have requested our opinion in connection with Post- Effective Amendment No. 7 on Form SB-2 to Form S-1 to be filed by BCAM International, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, (the "Act"), regarding registration under the Act of certain securities (the "Securities") for sale by the Company and by certain Selling Shareholders named therein.

         As counsel for the Company, we have examined such records, documents and questions of law as we have deemed appropriate for the purposes of this opinion and, on the basis thereof, advise you that in our opinion all the Securities which are currently outstanding are, and which are issuable upon the due and proper exercise of Securities will be, legally issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm in the Prospectus under the caption "Legal Matters."

                                                     Very truly yours,


                                                    /s/ Rivkin, Radler & Kremer

                                  EXHIBIT 24.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 1995, in the Post-Effective Amendment No. 7 on Form SB-2 to the Registration Statement (Form S-1 No. 33-47612) and related Prospectus of BCAM International, Inc. (formerly Biomechanics Corporation of America).

                                               /s/ ERNST & YOUNG LLP

Melville, New York
January 22, 1996

                                  EXHIBIT 25.1


                                POWER OF ATTORNEY


                  KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael Strauss his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead; in any and all capacities, in connection with the BCAM International Inc. (the "Company") Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Company or on behalf of the undersigned as a director or officer of the Company, and any amendments (including post-effective amendments) to the Registration Statement and any instrument, contract, document or other writing of or in connection with the Registration Statement or amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of January, 1996.



                                                      /s/ Robert F. Wong

                                  EXHIBIT 25.2



                                POWER OF ATTORNEY


                  KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael Strauss his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead; in any and all capacities, in connection with the BCAM International Inc. (the "Company") Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Company or on behalf of the undersigned as a director or officer of the Company, and any amendments (including post-effective amendments) to the Registration Statement and any instrument, contract, document or other writing of or in connection with the Registration Statement or amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, the undersigned has signed these presents this 22nd day of January, 1996.



                                                      /s/ Julian H. Cherubini

                                  EXHIBIT 25.3



                                POWER OF ATTORNEY


                  KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael Strauss his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead; in any and all capacities, in connection with the BCAM International Inc. (the "Company") Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Company or on behalf of the undersigned as a director or officer of the Company, and any amendments (including post-effective amendments) to the Registration Statement and any instrument, contract, document or other writing of or in connection with the Registration Statement or amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, the undersigned has signed these presents this 16th day of January, 1996.



                                                      /s/ Lawrence N. Cohen

                                  EXHIBIT 25.4



                                POWER OF ATTORNEY


                  KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael Strauss his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead; in any and all capacities, in connection with the BCAM International Inc. (the "Company") Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Company or on behalf of the undersigned as a director or officer of the Company, and any amendments (including post-effective amendments) to the Registration Statement and any instrument, contract, document or other writing of or in connection with the Registration Statement or amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, the undersigned has signed these presents this 19th day of January, 1996.



                                                      /s/ Joel L. Gold

                                  EXHIBIT 25.5



                                POWER OF ATTORNEY


                  KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael Strauss his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead; in any and all capacities, in connection with the BCAM International Inc. (the "Company") Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Company or on behalf of the undersigned as a director or officer of the Company, and any amendments (including post-effective amendments) to the Registration Statement and any instrument, contract, document or other writing of or in connection with the Registration Statement or amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, the undersigned has signed these presents this 18th day of January, 1996.



                                                      /s/ Glenn F. Santmire